

                                                                 EXHIBIT 4(a)(1)

================================================================================


                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                       TO

                 THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS,
                                                       AS TRUSTEE


                            ------------------------


                             INDENTURE OF MORTGAGE


                            ------------------------


                            DATED AS OF JULY 1, 1950


                            ------------------------


                              FIRST MORTGAGE BONDS



================================================================================
                  PAGES OF ALLEN, LANE & SCOTT, PHILADELPHIA



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                               TABLE OF CONTENTS*

                                  ------------
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PARTIES ..................................................................   1
RECITALS .................................................................   1
FORM OF COUPON BONDS OF SERIES A .........................................   2
FORM OF COUPON FOR BONDS OF SERIES A .....................................   8
FORM OF REGISTERED BOND WITHOUT COUPONS OF SERIES A ......................   9
FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE .............................  15
RECITAL AS TO FORMS OF BONDS OF OTHER SERIES .............................  15
RECITAL OF COMPLIANCE WITH LEGAL REQUIREMENTS ............................  16
GRANTING CLAUSES .........................................................  16
DESCRIPTION OF PROPERTY ..................................................  17
GENERAL AND AFTER-ACQUIRED PROPERTY CLAUSES ..............................  43
APPURTENANCES, ETC. ......................................................  47
PROPERTIES EXCEPTED FROM LIEN OF INDENTURE ...............................  48
HABENDUM .................................................................  50
SUBJECT CLAUSE ...........................................................  50
GRANT IN TRUST ...........................................................  50
DEFEASANCE CLAUSE ........................................................  50
COVENANT CLAUSE ..........................................................  51

                                   ARTICLE I.

                                  DEFINITIONS

SEC.  1.01 -- Explanatory Statement ......................................  51

SEC.  1.02 -- "the Company" ..............................................  51
              "the Trustee" ..............................................  52
              "this Indenture" ...........................................  52
              "bond" or "bonds" ..........................................  52
              "holder" ...................................................  52
              "person" ...................................................  52
              "outstanding" -- as to bonds ...............................  52
              "resolution" and "resolution of the Board of Directors" ....  54
              "officers' certificate" ....................................  54
              "opinion of counsel" .......................................  54
              "independent" ..............................................  55
              "control" ..................................................  55
              "affiliate" ................................................  55
              "responsible officers" -- of the Trustee ...................  55
              "daily newspaper" ..........................................  55

---------------
   * The table of contents is not a part of the Indenture as executed.

                                       ii

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
SEC.  1.03 -- "property" .................................................   56
              "the lien hereof" and "the lien of this Indenture"..........   56
              "the mortgaged and pledged property"........................   56
              "property additions"........................................   56
              "amount" ...................................................   58
              "bondable property" ........................................   58
              "nonbondable property" .....................................   58
              "cost" .....................................................   59
              "fair value to the company" ................................   61

SEC.  1.04 -- "permitted liens" ..........................................   62
              "funded liens" .............................................   63
              "unfunded liens" ...........................................   63

SEC.  1.05 -- "retirements of bondable property and amount thereof" ......   64
              "minimum provision for property retirements or
                 depreciation" ...........................................   65
              "amount of net property retirements" .......................   65

SEC.  1.06 -- (A) "bondable value of property additions" .................   65
              (B) Officers' certificate of bondable value of property
                    additions, requirements of  ..........................   66
              (C) Documents to accompany officers' certificate of
                    bondable value of property additions .................   69

SEC.  1.07 -- "net earnings certificate" .................................   71
              "interest earnings requirement" ............................   74

                                  ARTICLE II.

        DESCRIPTION, FORM, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS


SEC.  2.01 -- Bonds issuable in series ...................................   75
              Forms of bonds .............................................   75
              Matters in respect of which bonds of the several series
                may differ ...............................................   76

SEC.  2.02 -- Execution of bonds .........................................   76

SEC.  2.03 -- Registered bonds without coupons ...........................   78

SEC.  2.04 -- Registration of coupon bonds, effect of ....................   79

SEC.  2.05 -- Exchanges of bonds .........................................   80
              Restrictions upon exchanges or transfers ...................   80
              Charges upon exchange or transfer ..........................   81

SEC.  2.06 -- Exchange of bonds upon merger or consolidation of
                the Company ..............................................   81

SEC.  2.07 -- Temporary bonds ............................................   82

SEC.  2.08 -- Mutilated, destroyed, lost or stolen bonds and coupons .....   83

SEC.  2.09 -- Cancellation of surrendered bonds ..........................   84

SEC.  2.10 -- Designation, provisions and denominations of bonds of
                Series A .................................................   85


                                  ARTICLE III.

               GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS

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SEC.  3.01 -- Who may sign certificates and opinions .....................   86
              Required statements ........................................   86
              Accompanying opinion of counsel and certificate of
                officers .................................................   87
              Basis of certificate or opinion ............................   87

                                  ARTICLE IV.

                               ISSUANCE OF BONDS

SEC.  4.01 -- Amount of bonds which may be secured hereby ................   88
              Board of directors of Executive Committee may fix
                terms and consideration for issue, etc. of bonds .........   88

SEC.  4.02 -- $5,500,000 of bonds of Series A issuable forthwith .........   89

SEC.  4.03 -- Bonds issuable on basis of property additions ..............   89

SEC.  4.04 -- Bonds issuable upon retirement of bonds previously
                outstanding hereunder ....................................   90

SEC.  4.05 -- Bonds issuable upon deposit of cash with Trustee ...........   92
              Withdrawal, use or application of cash so deposited ........   92

SEC.  4.06 -- Documentary requirements for issuance of bonds .............   93

SEC.  4.07 -- Requirement as to net earnings for issuance of bonds in
                certain cases ............................................   94

                                   ARTICLE V.

                      PARTICULAR COVENANTS OF THE COMPANY

SEC.  5.01 -- Lawful possession; maintenance of lien; right of
                mortgage .................................................   94
              Discharge and satisfaction of existing prior Indenture .....   95

SEC.  5.02 -- Payment of principal and interest; cancellation
                of coupons ...............................................   96
              Non-extension of time for payment of interest ..............   96

SEC.  5.03 -- Maintenance of office or agency for payments,
                notices, etc. ............................................   96
              Failure to maintain such office or agency ..................   96

SEC.  5.04 -- Duties of paying agent other than Trustee ..................   97

SEC.  5.05 -- Payment of taxes, etc., discharge of liens .................   98

SEC.  5.06 -- Insurance on property of Company ...........................   99

SEC.  5.07 -- Covenants as to maintenance ................................  101
              Depreciation certificate ...................................  102
              "depreciation credit" ......................................  103
              "unsatisfied balance" ......................................  103
              Withdrawal, use or application of cash deposited
                hereunder ................................................  104

SEC.  5.08 -- Maintenance of corporate existence and franchises ..........  105

SEC.  5.09 -- Advances by Trustee ........................................  105


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                                       iv

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SEC.  5.10 -- Instruments of further assurance ...........................   106

SEC.  5.11 -- Recording, filing of this Indenture, etc. ..................   106

SEC.  5.12 -- Books of record and account; inspection
                thereof ..................................................   107

SEC.  5.13 -- Not to issue or permit to be issued any bonds hereunder other than in accordance with provisions of this
                Indenture and faithful performance of covenants,
                conditions, etc. .........................................   107

SEC.  5.14 -- Procedure upon cancellation and discharge of any unfunded
                lien .....................................................   107

SEC.  5.15 -- Not to purchase property subject to unfunded lien, if thereby the aggregate of unfunded lien bonds which
                exceed 15% of all bonds issued hereunder .................   108

SEC.  5.16 -- Not to permit a default on any unfunded lien ...............   108

SEC.  5.17 -- Will appoint a Trustee to avoid vacancy ....................   108

SEC.  5.18 -- Will not merge or consolidate or sell property substantially as a whole except on prescribed
                conditions ...............................................   108

SEC.  5.19 -- Recitals are true ..........................................   109

SEC.  5.20 -- Dividend restriction .......................................   109

SEC.  5.21 -- Examination of mortgaged property ..........................   109

SEC.  5.22 -- Qualify the Indenture under Trust Indenture Act upon
                request ..................................................   112

SEC.  5.23 -- Deposit with Trustee of part of proceeds of original
                issue of bonds of Series A ...............................   112


                                  ARTICLE VI.

                       SINKING FUND FOR BONDS OF SERIES A

SEC.  6.01 -- Covenant to pay certain amounts in cash to Trustee for a
                sinking fund for bonds of Series A .......................   113

              Trustee to apply cash to purchase or redemption of bonds
                of Series A ..............................................   114

SEC.  6.02 -- Covenant to pay expenses of Trustee to administer sinking
                fund .....................................................   114

SEC.  6.03 -- Bonds delivered to Trustee for credit against sinking fund requirements and bonds purchased or redeemed to be
                cancelled ................................................   114


                                  ARTICLE VII.

         BONDHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE


SEC.  7.01 -- Company to furnish bondholders' lists to Trustee ...........   114

SEC.  7.02 -- (A) Preservation of information by Trustee .................   115
                  Destruction of information by Trustee; conditions
                    thereof ..............................................   115

              (B) Access of bondholders to list: conditions thereof ......   115
                  Alternatives of Trustee to granting access to
                  bondholders' list ......................................   116

              (C) Trustee not accountable for mailing material ...........   117






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                                       v

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
SEC.  7.03 -- (A) Company to file with Trustee copies of reports filed
                    with Securities and Exchange Commission ..............   117

              (B) Filing of additional reports, etc., may be required ....   117

              (C) Summaries of reports, etc., to be sent to
                    bondholders ..........................................   118

              (D) Company to file with Trustee financial statements in
                    certain cases ........................................   118

              (E) Officers' certificate ..................................   118

SEC.  7.04 -- (A) Annual information to be furnished to bondholders by
                    Trustee ..............................................   119
                    (1) Eligibility of Trustee ...........................   119
                    (2) Advances made by Trustee .........................   119
                    (3) Particulars of indebtedness of Company to
                          Trustee, individually ..........................   119
                    (4) Property in possession of Trustee, as such .......   119
                    (5) Releases of property .............................   119
                    (6) Additional issues of bonds .......................   120
                    (7) Performance of Trustee's duties ..................   120

              (B) Additional reports .....................................   120
                    (1) Releases of property .............................   120
                    (2) Advances made by the Trustee .....................   120

              (C) Bondholders entitled to reports ........................   121

              (D) Reports to be filed with Securities and Exchange
                    Commission and Stock Exchanges .......................   121

              (E) Reports by individual trustee, separate trustee or
                    co-trustee ...........................................   121

              (F) Bonds to be deemed outstanding .........................   122

                                 ARTICLE VIII.

                        REDEMPTION OR PURCHASE OF BONDS

SEC.  8.01 -- What bonds redeemable ......................................   122

SEC.  8.02 -- Notice of redemption .......................................   123
              Redemption of part of any series ...........................   124

SEC.  8.03 -- Redemption moneys to be deposited with Trustee .............   125
              Bonds cease to bear interest ...............................   125
              Redemption of portion of registered bonds ..................   126

SEC.  8.04 -- Deposit of redemption price with Trustee; application
                thereof; effect thereof ..................................   126

SEC.  8.05 -- If redemption date be a legal holiday ......................   126

SEC.  8.06  -- Purchase of bonds by Trustee ..............................   127
               Price .....................................................   127
               Procedure .................................................   127

SEC.  8.07 -- Expenses of Trustee on purchase or redemption to be paid
                by Company ...............................................   128






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                                       vi

                                  ARTICLE IX.

         POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY

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SEC.  9.01 -- Company's possession and enjoyment .........................  128

SEC.  9.02 -- What Company may do without release or consent by
                Trustee ..................................................  129

SEC.  9.03 -- (A) Release of property by Trustee .........................  130
              (B) Officers' certificate and accompanying certificates
                    and opinions .........................................  132
              (C) Release of property subject to an unfunded lien .......   138

SEC.  9.04 -- (A) Release of property upon sale or exchange; conditions thereof ..............................................  139
                  Company covenants to subject consideration to lien
                    hereof ...............................................  140
              (B) Release of certain nonbondable property; conditions
                    thereof ..............................................  140

SEC.  9.05 -- Release of property taken by eminent domain or purchased by governmental body .....................................  142

SEC.  9.06 -- (A) Withdrawal, use or application of money received by
                    Trustee for releases .................................  142
              (B) Withdrawal of money representing release of
                    nonbondable property .................................  144

SEC.  9.07 -- (A) Disposition of unfunded lien bonds and sums paid thereon ..............................................  145
              (B) Disposition of evidences of indebtedness and sums
                    paid thereon .........................................  147
                  Disposition of amounts paid on stock ...................  148
                  Trustee's rights with respect to pledged evidences of
                    indebtedness and stock ...............................  149

SEC.  9.08 -- When property in hands of receiver or trustee ..............  149

SEC.  9.09 -- Trustee in its discretion may exercise powers under this
                Article notwithstanding default ..........................  150

SEC.  9.10 -- Purchaser need not ascertain authority of Trustee, etc. ....  150

SEC.  9.11 -- Property acquired to take the place of property released to be subjected to the lien hereof .......................  150

                                   ARTICLE X.

               REMEDIES OF TRUSTEES AND BONDHOLDERS UPON DEFAULT

SEC. 10.01 -- What constitutes "completed default" .......................  151
              Declaration of principal and accrued interest due upon
                default ..................................................  152
              Holders of majority in amount of bonds may annul
                declaration ..............................................  153

SEC. 10.02 -- Trustee to notify bondholders of known defaults;
                exceptions ...............................................  153

SEC. 10.03 -- Trustee may take possession and operate ....................  153
              Application of income ......................................  154
              When Trustee shall surrender possession to Company .........  155
              Trustee entitled to receive sums payable on bonds ..........  155
              Procedure if receiver appointed ............................  155

SEC. 10.04 -- Power to sell all the mortgaged property ...................  156
              Notice by publication ......................................  156





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                                      vii

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SEC. 10.05 -- Judicial proceedings by Trustee ............................   156
              When action by Trustee obligatory ..........................   157

SEC. 10.06 -- Holders of majority in amount of bonds may direct sale
                of property, etc. ........................................   157

SEC. 10.07 -- Appointment of receiver ....................................   158

SEC. 10.08 -- All bonds to become due and payable upon sale of
                property .................................................   158

SEC. 10.09 -- Purchase by bondholders ....................................   158

SEC. 10.10 -- Receipt of Trustee or sale officer as discharge to
                purchaser ................................................   158

SEC. 10.11 -- Effect of sale on rights of Company ........................   159

SEC. 10.12 -- Disposition of proceeds of sale ............................   159
              Order of application
                (1) taxes, etc., compensation of Trustee .................   160
                (2) principal and interest ...............................   160
                (3) redemption premiums ..................................   161
                (4) surplus to Company ...................................   161

SEC. 10.13 -- Waiver of advantage of any appraisement, valuation, stay, extension or redemption laws and of right to
                marshal assets ...........................................   161

SEC. 10.14 -- Right of Trustee to sue as trustee of express trust ........   161
              Judgment may be taken by Trustee ...........................   162
              Lien of Indenture not to be affected by judgment or
                levy of execution thereon ................................   163
              Powers of Trustee in reorganization, bankruptcy, etc.,
                proceedings ..............................................   163
              Application of moneys collected ............................   163
              Trustee's right of entry, etc.; to appointment of
                receiver; to retain possession of stocks, etc. ...........   164

SEC. 10.15 -- Possession of bonds unnecessary in action by Trustee .......   164

SEC. 10.16 -- Limitations on rights of bondholders to institute legal
                proceedings under Indenture ..............................   164

SEC. 10.17 -- Court may require undertaking for costs ....................   165

SEC. 10.18 -- Waivers of period of grace .................................   166

SEC. 10.19 -- If proceedings abandoned or determined adversely to
                Trustee, Trustee and Company restored to former
                position and rights ......................................   166

SEC. 10.20 -- Irrevocable appointment of Trustee as attorney-in-fact
                of bondholders ...........................................   166

SEC. 10.21 -- Remedies cumulative ........................................   167
              Delay, etc. no waiver of rights ............................   167
              Waiver of default not to extend to subsequent default ......   167

                                  ARTICLE XI.

             EVIDENCE OF BONDHOLDERS' ACTION AND OWNERSHIP OF BONDS

SEC. 11.01 -- Evidence of action by bondholders ..........................   167
              Proof of execution of instrument or writing ................   168
              Proof of amount of bonds held ..............................   168



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                                      viii

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SEC. 11.02 -- Ownership of temporary or coupon bonds and coupons .........   168
              Ownership of registered bonds ..............................   169
              Inspection of bonds ........................................   169

SEC. 11.03 -- In determining whether holders of requisite amount of bonds have concurred in any demand, etc., bonds
                owned by Company or affiliate to be disregarded ..........   169

SEC. 11.04 -- Bondholder may revoke consent prior to evidencing to
                Trustee of taking of action by bondholders ...............   169

                                  ARTICLE XII.

          IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK;
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

SEC. 12.01 -- No recourse clause .........................................   170

                                 ARTICLE XIII.

                     EFFECT OF MERGER, CONSOLIDATION, ETC.


SEC. 13.01 -- Company may merge, consolidate, etc., upon certain terms .....................................................  171
              No impairment of lien .......................................  171
              Assumption of obligations ...................................  171

SEC. 13.02 -- Right of successor corporation ..............................  172
              Execution of indenture assuming obligations .................  172
              Right to issue bonds, etc. ..................................  172

SEC. 13.03 -- Extent of lien in case of consolidation, etc. ...............  174

                                  ARTICLE XIV.

                             CONCERNING THE TRUSTEE

SEC. 14.01 -- Eligibility Requirements ....................................  174
              Office of Trustee not to be vacant ..........................  175

SEC. 14.02 -- Acceptance of trust .........................................  175
              Degree of care to be exercised by Trustee ...................  175

SEC. 14.03 -- Limitations on liability of Trustee .........................  175

SEC. 14.04 -- Recitals are by Company .....................................  176

SEC. 14.05 -- Limitation on personal liability of Trustee after entry .....................................................  176

SEC. 14.06 -- Notice by Trustee to Company ................................  176

SEC. 14.07 -- When Trustee protected in relying on documents and opinions of counsel .......................................  177

SEC. 14.08 -- Trustee not responsible for approval of experts;
                exceptions ................................................  177

SEC. 14.09 -- Trustee may own bonds .......................................  178

SEC. 14.10 -- Money received by Trustee hereunder to be held in trust .....................................................  178

SEC. 14.11 -- Compensation of Trustee .....................................  178
              Indemnity of Trustee ........................................  178



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                                       ix

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SEC. 14.12 -- Proof of matters by certificate ............................   179

SEC. 14.13 -- Incidental powers of Trustee ...............................   179

SEC. 14.14 -- Trustee may not have a conflicting interest ................   179
              When Trustee deemed to have a conflicting interest .........   180
              Definition of terms used in Section 14.14 (D) ..............   183
              "security" and "securities" ................................   183
              "voting security" ..........................................   183
              "director" .................................................   183
              "executive officer" ........................................   184
              "underwriter" ..............................................   184
              "Company" ..................................................   184
              Computation of percentages under Section 14.14 (D) .........   184
              Definition of terms used in Section 14.14 (E) ..............   185
              "amount" ...................................................   185
              "outstanding" ..............................................   185
              Application of this section to separate or co-trustee ......   185

SEC. 14.15 -- Obligation of Trustee as creditor of Company to
                account ..................................................   186
              Exceptions to obligation to account ........................   186
              Disposition of special account .............................   187
              This section binding on Trustee who has resigned ...........   188
              "default" defined for this section .........................   189
              Creditor relationships excluded from this section in
                 certain cases ...........................................   189
              Definition of terms used in this section ...................   190
              "cash transaction" .........................................   190
              "self-liquidating paper" ...................................   190
              "Trustee" ..................................................   190
              "Company" ..................................................   190

SEC. 14.16 -- Trustee may resign; procedure ..............................   190

SEC. 14.17 -- Trustee may be removed; procedure ..........................   191

SEC. 14.18 -- Appointment of successor trustee; procedure ................   191
              Lien of Trustee after resignation or removal ...............   192

SEC. 14.19 -- Appointment of separate or co-trustee ......................   193
              Conditions subject to which separate or co-trustee is
                to be appointed ..........................................   193
                (1) Rights, etc., to be exercised jointly ................   193
                (2) Authentication of bonds ..............................   193
                (3) Removal or resignation of separate or co-trustee;
                      appointment of successor ...........................   194
              No personal liability for acts of other trustees ...........   194
              Notices to trustees ........................................   194
              Contents, filing, etc., of instruments appointing
                co-trustee ...............................................   194
              Separate or co-trustee may appoint Trustee as agent ........   195
              Effect of resignation, incapacity of separate or
                co-trustee ...............................................   195


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                                       x

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
SEC. 14.20 -- Instruments to be executed by successor trustee ............  195
              Requirements of predecessor on retiring ....................  195

SEC. 14.21 -- Effect of merger or consolidation of Trustee ...............  196

SEC. 14.22 -- Claims of Trustees, etc. ...................................  196

                                  ARTICLE XV.

                                  DEFEASANCE

SEC. 15.01 -- Satisfaction and discharge of Indenture ....................  199

SEC. 15.02 -- Application by Trustee of funds deposited for payment of bonds and coupons .....................................  200

SEC. 15.03 -- Repayment of moneys held by paying agent ...................  200

SEC. 15.04 -- When Trustee to pay over to Company moneys unclaimed .......  200

                                  ARTICLE XVI.

                            MEETINGS OF BONDHOLDERS

SEC. 16.01 -- Purposes for which meetings may be called ..................  201

SEC. 16.02 -- Manner of calling meetings .................................  201
              Determination of bonds which shall be deemed to be
                affected .................................................  202

SEC. 16.03 -- Call of meetings by company or bondholders .................  202

SEC. 16.04 -- Who may attend and vote at meetings ........................  203

SEC. 16.05 -- Regulations may be made by Trustee .........................  203
              Conduct of meeting; voting rights; adjournment .............  204

SEC. 16.06 -- Manner of voting at meetings and record to be kept .........  204

SEC. 16.07 -- Exercise of rights of Trustee and bondholders not to be hindered or delayed ................................  205

                                 ARTICLE XVII.

                            SUPPLEMENTAL INDENTURES

SEC. 17.01 -- Purposes for which supplemental indentures may be entered into without consent of bondholders ..............  205

SEC. 17.02 -- Modification of Indenture with consent of 75% in principal amounts of bonds ...............................  207

SEC. 17.03 -- Effect of supplemental indentures ..........................  208

SEC. 17.04 -- Bonds may bear notation of changes by supplemental indentures ...............................................  209

                                 ARTICLE XVIII.

                                 MISCELLANEOUS

SEC. 18.01 -- Limitation of rights hereunder .............................  209

SEC. 18.02 -- Investment of cash by Trustee in certain securities ........  209
              Such securities held by Trustee as part of mortgaged
                and pledged property .....................................  210

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                                      xi

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SEC. 18.03 -- Deposit with Trustee of funds to pay bonds and
                coupons ..................................................   210

SEC. 18.04 -- Successors and assigns .....................................   211

SEC. 18.05 -- Trust Indenture Act requirements control ...................   211

SEC. 18.06 -- "Trust Indenture Act of 1939" defined ......................   211

SEC. 18.07 -- Authority of Trustee to cancel Indenture or release
                property from the lien thereof ...........................   211

SEC. 18.08 -- Titles of Articles not part of Indenture ...................   211

SEC. 18.09 -- Execution in counterparts ..................................   212

TESTIMONIUM ..............................................................   212

SIGNATURES AND SEALS .....................................................   212

ACKNOWLEDGEMENTS .........................................................   213


         INDENTURE dated as of the first day of July, 1950, made by and between CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation organized and existing under and by virtue of the laws of the State of Louisiana (hereinafter sometimes called the "Company"), party of the first part, and THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, a national banking association, duly organized and existing under the laws of the United States of America, and having its principal office and place of business in the City of New Orleans, Louisiana, as Trustee (hereinafter called the "Trustee"), party of the second part.

         WHEREAS, the Company desires to borrow money from time to time for its corporate purposes and to issue its bonds therefor, and to mortgage and pledge its property, hereinafter described, or mentioned, to secure the payment of said bonds, and to that end has duly authorized the issue of its bonds, from time to time, limited to $100,000,000 principal amount, at any one time outstanding, to be designated generally as its "First Mortgage Bonds", to be issued in one or more series, the bonds of each series to be issuable either as coupon bonds registerable as to principal or as registered bonds without coupons, or both, all such bonds to be authenticated by the certificate of the Trustee, the bonds of such series to bear such date or dates, to mature on such date or dates, to bear interest at such rate or rates and to contain such other terms and provisions as are required or permitted by this Indenture; and

         WHEREAS, the bonds of the initial series, to be designated as First Mortgage Bonds, Series A, 3% (hereinafter referred to as the "bonds of Series A"), the interest coupons to be attached to the coupon bonds of Series A, and the Trustee's certificate of authentication to be endorsed on the bonds of all series, are to be substantially in the forms following respectively:

                       [FORM OF COUPON BOND OF SERIES A]
                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                       FIRST MORTGAGE BOND, SERIES A, 3%

                              Due July 1, 1980
No.                                                                       $1000

         CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation organized and existing under the laws of the State of Louisiana (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer, or, if this bond be registered as to principal, to the registered holder hereof, on July 1, 1980, at the office or agency of the Company in the City of New Orleans, Louisiana, One Thousand Dollars ($1000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on January 1 and July 1 of each year at the rate of three per centum (3%) per annum at such office or agency in like coin or currency, from July 1, 1950, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, but only upon presentation and surrender of the coupons for such interest installments as are evidenced thereby, hereto appertaining, as they shall severally mature.

         This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to One Hundred Million Dollars ($100,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (herein called the "Indenture") dated as of July 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series A, 3%" (hereinafter referred to as the "bonds of Series A").

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or
(iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The coupon bonds of Series A are issuable in the denominations of $1,000. The registered bonds without coupons of Series A are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of New Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggregate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

         The bonds of Series A are entitled to the benefit of the Sinking Fund provided for in Section 6.01 of the Indenture.

         The bonds of Series A may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive calendar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in said City of New Orleans, the first publication to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series A at the time outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture.

         If redeemed by the application of moneys in the Sinking Fund for bonds of Series A, provided for in Section 6.01 of the Indenture or moneys in the Depreciation Fund provided for in Section 5.07 of the Indenture or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series A are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the redemption price at the time applicable, as set forth in Column A of the following schedule, and if redeemed otherwise than by the application of such moneys, the bonds of Series A are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in Column B of the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

                                               Redemption Price
                                               Table A  Table B
       If redeemed during the period:   (Percentage of Principal Amount)
        July 1, 1950---June 30, 1951.........   100.50   103.50
        July 1, 1951---June 30, 1952.........   100.50   103.38
        July 1, 1952---June 30, 1953.........   100.50   103.27
        July 1, 1953---June 30, 1954.........   100.50   103.15
        July 1, 1954---June 30, 1955.........   100.50   103.03
        July 1, 1955---June 30, 1956.........   100.50   102.92
        July 1, 1956---June 30, 1957.........   100.50   102.80
        July 1, 1957---June 30, 1958.........   100.50   102.68
        July 1, 1958---June 30, 1959.........   100.49   102.57
        July 1, 1959---June 30, 1960.........   100.47   102.45

                                               Redemption Price
                                               Table A  Table B
       If redeemed during the period:   (Percentage of Principal Amount)
         July 1, 1960---June 30, 1961........   100.46  102.33
         July 1, 1961---June 30, 1962........   100.44  102.22
         July 1, 1962---June 30, 1963........   100.42  102.10
         July 1, 1963---June 30, 1964........   100.40  101.98
         July 1, 1964---June 30, 1965........   100.39  101.87
         July 1, 1965---June 30, 1966........   100.37  101.75
         July 1, 1966---June 30, 1967........   100.35  101.63
         July 1, 1967---June 30, 1968........   100.33  101.52
         July 1, 1968---June 30, 1969........   100.31  101.40
         July 1, 1969---June 30, 1970........   100.29  101.28
         July 1, 1970---June 30, 1971........   100.26  101.17
         July 1, 1971---June 30, 1972........   100.24  101.05
         July 1, 1972---June 30, 1973........   100.22  100.93
         July 1, 1973---June 30, 1974........   100.19  100.82
         July 1, 1974---June 30, 1975........   100.17  100.70
         July 1, 1975---June 30, 1976........   100.14  100.58
         July 1, 1976---June 30, 1977........   100.12  100.47
         July 1, 1977---June 30, 1978........   100.09  100.35
         July 1, 1978---June 30, 1979........   100.06  100.23
         July 1, 1979---June 30, 1980........   100.03  100.12

If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

         The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in the principal amount of the bonds outstanding to annul such declaration.

         This bond is negotiable and shall pass by delivery unless registered as to principal at the office or agency of the Company in said City of New Orleans, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer, be treated as negotiable and pass by delivery. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the bearer of this bond if it is not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name this bond is registered, as the absolute owner hereof, and the bearer of any coupon hereunto appertaining, as the absolute owner thereof, whether or not this bond or such coupon shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         Neither this bond nor the coupons hereto attached shall become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, and this bond to be dated July 1, 1950.


                                      CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                                      By

                                                        President.
Attest:

                                 Secretary.

                   (Form of Coupon for Bonds of Series A)

                                                                          $15.00

         On the first day of      , 19  , unless the bond hereinafter mentioned
shall have been called for previous redemption and payment of the redemption price thereof shall have been duly provided for, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. will pay to bearer, upon surrender of this coupon, at its office or agency in the City of New Orleans, Louisiana, Fifteen Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, being six months' interest then due on its First Mortgage Bond, Series A, 3%, No.



                                                                      Treasurer.

                     [FORM OF REGISTERED BOND OF SERIES A]
                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                       First Mortgage Bond, Series A, 3%
                                Due July 1, 1980

No.                                                                     $

         CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation organized and existing under the laws of the State of Louisiana (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay
to         or registered assigns on July 1, 1980, at the office or agency of the
Company in the City of New Orleans, Louisiana,          ($     ) in such coin or
currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on January 1 and July 1 of each year, at the rate of three per centum (3%) per annum, at such office or agency, in like coin or currency, from the interest payment date next preceding the date of this bond, or if this bond be dated prior to January 1, 1951 then from July 1, 1950, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise.

         This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to One Hundred Million Dollars ($100,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (herein called the "Indenture") dated as of July 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and im-munities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series A, 3%" (hereinafter referred to as the "bonds of Series A").

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The coupon bonds of Series A are issuable in the denominations of $1,000. The registered bonds without coupons of Series A are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of New Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggregate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

         The bonds of Series A are entitled to the benefit of the Sinking Fund provided for in Section 6.01 of the Indenture.

         The bonds of Series A may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive calendar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in said City of New Orleans, the first publication to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series A at the time outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture.

         If redeemed by the application of moneys in the Sinking Fund for bonds of Series A, provided for in Section 6.01 of the Indenture or moneys in the Depreciation Fund provided for in Section 5.07 of the Indenture or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series A are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the redemption price at the time applicable, as set forth in Column A of the following schedule, and if redeemed otherwise than by the application of such moneys, the bonds of Series A are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in Column B of the following schedule, together with, in each case, interest accrued to the date fixed for redemption:


                                               Redemption Price
                                               Table A  Table B
       If redeemed during the period:   (Percentage of Principal Amount)
         July 1, 1950---June 30, 1951           100.50  103.50
         July 1, 1951---June 30, 1952           100.50  103.38
         July 1, 1952---June 30, 1953           100.50  103.27
         July 1, 1953---June 30, 1954           100.50  103.15
         July 1, 1954---June 30, 1955           100.50  103.03
         July 1, 1955---June 30, 1956           100.50  102.92
         July 1, 1956---June 30, 1957           100.50  102.80
         July 1, 1957---June 30, 1958           100.50  102.68
         July 1, 1958---June 30, 1959           100.49  102.57
         July 1, 1959---June 30, 1960           100.47  102.45
         July 1, 1960---June 30, 1961           100.46  102.33

                                               Redemption Price
                                               Table A  Table B
       If redeemed during the period:   (Percentage of Principal Amount)
         July 1, 1961---June 30, 1962           100.44  102.22
         July 1, 1962---June 30, 1963           100.42  102.10
         July 1, 1963---June 30, 1964           100.40  101.98
         July 1, 1964---June 30, 1965           100.39  101.87
         July 1, 1965---June 30, 1966           100.37  101.75
         July 1, 1966---June 30, 1967           100.35  101.63
         July 1, 1967---June 30, 1968           100.33  101.52
         July 1, 1968---June 30, 1969           100.31  101.40
         July 1, 1969---June 30, 1970           100.29  101.28
         July 1, 1970---June 30, 1971           100.26  101.17
         July 1, 1971---June 30, 1972           100.24  101.05
         July 1, 1972---June 30, 1973           100.22  100.93
         July 1, 1973---June 30, 1974           100.19  100.82
         July 1, 1974---June 30, 1975           100.17  100.70
         July i, 1975---June 30, 1976           100.14  100.58
         July I, 1976---June 30, 1977           100.12  100.47
         July 1, 1977---June 30, 1978           100.09  100.35
         July 1, 1978---June 30, 1979           100.06  100.23
         July 1, 1979---June 30, 1980           100.03  100.12

         If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

         The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in the principal amount of the bonds outstanding to annul such declaration.

         This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in said City of New Orleans, upon surrender and cancellation of this bond, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Indenture, and thereupon, a new registered bond or bonds without coupons of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Indenture. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         This bond shall not become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the

Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

    In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its
Vice-Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and
this bond to be dated      , 19  .

                  CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                        By

                                    President.

Attest:

                  Secretary.


                [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE--
                            ON BONDS OF ALL SERIES]

                      Trustee's Authentication Certificate

         This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Indenture.

                 THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS,
                                 as Trustee,
                         By

                                         Authorized Officer.

and

         WHEREAS, the bonds of series other than Series A and the coupons to be attached to such thereof as may be coupon bonds are to be substantially in the forms respectively hereinabove set forth for the bonds of Series A but with such omissions, insertions and variations as may be authorized or permitted by this Indenture, such forms to be determined by the Board of Directors of the Company; and

         WHEREAS, all things necessary to make said bonds, when duly executed by the Company and authenticated and delivered by the Trustee and issued, the valid, binding and legal obligations of the Company, and to make this Indenture a valid, binding and legal instrument for the security of the bonds and coupons to be issued hereunder, in accordance with their terms, have been done and performed, and the issue of said bonds, as in this Indenture provided, has been in all respects duly authorized;

         Now, THEREFORE, THIS INDENTURE WITNESSETH; That CENTRAL LOUISIANA ELECTRIC COMPANY, INC., in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the bonds by the holders thereof and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued hereunder, according to their tenor and effect, and the performance and observance of all the provisions hereof (including any indenture supplemental hereto and any modification or alteration hereof made as herein provided) and of said bonds, hath granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm unto THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, as Trustee, and to its successors in the trust hereby created and to its and their assigns forever, all the following described properties of the Company, that is to say:

         All property, real, personal and mixed, tangible and intangible. owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property as is hereinafter expressly excepted from the lien and operation of this Indenture).

         The property, covered by the lien of this Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

                                       I.

                          IN THE PARISH OF AVOYELLES.

         1. A certain tract or parcel of land situated within the corporate limits of the Town of Bunkie, Avoyelles Parish, Louisiana, containing three (3) acres, together with all buildings and improvements thereon and all rights, ways, privileges, servitudes and advantages thereto belonging or in anywise appertaining, further described as follows, to-wit: From the Southwest corner of the tract herein described, termed point of beginning, one and one-half (1 1/2") inch gas pipe on the east right of way line of the Texas and Pacific
Right of Way, a point 50 feet from said center line, thence along the right of way of Texas and Pacific Railway in a southeast direction five hundred thirty-six and five-tenths (536.5) feet to a point, and 1 1/2" gas pipe; thence at right angles to said Texas and Pacific right of way three hundred eleven and eighty-five hundredths (311.85) feet to the center line of Bayou Hoffpauer a point referenced by a gas pipe 1 1/2" in diameter, thence down the center line of Bayou Hoffpauer five hundred fifty-three and forty-five hundredths (553.45) feet to the northwest corner of the lot herein described, thence on a line at right angles to the Texas and Pacific right of way one hundred seventy-five and four tenths (175.4) feet to the point of beginning, and is bounded as follows, to-wit: On the North, East, and South by lands of the Haas Land Company, and on the West by right of way of the Texas and Pacific Railway Company, and is the same property acquired by the Louisiana Ice and Utilities Company, Inc. from
W. D. Haas and C. J. Pope by act dated May 12, 1926, and forms the same property as described in Article I in said sale which is of record in Alienation Book A-38, folio 229 of the records of Avoyelles, as evidenced by act passed before John McSween, Notary Public, and the same property acquired by the Bunkie Ice Co. Ltd., from Samuel and W. D. Haas by virtue of an act dated July 29, 1904, before A. B. West, Notary Public, by deed recorded in Book C-1, folio 645, of the records of the Parish of Avoyelles, Louisiana; acquired by Louisiana Ice & Electric Company, Inc., from Louisiana Ice & Utilities, Inc., Bankrupt, and Frank C. Landers, Trustee in Bankruptcy, by act dated January 2, 1935, recorded in Conveyance Book A-65, folio 16, Records of Avoyelles Parish, Louisiana.

         2. A certain tract or parcel of land, situated within the corporate limits of the Town of Bunkie, Avoyelles Parish, Louisiana, containing 2.369 acres, together with all buildings and improvements thereon and all rights, ways, privileges, servitudes and advantages thereto belonging or in anywise appertaining, further described as follows:

                 Beginning at a point in the middle of Bayou Huffpower and going Northeast 260.61 feet on Call 114.19 to a 1 1/4 inch iron pipe with cap; thence at 90 degrees in a Southeasterly direction 536.50 feet to a point marked with a 1 1/4 inch iron pipe with cap; thence at 90 degrees in & Southwesterly direction 124.16 feet to the middle of Bayou Huffpower; thence in a Westerly direction on Call 553.45 feet to the point of beginning; all as is more particularly shown by plat made by Max M. Merrick, Registered Engineer of Marksville, Louisiana, dated January 31, 1941, for Louisiana Ice & Electric Company; of which said tract .369 acres lies in Bayou Huffpower, leaving 2.00 acres lying North of Bayou Huffpower, said tract lying Northeast of the present Louisiana Ice & Electric Company plant and adjoining the same, and being bounded as follows: North by Haas Investment Company, Inc., East by Haas Investment Company, Inc., South by Louisiana Ice & Electric Company, and West by the Bank of Kentucky, in Liquidation.

         Being that property acquired by Louisiana Ice & Electric Company, Inc., from The Haas Investment Company, Inc., by deed dated February 28, 1941, recorded in Conveyance Book A-103, page 342, records of Avoyelles Parish, Louisiana.

         3. A certain tract of land situated in the Town of Mansura, Avoyelles Parish, Louisiana, being in the southeast portion of Lot No. Twelve (12) of the succession of Fereol Regard, deceased, recorded in Book A-3, folio 404, of the office of the recorder of said Parish of Avoyelles, and more particularly described as beginning at the northeast corner of the tract herein described, which is corner "A" marked by an iron stake between the property of Mrs. Eliza Regard, widow of Thomas A. Roy, and the tract herein described; thence south 2 degrees 30 minutes east 126.50 feet to Corner "D" marked by an iron stake 125 feet from center line of main track of the

Louisiana Railway & Navigation Company; thence north 81 degrees 15 minutes west 118 feet to an iron stake; thence north 9 degrees west 72.10 feet to an iron stake; thence 72 degrees east to point of beginning, which tract herein described is bounded on the north and east by land of the said Mrs. Eliza Regard, widow of Thomas A. Roy, and on the south by the right of way of said Louisiana Railway & Navigation Company, and on the west by a street; and which tract herein described is shown on plat of E. B. Messick, Surveyor, annexed to the act of sale from the said Mrs. Eliza Regard, widow of Thomas A. Roy, to said Town of Mansura, executed April 27, 1925, before Jules A. Escude, Notary Public, and recorded in Conveyance Book A-33, page 417, of the office of the Recorder of said Parish of Avoyelles; acquired by Louisiana Ice & Utilities, Inc., from the Town of Mansura by deed dated October 26, 1926, recorded in Conveyance Book A-40, page 59, Records of Avoyelles Parish, Louisiana, and by Louisiana Ice & Electric Company, Inc., from Louisiana Ice & Utilities, Inc., Bankrupt, and Frank C. Landers, Trustee in Bankruptcy, by act dated January 2, 1935, recorded in Conveyance Book A-65, folio 16, Records of Avoyelles Parish, Louisiana.

         4. That certain 4 1/2 inch O D 5.97 lb. per foot gas pipe line, beginning at Station No. VCS 8660 + 56, Mile Post 164.03, on the West side of the right of way of the Texas & Pacific main line railroad in Section 46, Township 1 South, Range 2 East, crossing said right of way to the East side thereof and extending in a Southeasterly direction to the generating plant of Central Louisiana Electric Company, Inc., in the Town of Bunkie, Louisiana, a distance of approximately one and one-half (1 1/2) miles, together with all valves, fittings and measuring equipment thereto belonging or appertaining, and all rights of way owned and held by Central Louisiana Electric Company, Inc., in the Parish of Avoyelles, Louisiana, appertaining to said pipe line and its operation, which grants of rights of way are recorded in the Conveyance Records of Avoyelles Parish, Louisiana.

         5. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Cottonport, Louisiana, to Central Louisiana Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on March 4, 1946, recorded in Conveyance Book A-120, records of Avoyelles Parish, Louisiana.

         6. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Moreauville, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on June 5, 1945, recorded in Conveyance Book A-120, records of Avoyelles Parish, Louisiana.

         7. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Plaucheville, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on June 4, 1945, recorded in Conveyance Book A-120, records of Avoyelles Parish, Louisiana.

         8. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Simmesport, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on May 11, 1945, recorded in Conveyance Book A-120, records of Avoyelles Parish, Louisiana.

         9. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Evergreen, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on April 20, 1945, recorded in Conveyance Book A-117, records of Avoyelles Parish, Louisiana.

         10. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Mansura, Louisiana, to Louisiana Ice & Electric Company, its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on May 9, 1945, recorded in Conveyance Book A-120, records of Avoyelles Parish, Louisiana.

         11. That certain twenty-five year non-exclusive franchise or permit granted by the Police Jury of Avoyelles Parish, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, in, over, under and along all State Highways in the Parish of Avoyelles, Louisiana, by ordinance adopted at its meeting held on May 9, 1945, recorded in Conveyance Book A-117, records of Avoyelles Parish, Louisiana.

         12. That certain twenty-five year non-exclusive franchise or permit granted by the Police Jury of Avoyelles Parish, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, in, over, under and along all Parish Roads in the Parish of Avoyelles, Louisiana, by ordinance adopted at its meeting held on May 9, 1945, recorded in Conveyance Book A-117, records of Avoyelles Parish, Louisiana.

         13. That certain twenty year non-exclusive franchise or permit granted by the Town of Bunkie, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on July 5, 1938, filed and recorded September 2, 1938, in Conveyance Book A-88, page 168, records of Avoyelles Parish, Louisiana, amended and extended to December 3, 1966, by ordinance adopted by the Mayor and Board of Aldermen of said Town on December 3, 1946, filed and recorded on January 27, 1947, in Conveyance Book 127, page 11, records of Avoyelles Parish, Louisiana.

                          IN THE PARISH OF EVANGELINE.

         1. Two certain lots of ground, together with all buildings and improvements thereon, rights, ways, privileges and appurtenances thereto belonging, situated in the Town of Ville Platte, Parish of Evangeline, State of Louisiana, and being Lots Twelve (12) and Thirteen (13) of Block Thirty-two
(32) of the Haas Addition to said Town of Ville Platte, said lots having a front of fifty (50) feet each on West Railroad Avenue and running back between parallel lines the distance of fifty (50) feet each to the right of way of the Texas & Pacific Railway Company, bounded North by Lot 11 of said Block

32, East by Right of Way of the Texas & Pacific Railway Company, West by West Railroad Avenue and South by Lot 14 of said Block 32; acquired by Louisiana Ice & Utilities, Inc., from the Town of Ville Platte, Louisiana, by deed dated March 16, 1927, recorded in Conveyance Book B-13, page 135, Records of Evangeline Parish, Louisiana, and by Louisiana Ice & Electric Company, Inc., from Louisiana Ice & Utilities, Inc., Bankrupt, and Frank C. Landers, Trustee in Bankruptcy, by act dated January 2, 1935, recorded in Conveyance Book B-30, page 170, Records of Evangeline Parish, Louisiana.

         2. Two (2) certain lots of ground, together with all buildings and improvements thereon, rights, ways and privileges thereto belonging, situated in the Town of Ville Platte, Evangeline Parish, Louisiana, and being Lots Fourteen (14) and Fifteen (15) of Block No. Thirty-two (32) of the Haas Addition to said Town of Ville Platte, said lots having a front of fifty (50) feet each on West Railroad Avenue and running back between parallel lines a distance of fifty (50) feet to the right of way of the Texas & Pacific Railway Company in the rear, bounded North by Lot Thirteen (13) of said Block Thirty-two (32), East by the right of way of the Texas & Pacific Railway Company, West by West Railroad Avenue, and South by Lot Sixteen (16) of said Block Thirty-two (32) of said Haas Addition, all as shown on the official plat of said Haas Addition on file in the office of the Clerk of Court and Ex-Officio Register of Conveyances of said Parish. Acquired by Louisiana Ice & Utilities, Inc., from J. Hugo Dore by deed dated March 19, 1927, recorded in Conveyance Book B-13, page 168, Records of Evangeline Parish, Louisiana, and by Louisiana Ice & Electric Company, Inc., from Louisiana Ice & Utilities, Inc., Bankrupt, and Frank C. Landers, Trustee in Bankruptcy, by act dated January 2, 1935, recorded in Conveyance Book B-30, page 170, Records of Evangeline Parish, Louisiana.

         3. A certain parcel of ground, situated in the Town of Ville Platte, Evangeline Parish, Louisiana, being described as the extreme Northwest corner of Lot Six (6) of Young's Addition to the Town of Ville Platte, measuring twenty-five (25) feet front along Second North Street by a depth of fifty (50') feet, running South and North; bounded North by Second North Street, South and East by property now or formerly owned by Clarence A. Soileau, and West by property now or formerly owned by Z. T. Young; acquired by Louisiana Ice & Utilities, Inc., from Clarence A. Soileau by deed recorded in Conveyance Book B-23, page 56, Records of Evangeline Parish, Louisiana, and by Louisiana Ice & Electric Company, Inc., by deed dated January 2, 1935, recorded in Conveyance Book B-30, page 170, Records of Evangeline Parish, Louisiana.

         4. A certain parcel of ground, situated in the Town of Ville Platte, Evangeline Parish, Louisiana, measuring twenty-five (25') feet front by fifty (50') feet deep, being a portion of Lot 7 of Block Two (2) of Z. T. Young's Addition to the Town of Ville Platte, being bounded on the North by Second North Street, on the South and West by property now or formerly belonging to Willie J. Eastin, and East by property of Louisiana Ice & Electric Co., Inc., in Lot 6 of said Addition. Acquired by Louisiana Ice & Electric Co., Inc., from Willie J. Eastin by deed dated April 14, 1936, recorded in Conveyance Book B-34, page 78, Records of Evangeline Parish, Louisiana.

         5. Four certain lots or parcels of ground, together with all rights, ways, privileges and appurtenances thereto belonging or appertaining, situated in Lot No. 3 of Section 35, Township 2 South, Range 2 East, Louisiana Meridian, in the Parish of Evangeline, State of Louisiana, being those parcels of land designated and shown as Lots Nos. 2, 3, 4, 5 and "A" on plat of survey made by Edward B. Messick, Avoyelles Parish Surveyor, on January 30, 1945, which plat is of record in Plat Book 1, page 267, records of Evangeline Parish, Louisiana, and to which reference is made for greater certainty of description, said property being further and more particularly described as follows:

                 Begin at an iron post set on the Bank of Bayou Cocodrie, which point of beginning is marked (1) on the above mentioned plat of survey, and from which point bears a cypress tree 48 inches in diameter North 19 degrees West 13 1/2 feet, and from said point of beginning run North 82 degrees 15 minutes East along the Bank of Bayou Cocodrie 244.7 feet; thence North 87 degrees 30 minutes East along the Bank of Bayou Cocodrie 141 feet; thence South 64 degrees East along the bank of Bayou

         Cocodrie 93 feet; thence South 44 degrees East along the bank of Bayou Cocodrie 110 feet; thence South 6 degrees 30 minutes West along the Bank of Bayou Cocodrie 163 feet; thence South 33 degrees East along the bank of Bayou Cocodrie 77 feet; thence South 86 degrees 30 minutes East along the Bank of Bayou Cocodrie 49.5 feet; thence South 12 degrees East along the bank of Bayou Cocodrie 321.4 feet; thence South 36 degrees East along the Bank of Bayou Cocodrie 166.98 feet to an iron post marked (4) on the above mentioned plat of survey; thence West
         741.18 feet to an iron post marked (3) on the above mentioned plat of survey; thence North 1 degree East 487.08 feet to an iron post marked
         (2) on the above mentioned plat of survey; thence North 1 degree East
         262.7 feet more or less to the iron post at the point of beginning on the bank of Bayou Cocodrie, which said iron post is marked (1) on the above mentioned plat of survey; said property containing a total area of 9.75 acres including .49 of an acre lying within the right-of-way of the gravel highway running through said property, or a net area of 9.26 acres; bounded on the North and East by Bayou Cocodrie and on the South and West by property of Hugh H. Hazelton.

         Being that property acquired by Louisiana Ice & Electric Company, Inc. from Leonce L. Dossman, Wallace J. Gomez, et al, Hugh H. Hazelton, and Robert
T. Janet, et al, by deeds dated May 22nd and June 6th, 1945, recorded in Conveyance Book B-74, pages 197, 199, 201 and 283, records of Evangeline Parish, Louisiana; and by Central Louisiana Electric Company, Inc. from Peach Camp No. 567, Woodmen of the World, by deed dated September 28, 1945, recorded in Conveyance Book B-75, page 601, records of Evangeline Parish, Louisiana.

         6. A certain piece, parcel or tract of land, together with all rights, ways, privileges and appurtenances thereto belonging or appertaining, situated in Lot No. Three (3) or the NW 1/4 of the NW 1/4 of Section 35, Township 2 South, Range 2 East, Louisiana Meridian, in the Parish of Evangeline, State of Louisiana, and being more particularly described as follows, to-wit:

                 Begin at an iron post set on the West bank of Bayou Cocodrie, which post marks the Southeast corner of the 6.53 acre tract purchased by Louisiana Ice & Electric Company, Inc. from Hugh H. Hazelton by deed dated May 22, 1945, as shown by plat of survey made by Edward B. Messick, Avoyelles Parish Surveyor, on January 30, 1945, duly of record in the plat records of Evangeline Parish, Louisiana, and from said point of beginning run West 741.18 feet to an iron post; thence run South 1 degree West 150 feet to an iron post; thence run East
         817.21 feet to an iron post set on the West Bank of Bayou Cocodrie; thence run in a Northwesterly direction along the West Bank of Bayou Cocodrie to the point of beginning; all as is more particularly shown by plat of survey attached to and made part of deed from Hugh H. Hazelton to Central Louisiana Electric Company, Inc., dated Nov.12, 1947, recorded in Conveyance Record B-91, page 222, Records of Evangeline Parish, Louisiana; said parcel of land being bounded North by property purchased by Louisiana Ice & Electric Company (now Central Louisiana Electric Company, Inc.) from Hugh H. Hazelton by deed dated May 22, 1945, East by Bayou Cocodrie, and South and West by property of Hugh H. Hazelton.

         Being that property acquired by Central Louisiana Electric Company, Inc. from Hugh H. Hazelton by deed dated November 12, 1947, recorded in Conveyance Record B-91, page 222, Records of Evangeline Parish, Louisiana.

         7. A certain piece, parcel, or tract of land lying and being situated in the Town of Ville Platte, Evangeline Parish, Louisiana, more particularly described as follows:

                 Beginning at the intersection of the westerly line of Second North (now East LaSalle) Street, and the northerly line of North East Railroad Avenue, which point is also the east corner of a 5' x 150' tract of land described as Tract 5b in deed to The Texas and Pacific Railway Company from the Louisiana Central Land and Improvement Company, Limited, dated December 19, 1919, recorded in Conveyance Book A-11-226 et seq. of the Conveyance

                 Records of Evangeline Parish, Louisiana; thence southwesterly, along the north line of North East Railroad Avenue, 50 feet to a point; thence northwesterly, perpendicular to the north line of North East Railroad Avenue, 34 feet to a point; thence northeasterly, parallel to the north line of North East Railroad Avenue, 50 feet to a point in the westerly line of Second North (now East LaSalle) Street; thence southeasterly, along the westerly line of Second North (now East LaSalle) Street, 34 feet, more or less, to the place of beginning.

         Being that property acquired by Central Louisiana Electric Company, Inc., from The Texas and Pacific Railway Company by act of Exchange dated October 31, 1946, recorded in Conveyance Record B-84, page 195, Records of Evangeline Parish, Louisiana.

         8. A certain lot of ground situated in the Town of Ville Platte, Evangeline Parish, Louisiana, together with all rights, ways, privileges and appurtenances thereto belonging or appertaining, being Lot Nine (9) of Block Four (4) of the V. L. Dupuis Subdivision to said Town of Ville Platte, measuring 43.6 feet front on Reed Street by a depth running East of 158 feet, bounded North by Lot 8 of said Block 4, South of Drainage Canal, East by Lot 10 of said Block 4, and West by Reed Street; all as is more fully shown by plat of said Subdivision filed in Plat Book 1, page 65, Records of Evangeline Parish, Louisiana.

         9. A certain parcel of land situated in Township Four (4) South, Range Two (2) East, Louisiana Meridian, in the Parish of Evangeline, State of Louisiana, measuring thirty (30') by thirty feet (30'), and being bounded on the Northeast, Northwest and Southwest by property of Albert Tate, and on the Southeast by the black top highway leading from Ville Platte to Tate Cove, Evangeline Parish; being that property acquired by Central Louisiana Electric Company, Inc. from Albert Tate by deed dated May 2, 1950, recorded in Conveyance Book B-105, under filing No.1121345.

         10. That certain standard gauge spur railroad track, together with the twenty-four foot (24 ft.) right-of-way on which the same is constructed, and the roadbed, rails, cross-ties, cattle guards and all other component parts thereof, beginning at Survey Station 1 + 25 on the right-of-way of The Texas and Pacific Railway Company in Section 35, Township 2 South, Range 2 East, Southwestern District of Louisiana, Parish of Evangeline, State of Louisiana, and extending in a Northwesterly direction across said Section 35, T2SR2E, Evangeline Parish, Louisiana, to the generation plant of Central Louisiana Electric Company, Inc., in said Section 35, T2SR2E.

         Less and excepting, however, that certain gas pipe line laid in the right-of-way of said railroad spur track and owned by Anchor Gasoline Corporation.

         11. That certain 6 inch 400 pound operating pressure, fuel gas pipe line extending north from a point in the SE 1/4 of Section 46, Township 3 South, Range 2 East, Evangeline Parish, Louisiana, through Sections 46, 45, 44, 27,
26, 22, 15, 10, 3 of T3S R2E and Section 35 of T2S R2E, Evangeline Parish, Louisiana, a distance of 36,985 feet to the Electric Generating Plant of Central Louisiana Electric Company, Inc. in the NW 1/4 of NW 1/4 of Section 35, Township 2 South, Range 2 East, Louisiana Meridian, in the Parish of
Evangeline, Louisiana, together with all valves, fittings and measuring equipment thereto belonging or appertaining, and all rights-of-way owned and held by Central Louisiana Electric Company, Inc. in the Parish of Evangeline, Louisiana, in, on, over, upon or through, which said pipe line is laid or pertaining to said pipe line and its operation, which grants of rights-of-way are duly recorded in the Conveyance Records of Evangeline Parish, Louisiana.

         12. That certain 3 3/4 inch, 125 pound operating pressure, fuel gas pipe line, extending north from a point in the SW 1/4 of Section 35, Township 2 South, Range 2 East, Evangeline Parish, Louisiana, through Section 35 of T2S, Evangeline Parish, Louisiana, a distance of 3600 feet to the Electric Generating Plant of Central Louisiana Electric Company, Inc. in the NW 1/4 of NW 1/4 of Section 35, Township 2 South, Range 2 East, Louisiana Meridian, in the parish of Evangeline, Louisiana, together with all valves, fittings and measuring equipment thereto belonging or appertaining, and all rights-of-way owned and held by Central Louisiana Electric Company, Inc. in the parish of Evangeline, Louisiana, in, on, over, upon or through, which said pipe line is laid or pertaining to said pipe line and its operation, which grants of rights-of-way are duly recorded in the Conveyance Records of Evangeline Parish, Louisiana.

         13. That certain twenty-five year non-exclusive franchise or permit granted by the Police Jury of Evangeline Parish, Louisiana to Louisiana Ice & Electric Company, Inc., its successors and assigns, in, over, across, along and under all State Highways in the Parish of Evangeline, Louisiana, by ordinance adopted at its meeting held on March 12, 1945, recorded in Conveyance Book B-73, page 599, records of Evangeline Parish, Louisiana.

         14. That certain twenty-five year non-exclusive franchise or permit granted by the Police Jury of Evangeline Parish, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, in, over, under and along all Parish Roads in the Parish of Evangeline, Louisiana, by ordinance adopted at its meeting held on March 12, 1945, recorded in Conveyance Book B-73, page 601, records of Evangeline Parish, Louisiana.

         15. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Ville Platte, Louisiana, to Central Louisiana Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on September 23, 1949, recorded in Conveyance Book B-102, page 132, records of Evangeline Parish, Louisiana.

                            IN THE PARISH OF GRANT.

         1. That certain lease granted by the Louisiana Railway & Navigation Company to J. H. McNeely and the Colfax Cotton Oil Company, Ltd., of date January 28, 1924, together with all buildings and improvements on said leased premises and all machinery and equipment therein or thereon, which said leased premises are more particularly described as being all that part of Block Sixty-eight (68) of the Town of Colfax, Grant Parish, Louisiana, on the West side of the Louisiana Railway & Navigation Company's right of way, exclusive of the fifty

(50') foot right of way from the center of the main track; said lease being for the period of ninety-nine years from date, and recorded in Conveyance Book "II", page 164, Records of Grant Parish, Louisiana. Acquired by C. A. Tooke and
J. E. Reynolds from Colfax Cotton Oil Company, Ltd., in the name of the Valley Ice & Power Company, by deeds recorded in Conveyance Book "II", pages 200 and 310, Records of Grant Parish, Louisiana.

         2. That certain lease made and executed by J. H. McNeely to C. A. Tooke and J. E. Reynolds, on the 30th day of January, 1924, together with all buildings and improvements on said leased premises, and all machinery and equipment therein or thereon, which said leased premises are more particularly described as being all that portion of Block Sixty-eight (68) of the Town of Colfax, Louisiana, lying West of the right of way of the Louisiana Railway & Navigation Company and South of the line perpendicular to said right of way, extending from said right of way to Eighth Street and running in such manner as to coincide with the line of the North wall of the old oil mill building situated on said block, thus giving this parcel of land the following approximate dimensions: The distance of the length of the Northern boundary line as above described being about 102 feet, the Eastern boundary along the Railroad right of way being 238 feet, the Southern boundary fronting "F" Street being 140 feet, and the Western boundary fronting Eighth Street being about 220 feet. Also a 30 foot strip off the remainder of said Block extending from Eighth Street to the right of way above mentioned, North of and adjacent to the said North wall of the oil mill building; and a 30 foot strip off said block extending along said right of way from "D" Street to the said building. The two 30 foot strips above mentioned being available for use as means of ingress and egress to the parcel first above described. Said lease being for the period of ninety-nine years, beginning January 1, 1924, and recorded in Conveyance Book "II", page 150, Records of Grant Parish, Louisiana.

         Said two leases above described, together with all buildings and improvements on said leased premises, and all machinery and equipment therein or thereon, having been acquired by Louisiana Ice & Electric Company, Inc., from Louisiana Ice & Utilities Inc., Bankrupt, and Frank C. Landers, Trustee in Bankruptcy, by act dated January 2, 1935, recorded in Conveyance Book "ZZ", page 606, Records of Grant Parish, Louisiana.

         3. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Pollock, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town of Pollock at its meeting held on May 1, 1945, recorded in Conveyance Book 82, page 245, records of Grant Parish, Louisiana.

         4. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Colfax, Louisiana, to Central Louisiana Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on September 2, 1947, recorded in Conveyance Book 86, page 621, records of Grant Parish, Louisiana.

         5. That certain thirty year non-exclusive franchise or permit granted by the Police Jury of Grant Parish, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, in, over, under and along all State Highways in Wards One, Two, Three, Six and Eight of Grant Parish, Louisiana, by Ordinance No. 31, adopted at its meeting held on November 7, 1938, approved by the State Highway Engineer on March 25, 1939, recorded in Conveyance Book 61, page 32, Records of Grant Parish, Louisiana.

         6. That certain thirty year non-exclusive franchise granted by the Police Jury of Grant Parish, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, in, over, under and along all Parish Roads in Wards One, Two, Three, Six and Eight of Grant Parish, Louisiana, being Ordinance No. 30 adopted at its meeting held on November 7, 1938, recorded in Conveyance Book 61, page 31, Records of Grant Parish, Louisiana.

                         IN THE PARISH OF NATCHITOCHES.

         1. That certain twenty-five year non-exclusive franchise or permit granted by the Police Jury of Natchitoches Parish, Louisiana, to

Louisiana Ice & Electric Company, Inc., its successors and assigns, in, over, along and under all Parish roads in the Parish of Natchitoches, Louisiana, by ordinance adopted at its meeting held on August 22, 1945, recorded in Conveyance Book 199, page 609, records of Natchitoches Parish, Louisiana.

                           IN THE PARISH OF RAPIDES.

         1. Two (2) certain irregular shaped tracts of land situated in the Town of Lecompte, Rapides Parish, Louisiana, containing an area of ninety-five hundredths (.95) of an acre, fully shown by plat of survey made by O. F. Reiszner, C. E., attached to act of sale from the Town of Lecompte to Louisiana Ice & Utilities, Inc., dated January 18, 1927, recorded in Conveyance Book 144, page 258, Records of Rapides Parish, Louisiana, and further described as follows:

         First: Begin at the intersection of the North line of Block Four (4) of said Town, and the North line of Block Six (6) of said Town, extended, thence run in an easterly direction along the extended North line of said Block Six (6) to the right of way of the Texas & Pacific Railway Company; thence in a Northerly direction along said right of way to the Northeastern corner of said Block Four (4); thence Westerly along the North line of Block Four (4) to the point of beginning, constituting an irregularly shaped strip of ground lying along the Northern portion of said Block Four (4) as originally laid out and shown on map of said Town of Lecompte made by W. H. Sylvester, C. E., and of record in Plat Book 1, pages 31, 32 and 33 of the Office of the Recorder of Rapides Parish.

         Second: Begin at the Southeast corner of the above described tract, thence run along the Texas and Pacific Right of Way in a Southerly direction two Hundred fifty (250) feet to a point; thence Westerly and parallel to the South line of the above described tract a distance of seventy-five (75) feet to a point; thence Northerly to a point on the South line of the above described tract, which last mentioned point is one hundred (100) feet West of this point of beginning; thence Easterly along said South line of the above mentioned tract one hundred (100) feet to the point of beginning.

         2. A certain piece or parcel of ground situated in the Town of Lecompte, Rapides Parish, Louisiana, constituting a portion of Lot Two (2) of the old survey made by R. W. Bringhurst, Surveyor, and constituting the Eastern portion of what is now designated as Lot Four (4) of Block Eight (8) of said Town, according to the official map thereof made by W. H. Sylvester, C. E., of record in Plat Book 1, pages 31 and 32, of the Office of the Recorder of said Parish of Rapides, the portion of said Lot Four (4) of said Block Eight (8) referred to herein having a front of fifty (50) feet on Bank Street and running back between parallel lines a distance of ninety-six (96) feet, being bounded on the East by Bank Street, on the South by Lot Five (5) of said Block Eight
(8), on the West by the remaining portion of said Lot Four (4), and on the North by Lot Three (3) of said Block Eight (8).

         Being the land conveyed by the Town of Lecompte to Louisiana Ice and Utilities, Inc., by deed dated January 18, 1927, recorded in Conveyance Book 144, page 258, Records of Rapides Parish, Louisiana, and acquired by Louisiana Ice & Electric Company, Inc., from said Louisiana Ice & Utilities, Inc., Bankrupt, and Frank C. Landers, Trustee in Bankruptcy, by deed dated January 2, 1935, recorded in Conveyance Book 199, page 273, Records of Rapides Parish, Louisiana.

         3. A certain lot or parcel of ground, together with all buildings and improvements thereon, rights, ways, privileges and appurtenances thereto belonging, situated in the Town of Cheneyville, Parish of Rapides, State of Louisiana, fully shown by plat of survey made by 0. F. Reiszner, C. E., dated April, 1927, attached to act of sale from the Town of Cheneyville to Louisiana Ice & Utilities, Inc., dated May 3, 1927, recorded in Conveyance Book 148, page 274, Records of Rapides Parish, Louisiana, and further described as follows:

         Beginning at an iron stake at the intersection of the South line of Front Street and the East line of Robert DeSelle property, said intersection being 717.3 feet westerly from the West line of Klock Street, measured along the South line of Front Street; thence southerly along East line of Deselle property 97.3 feet to an iron stake in the North right of way line of the Texas & Pacific Railway; thence at an angle of 94 degrees 51 minutes to the right, along said right of way line 205.25 feet to an iron stake; thence at an angle of 85 degrees 09 minutes to the right, 97.3 feet to an iron stake in the South line of Front Street; thence at an angle of 94 degrees 51 minutes to the right, along the South line of Front Street
         206.25 feet to point of beginning; and being the identical property acquired by the Town of Cheneyville from Robert Deselle by deed of date August 21st, 1925, duly of record in Conveyance Book 134, page 204, records of Rapides Parish, and by the said Deselle from Ernest L. Klock by deed of date July 12, 1922, duly of record in Conveyance Book 113, page 164, Records of Rapides Parish and by the said Robert Deselle from Mrs. Christina Johnson, born Klock, by act of sale dated August 11th, 1922, duly of record in Conveyance Book 114, page 622, and by the said Ernest L. Klock from the widow and heirs of John C. Klock by deed of date July 12, 1922, duly of record in Conveyance Book 114, page 510, Records of Rapides Parish, and by the widow and heirs of John C. Klock from the Succession of John C. Klock by Judgment of date October 4th, 1921, duly of record in Conveyance Book 111, page 133, Records of Rapides Parish, and by the said John C. Klock, deceased, from Ralph Kilpatrick and George W. Bennett by deeds of date May 24th, 1910, and January 10th, 1889, respectively duly of record in Conveyance Book 53, page 181, and Conveyance Book M, page 652, Records of Rapides Parish, Louisiana.

         Being the land conveyed by the Town of Cheneyville to Louisiana Ice & Utilities, Inc., by deed dated May 3, 1927, recorded in Conveyance Book 148, page 274, Records of Rapides Parish, Louisiana, and acquired by Louisiana Ice & Electric Company, Inc., from said Louisiana Ice & Utilities, Bankrupt, and Frank C. Landers, Trustee in Bankruptcy, by deed dated January 2, 1935, recorded in Conveyance Book 199, page 273, Records of Rapides Parish, Louisiana.

         4. A certain lot of ground, together with all rights, ways, privileges and other appurtenances thereto belonging, in the Parish of

Rapides, State of Louisiana, situated on the left descending bank of Bayou Boeuf, just outside the corporate limits of the Town of Cheneyville, and in the NE 1/4 of Section 32, Township 1 North, Range 2 East, and more particularly described as follows, to-wit:

         From the northeast corner of Block 28, Kilpatrick Addition to the Town of Cheneyville, Louisiana, run northerly along the West line of Klock Street, extended, a distance of 641.2 feet, thence at right angles easterly a distance of 127.7 feet to an iron stake, the point of beginning; thence at an angle of 18 degrees 53 minutes to the left, a distance of 30 feet to an iron stake; thence at right angles, southerly 20 feet; thence at right angles westerly 30 feet; thence at right angles northerly 20 feet to the point of beginning, all as is more fully shown, bounded by red lines, on plat of survey made by O.
         F. Reiszner, C. E., of date July 21, 1931.

         Being the land conveyed by the Weil Company, Inc., to Louisiana Ice & Utilities, Inc., by deed dated August 3rd, 1931, recorded in Conveyance Book 180, page 236, Records of Rapides Parish, Louisiana, and acquired by Louisiana Ice & Electric Company, Inc., from said Louisiana Ice & Utilities, Inc., Bankrupt, and Frank C. Landers, Trustee in Bankruptcy, by deed dated January 2, 1935, recorded in Conveyance Book 199, page 273, Records of Rapides Parish, Louisiana.

         5. A certain lot of ground situated in the Town of Pineville, Rapides Parish, Louisiana, described as:

         From an iron pipe marking the intersection of the West line of Main Street and the South line of the Asylum Road run Westerly along the South line of the Asylum Road 227.9 feet to an iron stake, the point of beginning; thence at an angle of 91 degrees 48 minutes to the left run 57 feet to an iron stake; thence westerly and parallel to Asylum Road, 69.9 feet to an iron stake; thence at an angle of 87 degrees 50 minutes to the right 57 feet to an iron stake in the South line of Asylum Road; thence Easterly along the South line of Asylum Road,
         70.3 feet to the point of beginning; being the same property shown within the red lines on plat of survey made by O. F. Reiszner, C. E., of date October 7, 1930, attached to act of sale from the Town of Pineville to C. A. Tooke and J. Edwin Reynolds, dated January 27, 1931, together with all buildings and improvements thereon, rights, ways, privileges and appurtenances thereto belonging or appertaining.

         6. A certain lot of ground situated in the Town of Pineville, Rapides Parish Louisiana, described as:

         From an iron pipe marking the intersection of the West line of Main Street and the South line of the Asylum or Hospital Road, run Westerly along the South line of the Asylum Road 227.9 feet to an iron stake; thence at an angle of 91 degrees 48 minutes to the left, run 57 feet to the point of beginning; thence continuing on the last mentioned course 93 feet to an iron stake; thence Westerly and parallel to the Asylum Road 69.3 feet to an iron stake; thence at an angle of 87 degrees 50 minutes to the right 93 feet to an iron stake; thence easterly and parallel to the Asylum Road 69.9 feet to the point of beginning; all as more fully shown by plat of survey made by O. F. Reiszner, C. E., dated November 29, 1930, attached to act of sale from the Town of Pineville to Casper A. Tooke and J. Edwin Reynolds, dated January 26, 1931, and being the property shown within the yellow lines on said plat, together with all buildings and improvements thereon and all rights, ways, privileges and appurtenances thereto belonging or appertaining.

         Acquired by Louisiana Ice & Electric Company, Inc., from Pineville Electric Company by deed dated November 26, 1935, recorded in Conveyance Book 206, page 319, Records of Rapides Parish, Louisiana.

         7. A certain piece, parcel or lot of ground, situated in the Town of Pineville, Parish of Rapides, State of Louisiana, and being more particularly described as follows: Beginning at a pipe set at the corner of the Town of Pineville Power House lot, run easterly along the South line of Asylum Street
68.10 feet to a pipe set for the Northeast corner of the lot transferred by Flora Smith to the Town of Pineville, thence angle 90 degrees to the right and run 58 feet to the South line of said Town lot, thence angle 90 degrees to the right and run

68.10 feet to the west line of said lot, thence angle 90 degrees to the right and run 58 feet to the point of beginning, containing 3957 square feet.

         Also that certain tract of land immediately in the rear of the property above described, measuring 68.10 feet and running back between parallel lines 30 feet additionally; all as will more fully appear from plat of survey made by H. J. Daigre, C. E., annexed to deed from Town of Pineville to Flora Smith, together with all buildings and improvements thereon, and all rights, ways and privileges thereto belonging or appertaining.

         Acquired by Louisiana Ice & Electric Company, Inc., from Succession of Flora Smith by deed dated July 6, 1940, recorded in Conveyance Book 245, page 639, Records of Rapides Parish, Louisiana.

         8. A certain piece, parcel or lot of land, together with all buildings and improvements thereon, rights, ways, privileges and appurtenances thereto belonging or in anywise appertaining, lying and being situated on the North side of Red River, in Section 21, Township 4 North, Range 1 West, in the Town of Pineville, Rapides Parish, Louisiana, and being more particularly described as follows:

         Lot "B" of Marye Heights Addition to the Town of Pineville, Rapides Parish, Louisiana, as shown by plat of said Marye Heights Addition made by Pan-American Engineers dated July 20, 1946, a blue print of which said plat is recorded in Conveyance Book 329, page 277, records of Rapides Parish, Louisiana, to which plat reference is made for greater particularity of description, said lot or parcel of ground being further described as follows: Start at the Southwest corner of
         Section 21, Township 4 North, Range 1 West, and run Northeasterly along the West line of said Section 21, Township 4 North, Range 1 West to the point where the North line of Melrose Street intersects the West line of said Section 21, Township 4 North, Range 1 West, the point of beginning of the property herein described, and from said point of beginning so established continue in a Northeasterly direction along the West line of said Section 21, Township 4 North, Range 1 West the distance of 326.8 feet to the point where the South line of Pine Street intersects the West line of said Section 21, Township 4 North, Range 1 West; thence turn at right angles and run Easterly along the South line of Pine Street the distance of 199.4 feet to the West right-of-way line of the L. & A. Railroad; thence run in a Southerly direction along the West line of the right-of-way of the
         L. & A. Railroad the distance of 36.2 feet to the point where the North line of Melrose Street intersects the West line of the right-of-way of the L. & A. Railroad; thence run in a Southwesterly direction along the North line of Melrose Street the distance of 373.5 feet to the point of beginning.

                 Said property being that enclosed within the red lines on the hereinabove referred to plat; being that property acquired by Central Louisiana Electric Company, Inc., from Simon W. Tudor and Robert B. Tudor by deed dated July 30, 1946, recorded in Conveyance Book 329, page 277, records of Rapides Parish, Louisiana.

         9. A certain piece or parcel of land, together with all rights, ways, privileges and appurtenances thereto belonging or appertaining, situated in the Parish of Rapides, State of Louisiana, being a parcel of land 100 feet square, lying in the Northeast corner of the NE 1/4 of SW 1/4 of Section 35, Township 5 North, Range 1 East, Louisiana Meridian, more particularly described as follows:

         Start at the center of Section 35, Township 5 North, Range 1 East, and run thence South on the line dividing the SE 1/4 of the SW 1/4 of said Section the distance of 20 feet to the point of beginning; thence continue South on the same line the distance of 100 feet; thence turn at an angle of 90 degrees to the right and run West 100 feet; thence turn at an angle of 90 degrees to the right and run North 100 feet; thence turn at an angle of 90 degrees to the right and run East 100 feet to the point of beginning; all as more particularly shown by plat of survey made by L. J. Daigre, Parish Surveyor, dated May 16, 1945, attached to deed from Milton A. Johnson, et al, to Louisiana Ice & Electric Company, dated May 24, 1945, recorded in Conveyance Book 300, page 16, records of Rapides Parish, Louisiana.

         Being the land acquired by Louisiana Ice & Electric Company, Inc., from Milton A. Johnson, et al., by deed dated May 24, 1945, recorded in Conveyance Book 300, page 16, records of Rapides Parish, Louisiana.

         10. A certain piece or parcel of land, situated in the SW 1/4 of the SW 1/4 of Section 18, Township 1 North, Range 1 West, in the Parish of Rapides, State of Louisiana, and being more particularly described as follows:

         Start at the Northeast corner of the NW 1/4 of SW 1/4 of Section 18, Township 1 North, Range 1 West, and run thence West along the line dividing the NW 1/4 of SW 1/4 and the SW 1/4 of SW 1/4 of said Section 18, 81.9 feet to the East right-of-way line of the Pelican Highway (Lecompte-Forest Hill Highway); thence run Southwesterly along the East right-of-way, line of said Pelican Highway the distance of 143.7 feet, the point of beginning of the property herein conveyed; thence South 62 degrees 30 minutes East 42.6 feet; thence South 37 degrees West 50 feet; thence South 82 degrees 30 minutes West 50 feet; thence Northeasterly along the East right-of-way line of said Pelican Highway
         75.5 feet to the point of beginning.

         Acquired by Louisiana Ice & Electric Company, Inc., from Archie Davis by act of exchange dated November 30, 1944, duly recorded in the Conveyance Records of Rapides Parish, Louisiana.

         11. A certain parcel of land, together with all rights, ways, privileges and appurtenances thereto belonging or appertaining, situated in the Parish of Rapides, State of Louisiana, said parcel of land being located in the NW 1/4 of NE 1/4 of Section 13, Township 1 North, Range 2 West, and being more particularly described as follows:

                 Commencing at the NW corner of the NE 1/4 of Section 13, T.1 N., R. 2 W., thence S 89 degrees 27' E along the North line of said Sec. 13 a distance of 1200.8 feet to a point; thence due South a distance of 364.6 feet to a 1 1/4" round iron pipe with cap marking the North corner of the lot herein described, and being the point designated as the point of beginning; thence S 51 degrees 47' W a distance of 50.0 feet to a 1 1/4" round iron pipe with cap; thence S 38 degrees 13' E a distance of 50.0 feet to a 1" round black pipe; thence N 51 degrees 47' E a distance of 50.0 feet to a 1 1/4" round pipe with cap; thence N 38 degrees 13' W a distance of 50.0 feet to the point of beginning. The lot thus described comprises an area of 0.057 acres and is bounded on all sides by lands of O. M. Johnson; all as is more particularly shown by plat of survey made by Max M. Merrick, Registered Engineer, dated March 18, 1941, attached to deed from Oliver M. Johnson to Louisiana Ice & Electric Company, Inc., dated April 4, 1941, recorded in Conveyance Book 254, page 567, records of Rapides Parish, Louisiana.

         Being the land acquired by Louisiana Ice & Electric Company, Inc., from Oliver M. Johnson by deed dated April 4, 1941, recorded in Conveyance Book 254, page 567, records of Rapides Parish, Louisiana.

         12. A certain piece or parcel of land, together with all rights, ways, privileges and appurtenances thereto belonging or appertaining, situated in the Town of Pineville, Rapides Parish, Louisiana, and being more particularly described as follows, to-wit:

                 From the point where the boundary line between the property formerly belonging to Stephen Barrett and the property formerly belonging to Mrs. F. M. Hayden intersects Main Street of said Town of Pineville, said point being marked by an iron pipe as shown by plat of survey made by Pan-American Engineers dated June 15, 1944, thence run along said boundary line in a Westerly direction 211.5 feet to the point of beginning, said point being monumented by an iron pipe set in concrete; from this said point of beginning run in a Northeasterly direction 87 feet to a point, said point being marked by an iron pipe; from this point run in a Northwesterly direction 14.8 feet to the Eastern line of the property owned by Central Louisiana Electric Company, Inc.; thence run at an angle of 91 degree 48 minutes turned from West towards South off the direction of the Southern street line of Shamrock Street the distance of 69 feet; thence turn and run Westerly parallel to the Southern line of Shamrock Street a distance of 69.3 feet; thence turn 87 degrees 50 minutes to the right and run towards Shamrock Street a distance of 69 feet to the Northern line of the parcel of ground bought by the Town of Pineville from Stephen Barrett, et als, by deed dated November 19, 1930, recorded in Conveyance Book 174, page 180, records of Rapides Parish, Louisiana, and described as Item 2 in said deed; thence run in a Northwesterly direction 62.9 feet to the Eastern property line of Webster Street at a point monumented by an iron pipe set in concrete; thence run Southwesterly along the Easterly boundary of Webster Street a distance of 80 feet to a point monumented by an iron pipe set in concrete; thence run in an Easterly direction 88.9 feet to a point on the boundary line between the property formerly belonging to Stephen Barrett and the property formerly belonging to Mrs. F. M. Hayden, said point being marked by an iron pipe encased in concrete; thence run in an Easterly direction towards Main Street the distance of 57.5 feet to the point of beginning.

                 Said above described property being that enclosed within the shaded lines on plat of survey made by Pan-American Engineers, dated June 15, 1944, blue print of which is annexed to a deed dated November 21, 1946, from the Town of Pinevine to Central Louisiana Electric Company, Inc., and made part thereof for greater particularity of description and paraphed by Notary for identification therewith;
         and being that part of that certain parcel of ground acquired by said Town of Pineville from Stephen Barrett, et al, by act of sale dated November 19, 1930, filed and recorded December 3, 1930, in Conveyance Book 174, page 180, records of Rapides Parish, Louisiana, designated as item 2 in the description of the property conveyed by said deed.

         Being that property acquired by Central Louisiana Electric Company, Inc., from the Town of Pineville, Louisiana, by deed dated November 21, 1946, recorded in Conveyance Book 336, page 242, records of Rapides Parish, Louisiana.

         13. A certain lot of ground situated in the City of Alexandria, Rapides Parish, Louisiana, being more particularly described as follows:

         Lot Eight (8) of Square Forty-four (44) of the Clapp Addition to the City of Alexandria, Louisiana, as shown by the official plat of said Clapp Addition duly of record; said lot fronting 53 feet 4 inches on Monroe Street and running back therefrom between parallel lines, one of which is Sixth Street, the distance of 106 feet 8 inches; being that property acquired by Central Louisiana Electric Company, Inc. from Ed M. Raxsdale et al by deeds dated May 28th and June 4th, 1947, recorded in Conveyance Book 344, pages 85, 86 and 88, records of Rapides Parish, Louisiana.

         14. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Pineville, Louisiana, to Tooke & Reynolds, its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said town at its meeting held on March 18, 1930, as amended by ordinances adopted on April 3, April 23 and June 13, 1930, recorded in Conveyance Book 205, page 582, Records of Rapides Parish, Louisiana; which said franchise was acquired by Pineville Electric Company from Tooke & Reynolds by Act dated October 5, 1930, recorded in Conveyance Book 206, page 300, Records of Rapides Parish, Louisiana, and by Louisiana Ice & Electric Company, Inc., from Pineville Electric Company by Act dated November 26, 1935, recorded in Conveyance Book 206, page 319, Records of Rapides Parish, Louisiana.

         15. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Cheneyville, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on April 3, 1945, recorded in Conveyance Book 298, page 451, records of Rapides Parish, Louisiana.

         16. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Lecompte, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on June 5, 1945, recorded in Conveyance Book 302, page 137, records of Rapides Parish, Louisiana.

         17. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Forest Hill to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on May 14, 1945, recorded in Conveyance Book 327, page 144, records of Rapides Parish, Louisiana.

         18. That certain twenty-five year non-exclusive franchise or permit granted by the Town of Woodworth, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, by ordinance adopted by the Mayor and Board of Aldermen of said Town at its meeting held on May 14, 1945, duly recorded in the Conveyance Records of Rapides Parish, Louisiana.

         19. That certain twenty-five year non-exclusive franchise or permit granted by the Police Jury of Rapides Parish, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, in, over, along and under all State Highways in the Parish of Rapides, Louisiana, by ordinance adopted at its meeting held on April 17, 1945, recorded in Conveyance Book 298, page 638, records of Rapides Parish, Louisiana.

         20. That certain twenty-five year non-exclusive franchise or permit granted by the Police Jury of Rapides Parish, Louisiana, to Louisiana Ice & Electric Company, Inc., its successors and assigns, in, over, along and under all Parish Roads in the Parish of Rapides, Louisiana, by ordinance adopted at its meeting held on April 17, 1945, recorded in Conveyance Book 300, page 247, records of Rapides Parish, Louisiana.

                          IN THE PARISH OF ST. LANDRY.

         1. A certain lot or parcel of ground, together with all buildings and improvements thereon, rights, ways, privileges and appurtenances thereto belonging or appertaining, situated just Northwest and outside of the corporate limits of the City of Opelousas, in the Parish of St. Landry, State of Louisiana, on a 20 foot extension of Railroad Avenue, being more particularly described as Lot No. Twenty-one (21) on a plat of subdivision made of the property of Edward

Pitre located on the extension of Railroad Avenue made by Paul L. Mayne, C. E., dated November 14, 1945, filed in the office of the Clerk of Court of St. Landry Parish, Louisiana, said lot being bounded on the North by Lot
Twenty-two (22) of said Subdivision, on the South by Lot Twenty (20) of said Subdivision, on the East by property of the Estate of Robert Sandoz, and on the West by the extension of Railroad Avenue.

         Being a portion of that property acquired by Edward Pitre from Mrs. Alice Lafond, et al, by deed dated April 8, 1918, recorded in Conveyance Book "I", No. 4 1/2, at page 594, and by Central Louisiana Electric Company, Inc. from Edward Pitre by deed dated December 19, 1947, duly of record in the Conveyance Records of St. Landry Parish, Louisiana.

         2. That certain twenty-five year non-exclusive franchise or permit granted by the Police Jury of St. Landry Parish, Louisiana, to Central Louisiana Electric Company, Inc., its successors and assigns, in, over, under and along all State Highways in the Parish of St. Landry, Louisiana, by ordinance adopted at its meeting held on April 2, 1946, recorded in Conveyance Book F-8, records of St. Landry Parish, Louisiana.

         3. That certain twenty-five year non-exclusive franchise or permit granted by the Police Jury of St. Landry Parish, Louisiana, to Central Louisiana Electric Company, Inc., its successors and assigns, in, over, under and along all Parish roads in the Parish of St. Landry, Louisiana, by ordinance adopted at its meeting held on April 2, 1946, recorded in Conveyance Book F-8, records of St. Landry Parish, Louisiana.

                                      II.

         All real estate or interests therein, now owned or which may be hereafter acquired by the Company for use or which may be used by it in connection with its business as an electric, gas and water company, together with all of the right, title, and interest of the Company, now owned or hereafter acquired, in and to any and all works, plants, buildings, structures, erections, and constructions now or hereafter placed upon any of the real estate mentioned, described or referred to as being subject to the lien of the Indenture with the fixtures, tenements, hereditaments, and appurtenances thereunto appertaining or belonging.

                                      III.

         All right, title and interest of the Company in and to any and all permits, grants, privileges, rights of way, tenements and easements now or hereafter owned, held, leased, enjoyed or exercised by the Company for the purposes of, and in connection with, the erection, construction, operation, or maintenance by or on behalf of the Company of any and all transmission and distribution lines or systems for the transmission or distribution of electric energy, gas and water, wherever located.

                                      IV.

         All right, title, and interest of the Company in and to any and all licenses, franchises, ordinances, privileges, or permits heretofore granted, issued or executed to the Company or its predecessors, or which may hereafter be granted, issued, or executed, to it by the United States of America, or by any State, or by any parish, county, township, municipality, village, or other political subdivision thereof, or any agency, board, commission or department of any of the foregoing, authorizing the erection, construction, operation, or maintenance of the transmission and distribution lines or systems, or any part thereof, heretofore or hereafter erected, constructed, operated or maintained by or on behalf of the Company, for the transmission or distribution of the electric energy, gas and water, insofar as the same may by law be assigned, granted, transferred, mortgaged, or pledged.

                                       V.

         All right, title and interest of the Company in and to:

         All electric generating plants and stations, sites, electric reserve generating stations, substations, substation sites, office buildings, storeroom buildings, warehouse buildings, boiler houses, plants, plant sites, service plants, now or hereafter owned by the Company, including all electric works, power houses, generators, turbines, boilers, engines, furnaces, buildings, structures, transformers, meters, towers, poles, tower lines, cables, pole lines, tanks, regulators, conduits, motors, wires, switch racks, switch brackets, insulators, pipe lines, pipes, compressors, pumps and other equipment which are or will be used or useful in the transmission of fuel supply to any of the Company's property used in the generation of electric energy, and all equipment, improvements, machinery, appliances, devices, appurtenances, supplies and miscellaneous property for generating, producing, transforming, converting, storing and distributing electric energy now owned by the Company and situated on the premises of the Company hereinbefore described, being located in the parishes of Rapides, Avoyelles, St. Landry, Evangeline, Grant and Natchitoches in the State of Louisiana, or hereafter acquired or constructed by the Company in any such parish or in any or all other parishes in said State.

         All transmission and distribution lines, including poles, towers, crossarms, wires, cables, conduits, switches, lightning arresters, fuses, cutouts, insulators, transformers, service wires, condensers, meters and other customary and usual appurtenances, now existing or which may be hereafter acquired or constructed by the Company, for the transmission and distribution of electric energy along, over or under streets, alleys, public and private property in the towns, villages or communities of Bunkie, Cheneyville, Colfax, Cottonport, Evergreen, Lecompte, Mansura, Moreauville, Plaucheville, Simmesport, Ville Platte, Pineville, Pollock, Reddell, Vidrine, St. Landry, Hessmer, Forest Hill, Pine Prairie, Longbridge, Hamburg, Chataignier, Easton, Woodworth, Bordelonville, Bentley, Dry Prong, Libuse, Echo, Meeker, Eola, Fishville, Tioga, Kingsville, Paradise, Big Bend, Moncla, Chicot, Long Leaf, Point Blue, and Turkey Creek, in the State of Louisiana; and also all such transmission and distribution lines, with equipment as aforesaid, now existing or which may be hereafter acquired or constructed, in, adjacent to or extending along, over or under public streets and highways running between the cities and towns above mentioned; also all such transmission and distribution lines, with equipment as aforesaid, now existing or which may be hereafter acquired or constructed, upon or over private roads, private rights of way, rights of way acquired or used for the purpose, or lands privately or publicly owned, for the transmission and distribution of electric energy to consumers thereof, in the parishes of Rapides, Avoyelles, St. Landry, Evangeline, Grant and Natchitoches, in the State of Louisiana; together with all transmission and distribution lines, including poles, towers, crossarms, wires, cables, insulators, conduits, switches, lightning arresters, fuses, cutouts, transformers, service wires, condensers, meters and other customary and usual appurtenances, hereafter acquired or constructed for the transmission and distribution of electric energy along, over or under streets, alleys, publicly and privately owned property, in any and all towns, whether incorporated or not, and cities regardless of class, and along, over and under public highways, private rights of way, and rights of way acquired or used for the purpose over privately or publicly owned property, in the parishes of Rapides, Avoyelles, St. Landry, Evangeline, Grant and Natchitoches, in the State of Louisiana, and in any and all other parishes in said State.

                                      VI.

         All waterworks, plants and water distribution systems, now owned by the Company, and any waterworks plants and/or waterworks distribution systems, hereafter constructed or acquired by the Company, together with the buildings, structures, erections, motors, pumps, pumping machinery, reservoirs, filters, filter-galleries, chlorinating equipment, tanks, wells, water rights, water supply, water mains, hydrants, pipe lines, service pipes, meters, standpipes, engines, boilers, tools, apparatus, appliances, facilities, machinery, equipment, fixtures, and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all of the rights, privileges, rights of way, franchises, licenses, easements, permits, liberties, immunities, grants and ordinances of the Company howsoever conferred or acquired, and whether now owned or hereafter to be acquired with respect to the construction, maintenance, repair and operation of said plants and systems and each of them, and any additions thereto and extensions thereof.

                                    VII.

         All gas generating plants, gas storage plants and gas transmission and/or distribution systems now owned by the Company, and any gas generating plants, gas storage plants and/or gas transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future plants, and systems, together with the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, compressors, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all rights, privileges, rights of way, franchises, licenses, easements, grants, liberties, immunities, permits and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and/or operation of said gas generating plants, gas storage plants and gas transmission and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

                                    VIII.

         Any and all property which may from time to time after the date of this Indenture be delivered or which may by writing of any kind be conveyed, pledged, assigned or transferred to the Trustee by the Company, or by any person or corporation, to be held as part of the trust estate; and the Trustee is hereby authorized to receive any such property, and any such conveyance, pledge, assignment or transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms of this Indenture.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 9.01 hereof) the tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

         SAVING AND EXCEPTING, however, from the property hereby mortgaged and pledged (whether now owned by the Company or hereafter acquired by it) all bills, notes and accounts receivable, cash on hand and in bank, contracts, merchandise and appliances kept for purposes of sale, and all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein--other than any of the foregoing which may be hereafter specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the provisions of this Indenture so to be--and all office furniture and equipment, motor vehicles, tools, testing equipment, consumable materials and supplies; provided, however, that, if upon the happening of an event of default as hereinafter in this Indenture defined, the Trustee or any receiver appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and use and administer the same to the same extent as if such property were part of the mortgaged property, unless and until such event of default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

         SAVING AND EXCEPTING, however, from the property hereby mortgaged and pledged:

                 (a) The following parcels of land now owned by the Company and not used by it in connection with its business as an electric, gas or water company or as an electric, gas or water utility:

                          (1) parcels described as items 1, 2, 3, 4, 5, 6, 7,
                 9, 10 and 18, in deed dated January 2, 1935, from Frank C. Landers,

         Trustee in Bankruptcy, and Louisiana Ice & Utilities, Inc., Bankrupt, to Louisiana Ice & Electric Company, Inc., recorded in Conveyance Book 199, page 273, Records of Rapides Parish, Louisiana, to which deed reference is hereby made for greater particularity of description;

                 (2) parcel described as item 4 in deed dated January 2, 1935, from Frank C. Landers, Trustee in Bankruptcy, and Louisiana Ice & Utilities, Inc., Bankrupt, to Louisiana Ice & Electric Company, Inc., recorded in Conveyance Book A-65, page 16, Records of Avoyelles Parish, Louisiana, to which deed reference is hereby made for greater particularity of description;

                 (3) parcel described as item 4 in deed dated January 2, 1935, from Frank C. Landers, Trustee in Bankruptcy, and Louisiana Ice & Utilities, Inc., Bankrupt, to Louisiana Ice & Electric Company, Inc., recorded in Conveyance Book B-30, page 170, Records of Evangeline Parish, Louisiana, to which deed reference is hereby made for greater particularity of description.

         (b) All machinery, equipment, fixtures, supplies and materials used by the Company in its ice and cold storage, ice cream, or dairy business.

         (c) All motor vehicles now used or hereafter acquired for use in connection with the ice and cold storage, ice cream and/or dairy business of the Company, together with all tires, spare parts, materials and supplies appertaining thereto.

         (d) All machinery, equipment, fixtures, supplies and materials, not used by or useful to the Company in its business as an electric, gas or water company or as an electric, gas or water utility, not located on any parcel of real estate now owned or hereafter acquired, referred to as being subject to the lien of the Indenture.

         (e) All additions, improvements, betterments, extensions and replacements made to or in connection with the property set forth in paragraphs
(a), (b), (c) and (d) above.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust hereby created and its and their assigns forever;

         SUBJECT, HOWEVER, to existing leases, to easements and other rights of way for pole lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens securing indebtedness which has neither been assumed by the Company nor upon which it customarily pays interest charges, existing solely upon real property, or rights in and relating thereto, which real property or rights have been or may be acquired for right-of-way purposes, to liens of taxes and assessments for the current year and taxes and assessments not yet due, to alleys, streets and highways that may run across or encroach upon said lands, and to liens, if any, incidental to construction; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition within the restrictions contained in the Indenture; and subject also to other liens and encumbrances of the character hereinafter defined as "permitted liens" insofar as the same may attach to any of the property embraced herein;

         IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, from the execution and delivery of this Indenture, and that the lien and security of this Indenture shall take effect from the date of execution and delivery hereof as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date;

         PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and interest on said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and coupons, or any of them, as follows:

                                   ARTICLE I

                                  DEFINITIONS.

         SECTION 1.01. The terms specified in the next succeeding six Sections hereof, numbered from 1.02 to 1.07, both inclusive, shall (except as herein otherwise expressly provided) have the meanings specified in such Sections for all purposes of this Indenture and of any indenture supplemental hereto including any certificate, opinion or other document filed with the Trustee pursuant to this Indenture. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended, shall (except as herein otherwise expressly provided) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as those Acts were in force on the date of the execution of this Indenture.

         SECTION 1.02.

the Company:

         The term "the Company" shall mean CENTRAL LOUISIANA ELECTRIC COMPANY, INC., the party of the first part hereto, and, subject to the provisions of Article XIII hereof, shall also include its successors and assigns.

the Trustee:

         The term "the Trustee" shall mean THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the party of the second part hereto, and, subject to the provisions of
Article XIV hereof, shall also include its successors and assigns.

this Indenture:

         The term "this Indenture" shall mean this instrument as amended or supplemented by all indentures supplemental hereto. The words "hereof", "herein", "hereto", "hereby" and "hereunder" each refers to the entire Indenture.

bond or bonds:

          The term "bond" or "bonds" shall mean any bond or all bonds, as the case may be, authenticated and delivered under this Indenture.

holder:

         The term "holder" or "bondholder", when used with reference to bonds authenticated and delivered hereunder, shall mean the bearer of any bond the ownership of which is not at the time registered as to principal, and the person in whose name a particular registered bond without coupons, or a particular coupon bond registered as to principal, is at the time registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

person:

         The term "person" shall mean and include an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or any government or political subdivision thereof.

outstanding, with reference to bonds:

          The term "outstanding", when used with reference to the bonds, shall mean (except as otherwise defined in paragraph (4) of subsec-tion (E) of Section 14.14 hereof) as of any particular time all bonds which theretofore shall have been authenticated and delivered under this Indenture, except (a) bonds theretofore cancelled or delivered to the Trustee for cancellation, (b) bonds for the payment or redemption of which funds in the necessary amount shall have been or shall concurrently be specifically deposited with or held by the Trustee in trust with irrevocable direction so to apply the same (subject to the provisions of Section 15.04 hereof), provided that if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been published or otherwise given as required by this Indenture and the terms of such bonds, or provision satisfactory to the Trustee shall have been made for such notice, (c) bonds in lieu of or in substitution for which other bonds shall have been authenticated and delivered pursuant to the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 8.04
and 17.04 hereof, and (d) bonds deposited with or held by the Trustee under any of the provisions of this Indenture, including any so held under any sinking or other similar fund unless otherwise expressly provided in relation to such fund; provided, however, that for the purposes of this Indenture, in determining the percentage of the principal amount of bonds outstanding (or of bonds of a particular series outstanding) entitling the holders thereof to take any action, or in determining whether the holders of the required percentage of the principal amount of bonds outstanding (or of bonds of a particular series outstanding) have concurred in any direction, demand, request, notice, consent or other action, bonds owned by the Company or by any other obligor on the bonds, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction or consent, only bonds which the Trustee knows are so owned, shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this paragraph, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such bonds and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

resolution and resolution of the Board of Directors:

         The terms "resolution" and "resolution of the Board of Directors" shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or Executive Committee of the Company and to be in full force and effect on the date certified.

officers' certificate:

         The term "officers' certificate" shall mean a certificate signed and verified by the President or a Vice-President of the Company and by an officer of the Company (who may be the Treasurer or an Assistant Treasurer or the Comptroller or an Assistant Comptroller or any other accounting officer of the Company) actively engaged in accounting work but who need not be a certified or licensed or public accountant. Each such certificate shall include the statements required by Section 3.01 hereof.

opinion of counsel:

         The term "opinion of counsel" shall mean an opinion in writing signed by counsel (who may be an officer or employee of or of counsel to the Company) appointed by the Board of Directors or Executive Committee of the Company and satisfactory to the Trustee. Each such opinion shall include the statements required by Section 3.01 hereof. Any opinion of counsel given as to title to property may be based, in whole or in part, upon any guaranty or title policy, certified abstract, certificate or opinion issued or rendered by any person, firm or corporation while engaged in the business of insuring or guaranteeing titles to property or of making or issuing certified abstracts, or upon the opinion of other counsel; provided that in each case such opinion of counsel shall state that the signer believes the person, firm or corporation or other counsel so rendering or giving such guaranty or title policy, certified abstract, certificate or opinion is reputable and one upon whom he may properly rely.

independent:

         The term "independent", when applied to any accountant, engineer, appraiser or other expert, shall mean such a person, who is in fact independent, appointed by the Board of Directors or Executive Committee of the Company and approved by the Trustee in the exercise of reasonable care.

control:

         The term "control" shall mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

affiliate:

         The term "affiliate" shall mean a person controlling, controlled by, or under common control with, another person and the term "affiliated" shall have a meaning correlative to the foregoing.

responsible officers:

         The term "responsible officers" of the Trustee shall mean the chairman of its board of directors, the chairman of its executive committee, the president, every vice-president, every assistant vice-president, the cashier, every assistant cashier, the treasurer, every assistant treasurer, the secretary, every assistant secretary, every trust officer, every assistant trust officer and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject; and the term "responsible officer" shall mean any of said officers or assistant officers.

daily newspaper:

         The term "daily newspaper" shall mean a newspaper printed in the English language customarily published at least once on each business day other than Sundays and holidays.

          SECTION 1.03.

property:

         The term "property" shall mean all property, real, personal and mixed, and all interests therein, and all rights and franchises.

the lien hereof and the lien of this Indenture:

         The terms "the lien hereof" and "the lien of this Indenture" shall mean the lien created by these presents (including the after-acquired property clauses hereof) and the lien created by any subsequent conveyance or delivery to or pledge with the Trustee hereunder (whether made by the Company or any other person) effectively constituting any property a part of the security held by the Trustee upon the terms and trusts and subject to the covenants, conditions and uses specified in this Indenture.

the mortgaged and pledged property:

         The term "the mortgaged and pledged property" shall mean as of any particular time all property (except cash held by the Trustee for the payment or redemption of particular bonds or coupons) which at such time is subject or intended to be subject to the lien of this Indenture whether such lien be created by these presents (including the after-acquired property clauses hereof) or by subsequent conveyances or delivery to or pledge with the Trustee hereunder or otherwise.

property additions:

         The term "property additions" shall mean all tangible property (except as hereinafter in this Section expressly provided), including permanent improvements, extensions, betterments and replacements to or about the plants and properties of the Company, purchased, constructed, erected or otherwise acquired, and owned by the Company subsequent to June 30, 1950, which the Company has lawful authority to acquire, own and operate, which has become subject to the lien of this Indenture as a first mortgage lien thereon, subject only to permitted liens, as hereinafter defined, and which is used or useful by the Company in connection with the business of generating, manufacturing, purchasing or otherwise acquiring, transmitting, distributing or supplying (i) electricity for light, heat, power or other purposes, (ii) gas for domestic, commercial and industrial uses and (iii) water for public or private use. All property of the character herein described as property additions in the process of construction or erection shall be deemed to be property additions as of any particular date, insofar as actually constructed or erected (whether or not constituting completed property units) after June 30, 1950, and before such particular date. Property additions shall mean all property additions, whether or not at the time retired. If the Company shall, in accordance with the provisions of Article XIII hereof, be merged into or consolidated with any other corporation or if all or substantially all of the mortgaged and pledged property shall be conveyed as an entirety to any other corporation in accordance with the provisions of Article XIII hereof, all property of the character herein described as property additions and owned by such successor corporation at the time of such consolidation, merger or conveyance (other than such property acquired from the Company) shall be deemed to be property additions acquired by such successor corporation at the date upon which it became such successor corporation.

         The term "property additions" shall not, however, include (i) any property not subject to the direct lien of this Indenture or which is subject to any lien, other than permitted liens, as hereinafter defined, prior to or on a parity with the lien hereof; (ii) franchises or governmental permits, going value, or good will, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto, or any leases, contracts, choses in action, shares of stock, bonds, notes, bills of exchange, evidences of indebtedness or other securities; (iii) any materials or supplies, unless and until installed and charged to plant or plant addition account; (iv) any item of property acquired to replace a similar item of property the retirement of which has not been credited to plant account, or any item of property the cost of which has been charged or is properly chargeable to repairs, maintenance or other operating expense account or the cost of which has not been charged or is not properly chargeable to plant or plant addition account; (v) any plant, system or other property in which the Company shall acquire only a leasehold interest, or (unless the same shall be movable physical property used or useful in connection with bondable property and shall constitute, in the opinion of counsel, personal property) any improvements, extensions, additions, and betterments to any plant, system or other property in which the Company shall hold only a leasehold interest; (vi) any property which is expressly excepted from the lien of this Indenture; (vii) any property not located in the State of Louisiana; or (viii) any property, real, personal and mixed purchased, constructed, erected or otherwise acquired by the Company which is not used or useful in connection with the business of the Company as an electric, gas or water company or as an electric, gas or water utility. Materials and supplies shall be deemed to have been acquired as property additions when installed and charged to plant or plant addition account.

         Except as provided in clause (v) above, there shall not be excluded from property additions any plant, system, equipment or other property of the Company by reason of the fact that it may be located upon or under public highways or other places not owned by the Company if such property is installed or constructed pursuant to rights held under easements, rights of way, permits, licenses, franchises and other like privileges.

amount:

         The term "amount", when used with respect to property additions, shall mean the cost thereof to the Company, or the fair value thereof to the Company, whichever shall be less.

bondable property:

         The term "bondable property" shall mean (i) all mortgaged and pledged property owned by the Company on July 1, 1950, and which would constitute property additions if purchased, constructed, erected or otherwise acquired by the Company subsequent to June 30, 1950, and (ii) property additions.

nonbondable property:

         The term "nonbondable property" shall mean (i) all of the mortgaged and pledged property owned by the Company on July 1, 1950, which is not bondable property and (ii) all of the mortgaged and pledged property purchased, constructed, erected or otherwise acquired by the Company subsequent to June 30, 1950, which does not constitute property additions; provided, however, that any nonbondable property, which, because of a change of conditions, shall come within the definition of property additions, shall be deemed to be property additions acquired by the Company on the date when such property came within the definition of property additions and shall thereupon cease to be nonbondable property and may thereafter be included in an officers' certificate as provided in subdivision 2 of Paragraph B of Section 1.06.

cost:

         The term "cost", when used with respect to any particular property shall mean

                 (a) in the case of property acquired on or prior to January 1, 1935, the amount at which said property was carried on the books of account of the Company subsequent to restatement by the Company of its fixed property at original cost (estimated where not known) which restatement was made as of December 31, 1945, and in the case of property acquired subsequent to December 31, 1934, and before July 1, 1950, the cost (estimated where not known) thereof to the Company less in each case a due proportion of the reserve for renewals, replacements and retirements (or depreciation) accrued to July 1, 1950 as shown by the books of account of the Company on that date, and

                 (b) in the case of property purchased, constructed, erected or otherwise acquired by the Company subsequent to June 30, 1950, the cost (or, if not known, the estimated cost) thereof to the Company. Such cost shall include (i) all amounts paid, expended or incurred in the construction, erection or acquisition thereof, including the installation thereof ready for operation and also including the cost of paving, grading and other improvements to public highways incidental to such construction, erection or acquisition and paid by the Company or assessed against the Company or any of its properties;
         (ii) the amount of any obligations or indebtedness payable in money which were assumed or agreed to be paid by the Company in connection with the construction, erection or acquisition thereof or subject to which such property was acquired and which were credited or allowed upon or deducted from or constitute a part of the consideration therefor; (iii) such allowances for interest during construction, taxes, engineering, casualties and other items of overhead as are properly chargeable, in accordance with the requirements of any system of accounting with which the Company is then required to comply in accordance with the rules, regulations and orders of the regulatory commission or commissions having jurisdiction or supervisory authority over its accounts, or, if there be no such requirements, in accordance with sound accounting practice for companies engaged in business similar to that of the Company; and (iv) in the case of property acquired in exchange for other property owned by the Company at the time of such exchange, the fair value of the property so transferred in exchange.

         The cost of any property consisting of an acquired plant or system shall include the cost, if any, to the Company of any franchises or other rights acquired simultaneously therewith for which no separate or distinct consideration shall have been paid or apportioned. In the case of property additions consisting of property owned by a successor corporation immediately prior to the time it shall have become such successor corporation by consolidation, merger or conveyance, the cost of such property shall be the cost thereof to such successor corporation, less applicable reserves for renewals, replacements and retirements (or depreciation) immediately prior to such consolidation, merger or conveyance.

         In the case of property additions which prior to the date of acquisition thereof by the Company have been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the "cost" shall be the original cost thereof (or, if not known, the estimated amount) as such cost is defined in accordance with the requirements of any system of accounting with which the Company is then required to comply in accordance with the rules, regulations and orders of the regulatory, commission or commissions having jurisdiction or supervisory authority over its accounts, less applicable reserves for renewals, replacements and retirements (or depreciation).

         If property additions are acquired in whole or in part through the delivery of shares of stock in payment therefor, the portion of the cost of such property additions represented by such shares of stock shall be deemed to be the fair value in cash of such shares of stock at the time of delivery thereof in payment for such property additions.

         In determining cost in cases in which property consists partly of bondable property and partly of nonbondable property or in cases in which cost is not allocated between various items of property and the determination of the cost of any or all of such items is required under any of the provisions of this Indenture, cost may be allocated to the various parts and items of property in accordance with the requirements of any system of accounting with which the Company is then required to comply in accordance with the rules, regulations and orders of the regulatory commission or commissions having jurisdiction or supervisory authority over its accounts, or, if there be no such requirements, in any manner which the officers making the officers' certificate in which the cost of such parts or items of property is required to be stated deem reasonable and in accordance with sound accounting practice for companies engaged in businesses similar to that of the Company.

         For the purpose of making such allocation, the officers making such officers' certificate may rely on and accept if they deem it proper so to do, the certificate or opinion of an engineer, appraiser or other expert filed with the Trustee with respect to the fair value of the property so acquired, and, if the fair value of such property as set forth in such certificate or opinion is not less than the greater of (i) twenty-five thousand dollars ($25,000) or
(ii) one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, such certificate or opinion shall be made by an independent engineer, appraiser or other expert which shall be filed with the Trustee and shall govern for this purpose.

fair value to the company:

         The term "fair value to the Company", when used with respect to any particular property, shall mean the fair value of such property to the Company as of the time that it was purchased, constructed, erected or otherwise acquired by the Company, which fair value may, subject to the provisions of Section 3.01 hereof, be determined without physical inventory or inspection and by use of accounting and engineering records maintained by the Company with respect to such property and by application of appropriate life tables and indices of cost and other engineering methods. Such fair value to the Company of property consisting of an acquired plant or system shall not include any amount for any franchises, contracts, operating agreements or other rights acquired simultaneously therewith, even though no separate or distinct consideration shall have been paid for, or apportioned to, such franchises, contracts, operating agreements or other rights.

          SECTION 1.04.

permitted liens:

         The term "permitted liens" shall mean as of any particular time any of the following:

         (i) liens for taxes, assessments or governmental charges not then delinquent; (ii) the lien of taxes, assessments or governmental charges due, or to become due, the validity of which is being contested at the time by the Company in good faith and, if necessary, by appropriate legal proceedings, provided that the Company shall have made such provision as may be required by the Trustee for the payment of any amount or the giving of such security as shall be required to prevent the loss or forfeiture of any of the mortgaged and pledged property, and for the payment of the amount of any such taxes, assessments or governmental charges as shall ultimately be determined to be due and payable; (iii) any liens, the indebtedness secured by which has not been assumed by the Company and on which it does not customarily pay interest charges, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission lines, distribution lines, pipe lines, water mains, or right of way purposes or for storeroom or service buildings incidental to any of the foregoing; (iv) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license, permit, or by any provision of law to terminate such right, power, franchise, grant, license or permit or to purchase, condemn or recapture or to designate a purchaser of any of the property of the Company;
(v) leases, easements, restrictions, exceptions or reservations in any property of the Company created at or before the acquisition thereof by the Company for the purpose of roads, water mains, pipe lines, transmission lines, distribution lines or for the joint or common use of real property and equipment and other like purposes, and other minor defects and irregularities of title in any property, which do not materially impair the use of such property in the operation of the business of the Company or which the Company itself has power to cure by appropriate legal proceedings; (vi) rights reserved to or vested in any municipality or public authority to use or control or regulate any property of the Company; (vii) any obligations or duties affecting the property of the Company to any municipality or public authority with respect to any franchise, grant, license or permit; (viii) undetermined liens and charges incidental to construction, except such as may result from any delinquent obligation of the Company for the payment of money on account of such construction; or (ix) funded liens.

funded liens:

         The term "funded liens" shall mean and include mortgage or other liens upon any of the mortgaged and pledged property prior to or on a parity with the lien of this Indenture, other than permitted liens as above defined in clauses
(i) to (viii), both inclusive, securing indebtedness for the payment or redemption of which funds in the necessary amount shall have been or shall concurrently be deposited with or be held by the Trustee or by the trustee or other holder of such prior or equal lien with irrevocable direction so to apply same, provided that if such indebtedness is to be redeemed prior to the maturity thereof notice of such redemption shall have been published or otherwise given as required by the prior or equal lien securing the same, or provision satisfactory to the Trustee shall have been made for such notice.

unfunded liens:

         The term "unfunded liens" shall mean and include any mortgage or other liens, other than permitted liens, upon any of the mortgaged or pledged property prior to or on a parity with the lien of this Indenture. The bonds, obligations or principal indebtedness secured by such unfunded liens are designated "unfunded lien bonds".

          SECTION 1.05.

retirements of bondable property and amount thereof:

         The term "retirements of bondable property" shall include all bondable property which, subsequent to June 30, 1950, shall have been sold, exchanged or otherwise disposed of by the Company or taken through the exercise of eminent domain, or lost or destroyed by fire or other casualty, or which, subsequent to June 30, 1950, shall have become obsolete or worn out or permanently unserviceable, or which, subsequent to June 30, 1950, shall have been retired from service for any reason, or shall have permanently ceased to be used or useful in the business of the Company, or which, subsequent to June 30, 1950, shall have been otherwise abandoned, and which, subsequent to June 30, 1950, for any reason shall have been removed from the plant account of the Company or should have been so removed in accordance with the rules and regulations of any State or Federal governmental body under the jurisdiction of which the Company may be operating, or, if there be no such body or no pertinent rules or regulations, in accordance with sound accounting practice for companies engaged in business similar to that of the Company; provided, however, that there shall not be included in the term "retirements of bondable property" any items of property the cost of replacement of which is properly chargeable to operating expenses or maintenance or repair accounts or income account as distinguished from capital account.

         The term "amount of retirements of bondable property" shall mean, as of any particular date, the sum of (i) the aggregate cost of all bondable property, which was bondable property on July 1, 1950, retired subsequent to June 30, 1950, and prior to such particular date, and (ii) the aggregate of the cost or fair value to the Company, whichever shall be the lesser, of all property additions retired subsequent to June 30, 1950, and prior to such particular date.

minimum provision for property retirements or depreciation:

         The term "minimum provision for property retirements or depreciation" when used with reference to any period of time, shall mean an amount equal to
(i) fifteen per centum (15%) of the gross operating revenues of the Company received from electric, gas and water operations, during such period arising from the operation of bondable property, after deducting from such gross operating revenues (a) an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale in connection with the operation of bondable property and (b) rentals paid for the lease of electric, gas and water facilities, less (ii) an amount equal to the aggregate charges by the Company to operating expenses during such period for current repairs and maintenance of bondable property.

amount of net property retirements:

         The term "amount of net property retirements" at any particular time shall mean the amount, if any, by which (a) the aggregate amount of all retirements of bondable property during the period subsequent to June 30, 1950, or (b) the aggregate of the minimum provision for property retirements or depreciation for such period, whichever shall be the greater, exceeds the sum of (i) all cash and (ii) the principal amount of any purchase money obligations and (iii) obligations of a governmental or public body, authority, agency or licensee, deposited with the Trustee as the proceeds of insurance on, or of the release of, or of the taking by eminent domain of, or of the purchase by any governmental or public body, authority, agency or licensee, of, or other disposition or change of, any bondable property retired during such period.

          SECTION 1.06.

bondable value of property additions:

         (A) The term "bondable value of property additions", at any particular time, shall mean the sum of the cost or the fair value to the Company, whichever shall be less, of all property additions then or theretofore certified to the Trustee pursuant to the provisions of subsection B of this Section, after deducting therefrom the sum of (a) the amount of net property retirements and (b) the amount of bondable value of property additions theretofore made the basis for the authentication and delivery of bonds or the withdrawal of cash under any provision of this Indenture or for a credit under any sinking and improvement fund or other purchase or similar fund which may be created pursuant to the provisions of any indenture supplemental to this Indenture.

         (B) Each computation of bondable value of property additions shall be contained in an officers' certificate with respect to bondable value of property additions. The Company may, at its option, deliver to the Trustee at any time, an officers' certificate with respect to bondable value of property additions, and shall deliver such an officers' certificate to the Trustee on or before April 30 of each year beginning with the year 1951, whether or not any part of the bondable value of property additions as computed therein is to be used in connection with any application or certification then made to the Trustee, and shall also be required to deliver such an officers' certificate in connection with any application or certification at any time made to the Trustee which provides for the use of bondable value of property additions; provided, however, that no such officers' certificate shall be used in connection with an application for the authentication and delivery of bonds unless the end of the period covered thereby shall be not more than three (3) months prior to the delivery thereof to the Trustee.

         Each such officers' certificate required to be delivered to the Trustee on or before April 30 of each year (hereinafter referred to as the annual officers' certificate with respect to bondable value of property additions) shall be for the period ended December 31 of the preceding year, and any other such officers' certificate delivered to the Trustee shall be for the period ended not more than three (3) months prior to the delivery thereof and, if any such officers' certificate is delivered to the Trustee subsequent to January 1 and prior to April 30 in any year and before there has been delivered to the Trustee the annual officers' certificate with respect to bondable value of property additions, it shall be for a period ended not later than December 31 of the preceding year.

         Each officers' certificate of bondable value of property additions shall set forth and need only set forth:

                 (1) except in the case of the first such officers' certificate so delivered to the Trustee, the sum of the cost or the fair value to the Company, whichever shall be the lesser, of all property additions theretofore certified to the Trustee as shown by the preceding officers' certificates delivered to the Trustee pursuant to the provisions of this subsection (B) (without detail as to the manner of computation or as to the nature of the items included therein);

                 (2) a brief identification of the property additions then being certified to the Trustee (and, if any property included in such property additions is located on any leasehold, stating that the property located on such leasehold constitutes movable physical property used or useful in connection with bondable property), which shall include only property additions purchased, constructed, erected or otherwise acquired by the Company during the period subsequent to the end of the period covered by the last preceding officers' certificate delivered to the Trustee pursuant to this subsection (B), or subsequent to June 30, 1950, if no such certificate shall previously have been delivered to the Trustee; provided, however, that property of the Company which originally constituted nonbondable property, may be included in a later officers' certificate delivered to the Trustee pursuant to this subsection (B) when such property shall have come within the definition of the term property additions regardless of the period covered by such later certificate; and provided, further, that any property additions acquired by the Company within fifteen days preceding, or to be so acquired concurrently with, the making or granting of any application in connection with which such officers' certificate is delivered to the Trustee may (unless such property additions are to be acquired in exchange or substitution for bondable property) be certified to the Trustee as property additions in such officers' certificate and in such event shall be treated for all purposes of this Indenture as having been acquired within the period covered by such officers' certificate;

                 (3) the cost to the Company of the property additions then being certified to the Trustee, which cost, to the extent that it is represented by shares of stock, shall be the fair value in cash of such shares as determined by an appraiser or other expert in accordance with the provisions of subsection (C) of this Section;

                 (4) the fair value to the Company of the property additions then being certified to the Trustee, as determined by an engineer, appraiser or other expert in accordance with the provisions of subsection (C) of this Section;

                 (5) the aggregate cost or, in the event that the fair value to the Company of any such property additions then being certified to the Trustee shall be less than the cost thereof, the sum of the aggregate fair value to the Company of such property additions and the aggregate cost of all other property additions then being certified to the Trustee;

                 (6) the aggregate amount of all retirements of bondable property during the period subsequent to June 30, 1950;

                 (7) the aggregate of the minimum provision for property retirements or depreciation for such period, showing, in reasonable detail, how the same has been calculated;

                 (8) the aggregate amount of all cash and principal amount of purchase money obligations and obligations of a governmental or public body, authority, agency or licensee deposited with the Trustee as the proceeds of insurance on, or the release, or the taking by eminent domain, or the purchase by any governmental or public body, authority, agency or licensee, of, or other disposition or change of any bondable property retired during such period;

                 (9) the amount of net property retirements for such period;

                 (10) the aggregate amount of bondable value of property additions theretofore made the basis for the authentication and delivery of bonds or the withdrawal of cash under any provision of this Indenture, or for a credit under any sinking and improvement fund or other purchase or similar fund which may be created pursuant to the provisions of any indenture supplemental to this Indenture during the period;

                 (11) the aggregate of the amount set forth pursuant to the foregoing paragraphs (1) and (5);

                 (12) the aggregate of the amounts set forth pursuant to the foregoing paragraphs (9) and (10);

                 (13) a computation showing the result (plus or minus) after deducting from the amount set forth pursuant to the foregoing paragraph (11) the amount set forth pursuant to the foregoing paragraph (12); and

                 (14) the resulting balance available (or the resulting deficiency) on the date of such officers' certificate and the amount, if any, of any such balance then to be made the basis for the authentication and delivery of bonds or the withdrawal of cash under any provision of this Indenture, or for a credit under any sinking and improvement fund or other purchase or similar fund which may be created pursuant to the provisions of any indenture supplemental to this Indenture, provided, however, that if any of such property additions are used or useful to the Company in its business as a gas company or gas utility, the certificate shall state that the cost or fair value, whichever is lower, of such property additions does not exceed ten per centum (10%) of the aggregate of (1) all property additions certified to the Trustee hereunder including the property additions contained in said certificate (but excluding property additions certified pursuant to Section 5.23 hereof) and (2) one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of the bonds of Series A authenticated by the Trustee and delivered pursuant to Section 4.02 hereof.

         (C) Each officers' certificate delivered to the Trustee pursuant to subsection (B) of this Section shall be accompanied by:

                 (1) a certificate or opinion of an engineer, appraiser or other expert with respect to the fair value to the Company of the property additions then being certified to the Trustee, and, if

                   (a) within six months prior to the date of the acquisition thereof, any property included in such property additions was used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and

                   (b) the fair value to the Company of such property, as set forth in such certificate or opinion, is not less than the greater of (i) Twenty-five Thousand Dollars ($25,000) or (ii) one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, such certificate or opinion with respect to such property so used or operated shall be made by an independent engineer, appraiser or other expert (and the fair value to the Company of such property as stated in such certificate or opinion shall be used in the accompanying officers' certificate), and such certificate or opinion shall also cover the fair value to the Company of all property so used or operated which shall have been subjected or shall have become subject to the lien of this Indenture since the commencement of the then current calendar year and which shall have been included in any property additions certified to the Trustee and with respect to which a certificate or opinion of an independent engineer, appraiser or other expert shall not previously have been furnished; and if the aggregate of the fair value to the Company, as stated in such certificate or opinion, of the property previously so certified to the Trustee and which is required to be covered by such certificate or opinion of an independent engineer, appraiser or other expert, is less than the aggregate amount at which such property was previously certified to the Trustee pursuant to paragraph (5) of subsection (B) of this Section, the difference shall be treated as a retirement of bondable property in the accompanying officers' certificate;

                 (2) in case any property, included in the property additions then being certified to the Trustee was acquired in whole or in part through the delivery of shares of stock, a written appraisal of an independent appraiser or other expert, stating the fair value in cash, in the opinion of the signer, of such shares of stock at the time of delivery thereof in payment for, or for the acquisition of, such property;

                  (3) all such deeds, indentures supplemental hereto or instruments of further assurance as in the opinion of counsel, furnished pursuant to paragraph (4) below, may be necessary to subject to the lien of this Indenture the property additions then being certified to the Trustee pursuant to the provisions of subsection (B) of this Section; and

                 (4) an opinion of counsel specifying the deeds, indentures supplemental hereto or instruments of further assurance necessary to subject to the lien of this Indenture all the right, title and interest of the Company in and to the property of the Company (except property which has been retired) constituting the property additions then being certified to the Trustee pursuant to the provisions of subsection (B) of this Section, or stating that no such instruments are necessary for such purpose, and also stating that in the opinion of the signer (i) except with respect to property which has been retired, the Company has title to, or contemporaneously with the granting of any application in connection with which an officers' certificate is then being delivered to the Trustee pursuant to the provisions of subsection (B) of this Section will have title to, the property constituting such property additions and that this Indenture is, or upon the delivery of the deeds, indentures supplemental hereto or instruments of further assurance, if any, specified in said opinion, will be, a lien upon such property of the Company (except property which has been retired) subject to no defect in title and subject to no lien thereon prior to the lien of this Indenture, except permitted liens, and, if any such property of the Company is located on any leasehold, stating that the property located on such leasehold constitutes personal property; and (ii) that the Company has corporate authority and all necessary permission from governmental authorities to acquire, own and operate the property constituting such property additions. Unless such opinion shall show that no consent or approval of any governmental authority (other than those previously evidenced to the Trustee) is requisite to the acquisition, ownership or operation of such property additions, it shall specify and be accompanied by officially authenticated certificates, or other documents, by which such consent or approval is or may be evidenced.

         SECTION 1.07.

net earnings certificate:

         The term "net earnings certificate" shall mean an officers' certificate stating:

                 (A) for a period of any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery of the bonds then applied for is made to the Trustee, the net earnings of the Company, which shall be the amount stated in subparagraph (I) below minus the amount stated in subparagraph (II) below and plus the amount (or minus the amount if it represents a net loss) stated in subparagraph (III) below; provided, that in no event shall the amount to be added with respect to the amount stated in subparagraph (III) below exceed ten per centum (10%) of the balance arrived at by deducting the amount stated in subparagraph (II) below from the amount stated in subparagraph (I) below; and specifying for such period:

                          (I) the gross electric, gas and water operating
                 revenues of the Company with the principal divisions thereof (including operating revenues from the operation of any property acquired within fifteen (15) days preceding, or to be so acquired concurrently with, the making or granting of the application in connection with the issue of the bonds applied for in the application in connection with which such certificate is made); provided, however, that there shall not be included in arriving at the amount to be stated pursuant to this subparagraph (I) any revenues arising from the operation of any business unit not owned or to be owned by the Company or not subject to or to be subject to the lien of this Indenture at the time of the making of such net earnings certificate (or upon the issue of the bonds then applied for), nor shall there be included any revenues properly classifiable as non-operating revenues;

                          (II) the electric, gas and water operating expenses
                 of the Company specifying the principal divisions thereof, including taxes (other than Federal and State income, excess profits and other taxes measured by or dependent on net taxable income) assessments, rentals, insurance, actual charges for current repairs and maintenance, and amounts set aside or reserved to provide for property retirements or depreciation, and the amount, if any, by which the minimum provision for property retirements or depreciation for the period of computation exceeds the amounts so set aside or reserved, but excluding all interest and sinking fund charges and excluding any charges to income or otherwise for the amortization of utility plant account or amounts transferred therefrom and excluding amortization of debt and stock discount and expense or premium; provided that there shall be included in arriving at the amount to be stated pursuant to this subparagraph (II) all the charges referred to in the foregoing provisions of this subparagraph (II) applying to property acquired within fifteen (15) days preceding, or to be acquired concurrently with, the making or granting of the application in connection with the issue of the bonds then applied for, but there shall be excluded in arriving at the amount to be stated pursuant to this subparagraph (II) all expenses and charges arising from the operation of any business unit not owned or to be owned by the Company or not subject to or to be subject to the lien of this Indenture at the time of the making of such net earnings certificate (or upon the issue of the bonds then applied for), and there shall also be excluded all expenses and charges properly classifiable as non-operating expenses or charges; and

                          (III) the aggregate (net income or net loss) of (1)
                 net non-operating income and (2) net income which in the opinion of the signers is directly derived from the operation of any business unit not owned or to be owned by the Company or not subject to or to be subject to the lien of this Indenture at the time of the making of such net earnings certificate (or upon the issue of the bonds then applied for);

                 (B) the annual interest charges upon (1) all bonds outstanding hereunder at the date of such certificate except any for the refunding of which the bonds applied for are to be issued, (2) those then applied for in the application in connection with which such certificate is made and those applied for in any other pending application, and (3) all indebtedness outstanding at the date of such certificate which is secured by lien for the payment of money or its equivalent prior to or on a parity with the lien of this Indenture within the restrictions contained in this

         Indenture other than permitted liens but only to the extent the same will be outstanding immediately after the authentication of the bonds then applied for in the application in connection with which such certificate is made and after the authentication of any other bonds applied for in any other pending application; and

                 (C) the "interest earnings requirement", which shall be a figure equal to two and one-half times the aggregate annual interest charges specified in subsection (B) of this Section.

         The term "business unit" shall not apply to any leased electric, gas or water facilities operated by the Company as part of its system.

         If any of the property owned by the Company at the time of the making of any net earnings certificate or acquired by the Company within fifteen days preceding, or to be acquired concurrently with, the making or the granting of any application in connection with which such net earnings certificate is delivered to the Trustee, shall consist of property formerly operated by others and acquired by the Company during or after the period covered by such net earnings certificate or to be acquired by the Company, as aforesaid, the net earnings of such property (computed in the manner specified in this Section for the computation of the net earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof by the Company, if and to the extent that the same have not otherwise been included and can be determined, and unless such property shall have been acquired, or is to be acquired, in exchange or substitution for property the earnings of which have been included, shall for all purposes of this Indenture be treated as a part of the net earnings of the Company.

         In any application for the authentication and delivery of bonds where a net earnings certificate is required, if the aggregate principal amount of bonds then applied for plus the aggregate principal amount of bonds authenticated and delivered since the commencement of the then current calendar year (other than those with respect to which a net earnings certificate is not required or with respect to which a net earnings certificate signed by an independent public accountant has previously been furnished) is ten per centum (10%) or more of the aggregate amount of the bonds at the time outstanding hereunder, such net earnings certificate shall be made and signed by an independent public accountant.

         Each net earnings certificate required to be delivered to the Trustee shall include the statements required by Section 3.01 hereof.

                                  ARTICLE II.

       DESCRIPTION, FORM, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS.

         SECTION 2.01. The bonds may be issued in one or more series as from time to time shall be authorized by the Board of Directors of the Company, and shall be designated generally as the "First Mortgage Bonds" of the Company. The bonds of each series other than Series A shall have such further particular designations as the Board of Directors may adopt for such series, and each bond issued hereunder shall bear upon the face thereof the designation so adopted for the series to which it belongs.

         The bonds of each series and the coupons shall be substantially in the forms hereinbefore recited for the bonds of Series A, but in the case of other series with such omissions, variations and insertions as are authorized or permitted by this Indenture. The definitive bonds of each series shall be engraved, lithographed or printed, as the Board of Directors may determine.

         The bonds and the coupons may contain such specifications, descriptive words and recitals, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the bonds may be listed or to conform to usage.

         The bonds of any series other than Series A at the election of the Board of Directors, as expressed in one or more indentures supplemental hereto, may contain such terms and conditions, not in conflict with the provisions of this Indenture, as may be prescribed by the Board of Directors, including terms and conditions with respect to: (a) date,
(b) date of maturity, (c) interest rate, (d) interest payment dates, (e) the place or places for the payment of principal and for the payment of interest,
(f) payment of principal or interest, or both, without deduction for, or with respect to reimbursement of, taxes, (g) redemption, (h) a sinking, purchase or similar fund with respect to the bonds of the series, (i) convertibility, (j) exchangeability, (k) limitation, if any, upon the aggregate principal amount of bonds of the series which may be issued, (l) whether issuable as coupon bonds with or without provision for registration as to principal, and whether issuable as fully registered bonds, and (m) any other provisions not in conflict with the provisions of this Indenture.

         In authorizing the issue of any series of bonds (other than bonds of Series A), the Board of Directors shall determine and specify substantially the form of the bonds and coupons, if any, of such series.

         All bonds of any one series at any time simultaneously outstanding hereunder shall be identical in respect of the date of maturity (unless they are of serial maturities), the place or places of payment of the principal thereof and interest thereon, the interest rate (unless they are of serial maturities) and interest payment dates, the terms and rate or rates of redemption (unless they are of serial maturities), if redeemable, the provisions (if any) for a sinking, purchase or similar fund for the retirement of bonds of such series, and the provisions (if any) as to the payment of principal or interest, or both, without deduction for, or as to the reimbursement of, taxes and (except for necessary or proper variations between bonds of different denominations) as to conversion, but bonds of the same series may be of different denominations and bonds of any series other than Series A may be of serial maturities and, if of serial maturities, may differ with respect to maturity date, interest rate and price and terms of redemption. All coupon bonds of any one series shall be dated as of the same date.

         SECTION 2.02. The bonds shall be signed on behalf of the Company by its President or a Vice-President under its corporate seal which shall be attested by its Secretary or an Assistant Secretary and, to the extent permitted by law, may be in the form of a facsimile of the seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the bonds. Only such bonds as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee, shall be secured by this Indenture or be entitled to any right or benefit hereunder. No bond and no coupon thereunto appertaining shall be or become valid or obligatory for any purpose until such certificate shall have been duly executed on such bond. Such certificate by the Trustee upon any bond executed by the Company shall be conclusive evidence and the only competent evidence that the bond so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the security and benefit of this Indenture. The Trustee shall not authenticate or deliver any coupon bond until all matured coupons thereunto appertaining shall have been detached and cancelled, except as otherwise provided in Section 2.03 hereof or permitted in Section 2.08 hereof.

         In case any officer of the Company who shall have signed any of the bonds or attested the seal thereon shall cease to be such officer before the bonds so signed or sealed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such bonds, nevertheless, may be authenticated and delivered or disposed of as though the person who signed such bonds or attested the seal thereon had not ceased to be such officer; and any bond may be signed on behalf of the Company and the seal of the Company may be attested by such persons as, at the actual date of the execution of the bond, shall be the proper officers of the Company, although at the date of such bond any such person was not such officer. The coupons attached to coupon bonds shall bear the facsimile signature of the present Treasurer or of any future Treasurer of the Company, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been such Treasurer, notwithstanding the fact that at the time when such coupon bonds shall be authenticated and delivered or disposed of he shall have ceased to be the Treasurer of the Company.

         SECTION 2.03. No registered bonds without coupons of any series other than Series A shall be issued under this Indenture unless the Board of Directors shall determine that, in the case of any particular series, such bonds shall be issued and shall cause registered bonds without coupons, substantially in the form hereinbefore set forth with such changes therein or modifications thereof as shall be appropriate, in such denominations as shall be determined by the Board of Directors, to be prepared and delivered to the Trustee. Any registered bond without coupons of any series may be transferred at the office or agency of the Company specified for such purpose in the bond or in any indenture supplemental hereto with respect to the bonds of the particular series, upon surrender thereof at said office or agency for cancellation, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds of the same series and maturity in authorized denominations, for a like aggregate principal amount. Except as provided in
Section 2.08, every registered bond without coupons shall be dated as of the date of its issue (except that if any registered bond shall be issued on any interest payment date it shall be dated as of the day next following such interest payment date). Every registered bond without coupons shall bear interest from the interest payment date next preceding the date of such bond (or, if the date of such bond is prior to the first interest payment date for the bonds of such series, then from the date from which interest is payable with respect to the bonds of such series); provided, however, that upon any transfer or exchange of registered bonds without coupons, if the Company at the time shall be in default in the payment of interest on the registered bond or bonds surrendered on such transfer or exchange, the Trustee shall endorse upon any registered bond or bonds issued upon such transfer or exchange a legend to the effect that the same bear interest from a specified date, which date shall be the last interest payment date to which interest has been paid on the registered bond or bonds so surrendered.

         Registered bonds without coupons may, upon surrender thereof at the aforesaid office or agency of the Company, be exchanged for a like aggregate principal amount of bonds of like form, in authorized denominations, or of coupon bonds of the same series and maturity, in the denomination of One Thousand Dollars ($1,000) and with coupons representing interest from the last interest payment date to which interest has been paid on the registered bonds so surrendered, or for a like aggregate principal amount of both such registered bonds without coupons and coupon bonds; provided, however, that the Company shall not be obligated to make any such exchange until sixty (60) days after the date of receipt by it of notice of the proposed surrender of such registered bonds.

         SECTION 2.04. All coupon bonds issued hereunder shall be transferable by delivery except while registered as to principal in the manner hereinafter provided. Any coupon bond issued hereunder may be registered as to principal in the name of the holder on books of the Company to be kept for that purpose at the office or agency of the Company specified for such purpose in the bond or in any indenture supplemental hereto with respect to the bonds of the particular series, and such registration shall be noted on the bond. After such registration, no transfer shall be valid unless made on said books by the registered owner in person, or by his attorney duly authorized in writing, and similarly noted on the bond; but such bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored; and such bond may again, from time to time, be registered or discharged from registration in the same manner. Such registration, however, shall not affect the negotiability by delivery of the coupons, but every such coupon shall continue to be transferable by delivery merely, and shall be and remain payable to bearer, and payment thereof to bearer shall fully discharge the Company in respect of the interest therein mentioned, whether or not the bond to which such coupon shall appertain be registered as to principal. Such registrations, transfers and discharges from registration shall be under such reasonable regulations as the Company may prescribe and shall be without expense to the holder or registered owner of the bond; but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the party requesting such registration, transfer or discharge from registration as a condition precedent to the exercise of the privilege conferred by this Section.

Coupon bonds of any authorized denominations less than One Thousand Dollars ($1,000), bearing all unmatured coupons, may, upon surrender thereof at the aforesaid office or agency of the Company in principal amounts aggregating One Thousand Dollars ($1,000) or any multiple thereof, be exchanged for a like aggregate principal amount of coupon bonds of the same series and maturity, in the denomination of One Thousand Dollars ($1,000), bearing all unmatured coupons. Coupon bonds of any series other than Series A, whether issued upon original issue or in exchange for registered bonds without coupons, shall not be exchangeable for registered bonds without coupons unless the Board of Directors of the Company shall so determine with respect to the bonds of such series.

         SECTION 2.05. In all cases in which the privilege of exchanging bonds or transferring registered bonds exists and is exercised, the bonds to be exchanged or transferred shall be surrendered for cancellation at the office or agency of the Company specified for such purpose in the bonds or in any indenture supplemental hereto with respect to the bonds of the particular series, with all unmatured coupons (if any) attached and, in the case of coupon bonds registered as to principal or registered bonds without coupons, accompanied by such duly executed instruments of transfer as may be required by the Company and the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the bonds, with appropriate coupons attached, which the person making the exchange or transfer shall be entitled to receive.

         Every exchange or transfer of bonds under the provisions of this
Article II shall be effected in such manner as may be prescribed by the Board of Directors, with the approval of the Trustee, and as may be required to comply with the rules and regulations of any stock exchange upon which the bonds are listed or are to be listed or to conform to any usage with respect thereto. The Company shall not be required to make exchanges or transfers of any bond under any provision of this Article II after the first publication of notice of redemption of such bond, anything in such bond to the contrary notwithstanding.

         Upon any such exchange of bonds or transfer of registered bonds without coupons the Company may require the payment of such reasonable charges, therefor, not exceeding Two Dollars ($2) for each such bond issued, as it may deem proper, the payment of which, together with any taxes or other governmental charges required to be paid with respect to such exchange or transfer, shall be made by the person requesting the same as a condition precedent to the exercise of the privilege of such exchange or transfer.

         SECTION 2.06. In case the Company, pursuant to the provisions of
Article XIII hereof, shall be consolidated with or merged into any other corporation or shall convey or transfer, subject to the lien of this Indenture, all or substantially all of the mortgaged and pledged property as an entirety or substantially as an entirety, and the successor corporation resulting from such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, shall have executed with the Trustee and caused to be recorded an indenture pursuant to the provisions of Section 13.02 hereof, any bonds issued under this Indenture prior to such consolidation, merger, conveyance or transfer may, from time to time, at the request of the successor corporation and with the consent of the holders of such bonds, be exchanged for other bonds of the same series and maturity, executed in the name and under the seal of the successor corporation, with such changes in phraseology and form as may be appropriate but in substance of like tenor as the bonds surrendered for such exchange, and of like principal amount; and the Trustee, upon the request of the successor corporation, shall authenticate bonds as specified in such request for the purpose of such exchange and shall deliver such bonds upon surrender of the bonds so to be exchanged therefor. All coupon bonds so surrendered and all coupon bonds delivered in exchange therefor shall be accompanied by all unmatured coupons appertaining thereto, and all coupon bonds registered as to principal and registered bonds without coupons so surrendered shall be accompanied by written instruments of transfer duly executed by the registered holder or his attorney duly authorized in writing, if deemed necessary by the Trustee. The Trustee shall forthwith cancel all bonds and coupons so surrendered and shall cremate all coupon bonds and coupons so cancelled and deliver a certificate of such cremation to the Company, and, on the written request of the Company, shall deliver to the Company all registered bonds without coupons so cancelled. All bonds so executed in the name and under the seal of the successor corporation and authenticated and delivered shall in all respects have the same legal rank and security as the bonds executed in the name of the Company and surrendered upon such exchange, with like effect as if the bonds so executed in the name of the successor corporation had been issued, authenticated and delivered hereunder on the date hereof.

         The Company covenants and agrees that, if additional bonds of any particular series of which bonds are at the time outstanding shall at any time be issued in any new name, the Company will provide for the exchange of any bonds of such series previously issued, at the option of and without expense to the holders, for bonds issued in such new name.

         SECTION 2.07. Pending the preparation of definitive bonds of any series, the Company may execute and the Trustee shall authenticate and deliver one or more temporary typewritten, printed, lithographed or engraved bonds of such series, of any denomination or denominations, in bearer form, with or without one or more coupons and with or without the privilege of registration as to principal, or in fully registered form, exchangeable or not exchangeable for temporary bonds of other form or other authorized denominations of such series, and substantially in the form of the definitive bonds of such series, but with such omissions, insertions and variations appropriate for temporary bonds, all as provided in the written order of the Company for the authentication and delivery thereof. Every such temporary bond shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive bonds. The Company shall, without unnecessary delay and at its own expense, prepare, execute and deliver to the Trustee, and thereupon, upon the presentation and surrender of any such temporary bond or bonds, the Trustee shall authenticate and deliver therefor, definitive bonds of the same series and maturity, for the same aggregate principal amount as, and in the authorized denomination indicated by, the holders of the temporary bond or bonds so surrendered.

All temporary bonds so surrendered for exchange shall be in bearer form or, if registered, shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and to the Trustee, duly executed by the registered holder or by his duly authorized attorney, with all unmatured coupons, if any, appertaining thereto. Until so exchanged, the temporary bonds shall in all respects be entitled to the same benefit and security of this Indenture as definitive bonds authenticated and delivered hereunder. When and as interest is paid upon any temporary bond in bearer form but without coupons, the fact of such payment shall be noted thereon, and interest due on any temporary bond which is represented by a coupon shall be paid only upon presentation and surrender of such coupon for cancellation.

         Until definitive bonds are ready for delivery, the holder of any temporary bond or bonds may, with the consent of the Company, exchange the same, upon the surrender thereof to the Trustee for cancellation, with all matured coupons, if any, appertaining thereto, for a like aggregate principal amount of temporary bonds of the same series and maturity, in any other authorized denomination or denominations indicated by him, bearing all unmatured coupons, if any.

         SECTION 2.08. In case any temporary or definitive bond and any coupons appertaining thereto shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new bond (with coupons corresponding to the coupons, if any, appertaining to the mutilated, destroyed, lost or stolen bond) of the same series and maturity and of like tenor, in exchange and substitution for the mutilated bond and its coupons (if any), or in lieu of and substitution for the bond and its coupons (if any) so destroyed, lost or stolen, or, if any such bond or any coupon shall have matured or shall be about to mature, instead of issuing a substituted bond or coupon the Company may pay the same without surrender thereof. In case of destruction, loss or theft of any bond or coupon, the applicant for a substituted bond or for such payment shall furnish to the Company and to the Trustee, in its discretion, evidence to their satisfaction of the destruction, loss or theft of such bond and its coupons (if any) and of the ownership thereof, and also such security or indemnity as may be required by the Company and the Trustee to save each of them harmless. The Trustee may authenticate any such substituted bond and deliver the same with appurtenant coupons (if any), or the Trustee or any paying agent of the Company may make any such payment upon the written request or authorization of the Company, and shall incur no liability to anyone by reason of anything done or omitted to be done by it in good faith and without negligence under the provisions of this Section. Upon the issue of any substituted bond, the Company may require the payment of a sum sufficient to cover any tax or taxes or other governmental charge and any other expense connected therewith, and also a further sum not exceeding two dollars ($2) for each bond so issued in substitution.

         Any bonds and coupons issued under the provisions of this Section shall constitute additional original contractual obligations on the part of the Company and shall be equally and proportionately entitled to the benefit and security of this Indenture with all other bonds and coupons issued under this Indenture.

         SECTION 2.09. All bonds and coupons surrendered for the purpose of payment, redemption, exchange or transfer shall, if surrendered to the Company or any paying agent, be cancelled and delivered to the Trustee, or, if surrendered to the Trustee, shall be cancelled by it, and no bonds or coupons shall be issued under this Indenture in lieu thereof except as expressly permitted by any of the provisions hereof. If the Company shall acquire any of the bonds, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such bonds unless and until the same are surrendered to the Trustee for cancellation.

         The Trustee shall make appropriate notations in its records in respect of all the bonds and coupons cancelled by it and shall cremate all coupon bonds and coupons so cancelled and deliver a certificate of such cremation to the Company and, on the written request of the Company, shall deliver to the Company all registered bonds without coupons so cancelled.

         SECTION 2.10. A series of bonds to be issued hereunder and secured hereby is hereby created, which shall be designated, and distinguished from the bonds of all other series, by the title "First Mortgage Bonds, Series A, 3%", elsewhere herein referred to as the "bonds of Series A".

         The aggregate principal amount of the bonds of Series A is not limited except as provided in this Indenture.

         The bonds of Series A shall be dated, and shall bear interest from, July 1, 1950, except as provided in Section 2.03 with respect to registered bonds without coupons, and shall be due July 1, 1980, and shall bear interest at the rate of 3 per centum (3%) per annum, payable semi-annually on the first day of January and the first day of July in each year, until maturity or until the obligation of the Company with respect to payment of the principal thereof shall have been discharged. The principal of and the premium (if any) and the interest on the bonds of Series A shall be payable at the office or agency of the Company in the City of New Orleans, Louisiana, in such coin or currency of United States of America as, at the time of payment, shall be legal tender for public and private debts.

         All bonds of Series A shall be redeemable, either at the option of the Company or pursuant to any provision of this Indenture requiring such redemption, either as a whole or in part from time to time, at any time prior to maturity, upon notice published as provided in Section 8.02 hereof, at least once in each of four (4) successive calendar weeks upon any business day of each such calendar week, the first publication to be not less than thirty
(30) days and not more than sixty (60) days before such redemption date (or upon mailing of notice of redemption as provided in the second paragraph of
Section 8.02 hereof in the event such paragraph shall be applicable). If redeemed by the application of moneys in the Sinking Fund for bonds of Series A provided for in Section 6.01 of this Indenture or moneys in the Depreciation Fund provided for in Section 5.07 of this Indenture or by application of moneys received by the Trustee in connection with any release of property upon acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series A are redeemable at the redemption prices specified for such redemption in Column A of the schedule contained in the form of such bonds set forth in the recitals hereof, together with accrued interest to the date of redemption. If redeemed otherwise than by the application of such moneys, the bonds of Series A are redeemable at the redemption prices specified for such redemption in Column B of the schedule contained in the form of such bonds set forth in the recitals hereof, together with accrued interest to the date of redemption.

         Coupon bonds of Series A shall be issuable in the denomination of $1,000 and shall be registerable as to principal. Registered bonds without coupons of Series A shall be issuable in the denomination of $1,000 and any multiple of $1,000. Bonds of Series A shall be interchangeable at the option of the holders thereof, in like aggregate principal amounts, coupon bonds for registered bonds without coupons, registered bonds without coupons for coupon bonds and the several denominations of registered bonds without coupons.

                                  ARTICLE III.

              GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS.

         SECTION 3.01. Any certificate or opinion of an engineer, appraiser or other expert required to be delivered to the Trustee under any provision of this Indenture may be signed by an engineer, appraiser or other expert who is an officer or employee of the Company, unless under such provision of this Indenture such certificate or opinion is required to be signed by an independent engineer, appraiser or other expert. Where any such certificate or opinion is required to be made by an independent engineer, appraiser or other expert, such certificate or opinion shall be made by an independent engineer, appraiser or other expert appointed by the Board of Directors or Executive Committee of the Company and approved by the Trustee in the exercise of reasonable care.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

         In addition to such other certificates or opinions as may be required by other provisions of this Indenture, every request or application by the Company for action by the Trustee shall be accompanied by an opinion of counsel and an officers' certificate, each such opinion of counsel and officers' certificate stating that, in the signers' opinion, the conditions precedent, if any, to such action provided for in this Indenture (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

         Any officers' certificate and any certificate or opinion of an engineer, appraiser or other expert may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless the persons signing such certificate or opinion know that the certificate or opinion or representations of counsel with respect to the matters upon which their certificate or opinion may be based as aforesaid are erroneous or, in the exercise of reasonable care, should have known that the same were erroneous. Any net earnings certificate may be based upon the books and records of the Company and upon a certificate or opinion of or representations by an accountant or accountants or the Treasurer or an Assistant Treasurer of the Company, unless the persons signing such certificate know that the books and records of the Company or the certificate or opinion or representations with respect to the matters upon which the certificate or opinion may be based as aforesaid are erroneous or, in the exercise of reasonable care, should have known that the same were erroneous. Any opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous or, in the exercise of reasonable care, should have known that the same were erroneous.

         The same officers of the Company, or the same engineer, appraiser, or other expert, or the same counsel or other person, as the case may be, need not certify to all of the matters required to be certified under any of the provisions hereof, but different officers, engineers, appraisers, other experts, counsel or other persons may certify to different facts respectively. Where any person or persons are required to make, give or execute two or more orders, requests, certificates, opinions or other instruments under this Indenture, any such orders, requests, certificates, opinions or other instruments may be consolidated and form one instrument.

         The acceptance by the Trustee of a certificate or opinion shall be sufficient evidence that the signer or the signers have been approved by or are satisfactory to the Trustee, as the case may be, within the meaning of this Indenture, unless the Trustee shall give written notice to the Company that the signer or signers have not been approved by or are not satisfactory to the Trustee, as the case may be; and where, under any provision of this Indenture, a certificate of an independent engineer, appraiser or other expert is required, such requirement, so far as the validity of action taken in reliance thereon is concerned, shall be deemed to have been complied with if the Trustee shall have received a certificate made by the engineer, appraiser or other expert, as the case may be, who shall have been so approved by the Trustee for such purpose, but nothing contained in this paragraph shall relieve the Trustee of its obligation to exercise reasonable care with respect to the approval of independent engineers, appraisers or other experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

                                  ARTICLE IV.

                               ISSUANCE OF BONDS.

         SECTION 4.01. The aggregate principal amount of bonds which may be secured by this Indenture shall be such aggregate principal amount as may now or hereafter from time to time be authenticated and delivered under the provisions hereof, but not exceeding $100,000,000 aggregate principal amount.

         Nothing in this Indenture contained shall limit the power of the Board of Directors or Executive Committee of the Company to fix the price at which the bonds authenticated and delivered under any of the provisions of this Indenture may be issued, exchanged, sold or disposed of, but any or all of said bonds may be issued, exchanged, sold or disposed of upon such terms and for such considerations as the Board of Directors or Executive Committee of the Company may deem fit, subject to any provisions of law in respect thereof.

         SECTION 4.02. Bonds of Series A for the aggregate principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000) shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered, either before or after the filing or recording of this Indenture, at one time or from time to time, in accordance with the order or orders of the Company, evidenced by a writing or writings signed in the name of the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers.

         SECTION 4.03. Bonds of any one or more series may from time to time be executed by the Company and delivered to the Trustee, and shall be authenticated by the Trustee and delivered from time to time, to an aggregate principal amount not exceeding sixty per centum (60%) of the bondable value of property additions.

         Prior to the authentication and delivery of any bonds under this Section, there shall in each case have been delivered to the Trustee,

                 (1) the instruments required by Section 4.06 hereof;

                 (2) an officers' certificate of bondable value of property additions, meeting the requirements of subsection (B) of Section 1.06 hereof, accompanied by the instruments required by subsection (C) of
         Section 1.06; and

                 (3) a net earnings certificate meeting the requirements of
         Section 4.07 hereof.

         SECTION 4.04. Except as may be otherwise provided in any supplemental indenture, bonds of any one or more series may from time to time be executed by the Company and shall be authenticated by the Trustee and delivered from time to time to an aggregate principal amount not exceeding the aggregate principal amount of any bonds theretofore authenticated and delivered under this Indenture which have been cancelled or delivered to the Trustee for cancellation (except bonds surrendered for the purpose of exchange, transfer or substitution pursuant to Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 17.04
hereof or bonds surrendered for conversion into stock or other securities, or bonds deposited with the Trustee pursuant to, or in satisfaction of, or paid, purchased or redeemed pursuant to any sinking, purchase, improvement, or other similar fund provided for the bonds of any series) or for the payment or redemption of which funds in the necessary amount shall have been or shall concurrently be deposited with or shall be held by the Trustee in trust with irrevocable direction so to apply the same, subject to the provisions of
Section 15.04 hereof, and to the provision of any sinking, purchase, improvement, or other similar fund provided for the bonds of any series, (provided that, if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been published or otherwise given as required by this Indenture and the terms of such bonds, or provision satisfactory to the Trustee shall have been made for such notice) and which have not theretofore been made the basis for the authentication and delivery of bonds or the withdrawal, use or application of cash under any provision of this Indenture or for a credit pursuant to Section 5.07 or Section 6.01 hereof.

         Prior to the authentication and delivery of any bonds under this Section, upon the basis of any such bonds so cancelled or delivered to the Trustee for cancellation or so to be paid or redeemed, there shall in each case have been delivered to the Trustee:

                 (a) the instruments required by Section 4.06 hereof;

                 (b) an officers' certificate,

                   (i) describing the bonds so cancelled or delivered to the
                 Trustee for cancellation or so to be paid or redeemed,

                   (ii) stating that such bonds were not surrendered pursuant to Sections 2.03, 2.04, 2.05, 2.07, 8.04 or 17.04, or
                 surrendered for conversion into stock or other securities, or deposited with the Trustee pursuant to or in satisfaction of any sinking, purchase, improvement, or other similar fund provided for the bonds of any series, and were not and are not to be purchased, paid or redeemed by the use of cash deposited with the Trustee pursuant to any sinking, purchase, improvement, or other similar fund provided for the bonds of any series,

                   (iii) stating that such bonds have not theretofore been made the basis for the authentication and delivery of bonds or the withdrawal, use or application of cash under any provision of this Indenture or for a credit pursuant to Section 5.07 or
                 Section 6.01 hereof, and

                   (iv) stating separately the principal amount of all such
                 bonds, if any, which have been authenticated and delivered by the Trustee but which have not been issued by the Company and the interest rate borne by each thereof not so issued;

                 (c) either (i) the particular bonds so cancelled or delivered to the Trustee for cancellation together with all unmatured coupons, if any, appertaining thereto, or (ii) moneys in trust in the necessary amount for the payment or redemption thereof together with proof satisfactory to the Trustee that such notice of such redemption shall have been published or otherwise given, or provision satisfactory to the Trustee shall have been made for such notice; and

                 (d) in case any of such bonds shall have ceased to be outstanding prior to the authentication and delivery of the bonds then applied for and during the intervening period an officers' certificate with respect to net earnings of the Company shall have been delivered to the Trustee pursuant to Section 4.03 or 4.05 hereof in which the annual interest charges on any such bond which shall have so ceased to be outstanding shall not have been included, or in case the interest rate borne by any of said bonds which have been authenticated and delivered by the Trustee but have not been issued by the Company is shown by the officers' certificate provided for in paragraph (b) of this Section to be less than the interest rate to be borne by the bonds the authentication and delivery of which are then applied for, then there shall also be furnished to the Trustee a net earnings certificate meeting the requirements of Section 4.07 hereof. Bonds issued by the Company merely by way of pledge shall not be deemed to have been issued for the purposes of this paragraph (d).

         SECTION 4.05. Bonds of any one or more series may from time to time be executed by the Company and shall be authenticated by the Trustee and delivered from time to time upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the bonds so requested to be authenticated and delivered and upon delivery to the Trustee of:

                 (1) the instruments required by Section 4.06 hereof; and

                 (2) a net earnings certificate meeting the requirements of
         Section 4.07 hereof.

         All cash so deposited with the Trustee shall be held by the Trustee as part of the mortgaged and pledged property.

         Any cash so deposited with the Trustee may be withdrawn by the Company from time to time in an amount equal to the principal amount of each bond to the authentication and delivery of which the Company shall then be entitled. Prior to the withdrawal of any such cash there shall, in each case have been delivered to the Trustee:

                 (a) a written order of the Company for said cash evidenced by a writing signed in the name of the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers;

                 (b) a resolution of the Board of Directors of the Company authorizing the withdrawal of such cash; and

                 (c) an officers' certificate stating that the Company is not, to the knowledge of the signers, in default in the performance of any of the covenants on its part to be performed under this Indenture;

and the Company shall comply with all applicable provisions of this Article (except the provisions of Sections 4.06 and 4.07 hereof) relating to the authentication and delivery of the bonds on which the withdrawal of such cash is based. Any withdrawal of cash under this Section shall be in lieu of the right of the Company to the authentication and delivery of the bonds on which it is based.

         Any cash so deposited with the Trustee may also be used or applied in the manner, for the purposes and subject to the conditions provided in paragraphs (2) and (3) of subsection (A) of Section 9.06 hereof.

         SECTION 4.06. Prior to the authentication and delivery of any bonds under Sections 4.03, 4.04 or 4.05 hereof there shall, in each case, be delivered to the Trustee:

                 (1) a written order of the Company for said bonds evidenced by a writing signed in the name of the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers;

                 (2) a resolution of the Board of Directors of the Company requesting the Trustee to authenticate and deliver a specified principal amount of bonds of a specified series and, in the case of the creation of a new series of bonds, determining the provisions and form of the bonds of such series as provided in Section 2.01 hereof;

                 (3) in case of the creation of a new series of bonds, an indenture supplemental hereto which shall set forth substantially the provisions and form of the bonds of such series as so determined;

                 (4) an officers' certificate stating that the Company is not, to the knowledge of the signers, in default in the performance of any of the covenants on its part to be performed under this Indenture;

                 (5) an opinion of counsel stating that the issuance of the bonds, the authentication and delivery of which is then applied for, will not cause the then limit of indebtedness, if any, of the Company permitted by this Indenture but not exceeding $100,000,000. aggregate principal amount, to be exceeded and has been authorized by the Company and has been authorized or approved or consented to by any and all governmental bodies and authorities, the authorization, approval or consent of which is requisite to the legal issuance of such bonds, or that no such authorization, approval or consent is required, and stating that, when executed by the Company and authenticated and delivered by the Trustee and issued by the Company, such bonds will be valid and binding obligations and will be secured by the lien of this Indenture; and

                 (6) a certified copy of any order or other writing evidencing each such authorization, approval or consent to the issuance of such bonds as may be shown by said opinion of counsel to be requisite.

         SECTION 4.07. No bonds shall be authenticated and delivered under
Section 4.03 or 4.05 hereof (or under Section 4.04 hereof in case the conditions specified in paragraph (d) thereof respectively shall be applicable) unless as shown by a net earnings certificate the net earnings of the Company for the period therein referred to shall have been not less than the interest earnings requirement as defined in Section 1.07 hereof.

                                   ARTICLE V.

                      PARTICULAR COVENANTS OF THE COMPANY.

         The Company hereby covenants as follows:

         SECTION 5.01. That it is lawfully seized and possessed of all the property constituting the mortgaged and pledged property at the date of the execution of this Indenture; that it will maintain and preserve the lien of this Indenture so long as any of the bonds issued hereunder are outstanding; that it has good right and lawful authority to mortgage and pledge said property, as provided in and by this Indenture and that said property is not subject to any lien prior in lien to the lien of this Indenture except (a) permitted liens and (b) the lien of the indenture of the Company dated as of January 1, 1941, as supplemented. The Company agrees that, prior to or simultaneously with the authentication and delivery of any bonds hereunder, the Company will have (i) duly elected, by resolution of the Board of Directors of the Company, to redeem on or before July 12, 1950, in accordance with the provisions of said indenture, all the bonds outstanding thereunder at the date of the authentication and delivery of the initial issue of the bonds of Series A and that no additional bonds will be issued thereunder, (ii) deposited with the trustee under said indenture, cash sufficient for such redemption of such bonds, in trust, and accompanied by irrevocable written instructions to apply the same to and effect such redemption, together with irrevocable written instructions to publish, or complete publication of, notice of such redemption in accordance with the provisions of said indenture, in lieu of the publication of notice of redemption as hereinabove provided, the Company may, if permitted by the indenture, as amended, securing such bonds, give such other notice as is therein permitted or may obtain written consents waiving such notice of redemption signed by the holders of all of the bonds outstanding under the indenture, as amended, and (iii) procured the delivery to the Trustee of instruments of satisfaction and discharge of (or powers of attorney to satisfy of record) said indenture and the indentures supplemental thereto or the deposit in escrow of such instruments of satisfaction and discharge (or such powers of attorney) to be delivered to the Trustee upon completion of publication of such notices of redemption. Promptly after the receipt by the Trustee of such instruments of satisfaction and discharge (or such powers of attorney to satisfy of record) the Company will cause the same to be recorded (or will cause such indenture and the indentures supplemental thereto to be satisfied of record) in all places in which said indenture and the indentures supplemental thereto have been recorded. The Company further agrees that it will as soon as practicable deliver to the Trustee an opinion of counsel to the effect that said indenture and the indentures supplemental thereto have been satisfied and discharged of record.

         SECTION 5.02. That it will duly and punctually pay or cause to be paid the principal of and interest and premium, if any, on all the bonds outstanding hereunder, according to the terms thereof. As the coupons appertaining to said bonds are paid they shall be cancelled. The Company may require the holder of each bond or coupon to furnish such evidence as will enable the Company to determine whether it is required by law to deduct or retain any tax or taxes on the principal or premium or interest payable. The Company will not directly or indirectly extend or assent to the extension of the time for payment of any coupon or claim for interest on any of the bonds secured hereby, and will not directly or indirectly be a party to or approve of any arrangement for any such extension by purchasing such coupons or claims or in any other manner.

         SECTION 5.03. That it will maintain an office or agency in the City of New Orleans, Louisiana, while any bonds are outstanding hereunder, where notices, presentations and demands to or upon it in respect of this Indenture or said bonds or the coupons appertaining thereto, may be given or made; that it will maintain an office or agency for the payment of the principal of and interest on any bonds at the time outstanding in any place or places where such principal or interest shall be payable; that it will keep books for the registration and transfer of bonds at an office or agency in such place or places as shall be specified in said bonds, or in any indenture supplemental hereto with respect thereto, as the place or places where said bonds are registerable or transferable: that such books shall be open to inspection by the Trustee at all reasonable times; and that it will lodge from time to time with the Trustee notice of designation and of any change of any such office or agency. In the event that the Company shall at any time fail to designate and maintain an office or agency for any such purposes required to be maintained in the City of New Orleans, Louisiana, the principal office of the

Trustee shall be conclusively deemed to be the agency of the Company in that city for such purposes.

         SECTION 5.04. (A) That, if the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent will hold in trust for the benefit of the holders of the bonds or of the coupons for interest thereon, as the case may be, or of the Trustee all sums held by such paying agent for the payment of the principal of (and premium, if any) or interest on the bonds (whether such sums have been so paid to such paying agent by the Company or any other obligor on the bonds); and (2) that such paying agent will give the Trustee notice of any default by the Company or any other obligor on the bonds in the making of any deposit with it for the payment of the principal of (and premium, if any) or interest on the bonds, and of any default by the Company in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds held in trust by such paying agent except to the extent required by law.

         (B) That if the Company shall act as its own paying agent, it will, on or before each due date of the principal (and premium, if any) or interest on the bonds, set aside and segregate and hold in trust for the benefit of the holders of the bonds or of the coupons for interest thereon, as the case may be, or of the Trustee a sum sufficient to pay such principal (and premium, if any) or interest so becoming due, and will notify the Trustee of such action or of any failure to take such action.

         (C) Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

         (D) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust, as provided in this Section, is subject to the provisions of Article XV hereof.

         SECTION 5.05. That it will pay all taxes, assessments and other governmental charges lawfully levied or assessed upon the mortgaged and pledged property or upon any part thereof or upon any income therefrom or upon the interest of the Trustee in the mortgaged and pledged property when the same shall become due and payable; that it will duly observe and conform to all valid requirements of any governmental authority relative to any mortgaged and pledged property and all covenants, terms and conditions upon or under which any of such properties are held; that it will not suffer any lien, charge or encumbrance to be hereafter created or to continue upon the mortgaged and pledged property, or upon any part thereof, or upon any income therefrom, prior to the lien of these presents, other than permitted liens, and, in the case of property hereafter acquired, permitted liens and unfunded liens thereon within the limits specified in Section 5.15 hereof; that within four months after the accruing of any lawful claims or demands for labor, materials, supplies or other objects, which if unpaid might by law be given precedence over the lien of this Indenture as a lien or charge upon any of the mortgaged and pledged property or the income thereof, it will pay or cause to be discharged or make adequate provisions to satisfy or discharge the same; provided, however, that unless the security afforded by this Indenture would thereby, in the opinion of the Trustee, be materially affected, nothing in this Section contained shall require the Company to pay any such tax, assessment or governmental charge, or to observe or conform to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge, so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings and if adequate security for the payment or discharge of such tax assessment, charge or lien shall be provided for by the Company.

         SECTION 5.06. That it will keep all the mortgaged and pledged property insured against loss or damage, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, by insurance companies believed by the Company to be responsible, any loss, except as to materials and supplies and except any loss less than Ten Thousand Dollars ($10,000), to be made payable to the Trustee as the interest of the Trustee may appear (or to the trustee or other holder of any unfunded lien bonds, if required by the terms thereof and to the Trustee as its interest may appear). In case of any such payment to any such trustee or other holder of any unfunded lien bonds the Company will furnish the Trustee with the certificate of such trustee or other holder that it has received payment. The Company will deliver to the Trustee promptly after the execution of this Indenture and on or before April 30 of each year beginning with the year 1951 an officers' certificate setting forth a description of all insurance policies then outstanding and in force upon the aforesaid property, or any part thereof, including the names of the insurance companies which have issued the policies, the maturities and amounts thereof, and the provisions of the respective policies with respect to payment of losses thereunder.

         All moneys received by the Trustee pursuant to the provisions of this Section shall be held by the Trustee as part of the mortgaged and pledged property and shall be paid by it to the Company to reimburse the Company for an equal amount spent in the rebuilding or renewal of the property destroyed or damaged, or in the construction of other property subject to the lien of this Indenture (which property shall be bondable property if the property destroyed or damaged was bondable property), upon receipt by the Trustee of an officers' certificate stating the amount so expended and the nature of such renewal or rebuilding or construction and requesting such reimbursement, together with an opinion of counsel that the property so rebuilt or renewed or constructed is subject to the lien hereof to the same extent as was the property so lost or damaged, and a certificate or opinion of an engineer, appraiser or other expert with respect to the fair value to the Company of the property so rebuilt or renewed or constructed; and if

                 (a) within six months prior to the date of the acquisition thereof by the Company, such property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and

                 (b) the fair value to the Company of such property, as set forth in such certificate or opinion, is not less than the greater of
         (i) Twenty-five Thousand Dollars ($25,000) or (ii) one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding.

such certificate or opinion shall be made by an independent engineer, appraiser or other expert. Any such money not so applied within eighteen months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal or construction then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen months, or which the Company shall at any time notify the Trustee is not to be so applied, may thereafter be withdrawn, used or applied in the manner and for the purposes and subject to the conditions provided in Section 9.06 hereof.

         The Company covenants that all money directly received by it pursuant to the provisions of this Section will be spent in the rebuilding or renewal of the property destroyed or damaged, or in the construction of other property, subject to the lien of this Indenture (which property shall be bondable property if the property destroyed or damaged was bondable property), or will be deposited with the Trustee to be held and disposed of by the Trustee as in the case of money directly received by the Trustee pursuant to the provisions of this Section; and the Company covenants that on or before April 30 in each year beginning with the year 1951 it will deliver to the Trustee an officers' certificate stating, with respect to the six months' period ended December 31, 1950 or with respect to the calendar year ended December 31 of any year subsequent to 1950, as the case may be, that all money directly received by the Company pursuant to the provisions of this Section has been spent in the rebuilding or renewal of the property destroyed or damaged, or in the construction of other property subject to the lien of this Indenture, or has been deposited with the Trustee, or with the trustee or other holder of any unfunded lien bonds if required by the terms hereof.

         SECTION 5.07. That (a) it will at all times maintain, preserve and keep the mortgaged and pledged property, with the appurtenances and every part and parcel thereof, in thorough repair, working order and condition and equipped with suitable equipment and appliances; (b) it will make regular charges to expense for property retirements or depreciation (which in the aggregate shall not be less than the minimum provision for property retirements or depreciation determined as provided in Section 1.05 hereof), and from time to time make all needful and proper repairs, retirements, renewals and replacements of the mortgaged and pledged property, so that at all times the value of the security for the bonds issued hereunder and the efficiency of said properties shall be fully preserved and maintained; (c) it will not charge to its property, plant and equipment accounts any expenditures which are properly chargeable to maintenance or repairs or to any other expense account in accordance with the requirements of any system of accounting with which the Company is then required to comply in accordance with the rules, regulations and orders of the regulatory commission or commissions having jurisdiction or supervisory authority over its accounts, or, if there be no such requirements in accordance with sound accounting practice, and (d) it will promptly classify as retired all property that has permanently ceased to be used or useful in the Company's business. Nothing in this Section or elsewhere in this Indenture contained shall be construed to prevent the Company from ceasing to operate any of its plants or any other property, if, in the judgment of the Board of Directors of the Company, it is advisable not to operate the same and the operation thereof shall not be essential to the maintenance and continued operation of the rest of the mortgaged and pledged property, and the security afforded by this Indenture will not be substantially impaired by the termination of such operation.

         Without in anywise limiting the foregoing, the Company covenants that the aggregate amount applied by it subsequent to June 30, 1950, for property additions will as of the end of each calendar year, commencing with the year 1950, equal the aggregate of the minimum provision for property retirements or depreciation, determined as provided in Section 1.05 hereof, for the period subsequent to June 30, 1950, and ending December 31, 1950, and for each calendar year subsequent to December 31, 1950; or that, if at the end of any calendar year, commencing with the year 1950, the Company has not subsequent to June 30, 1950, and up to the end of such calendar year applied for such purposes an amount which is equal to the aggregate of the minimum provision for property retirements or depreciation for the period subsequent to June 30, 1950, and ending December 31, 1950, and for each calendar year subsequent to December 31, 1950, it will, on or before the next succeeding April 30, to the extent of the difference, deposit cash with the Trustee for the credit of a fund, sometimes herein referred to as the "depreciation fund"; provided, however, that there shall be credited against the amount of cash so required to be deposited with the Trustee the principal amount of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section 4.04 hereof and which the Company then elects to make the basis of a credit under this Section.

         On or before April 30 of each year beginning with the year 1951, concurrently with the delivery to the Trustee in each such year of the annual officers' certificate of bondable value of property additions, the Company shall deliver to the Trustee a depreciation certificate which shall be dated within thirty (30) days of the date of delivery to the Trustee and shall state:

                 (1) the minimum provision (plus or minus) for property retirements or depreciation for the period subsequent to June 30, 1950, and prior to the January 1 next preceding the date of such depreciation certificate;

                 (2) the amount (plus or minus) specified pursuant to paragraph (1) in the depreciation certificate filed in the preceding year;

                 (3) the difference between the amount specified in paragraph (1) above and the amount specified in paragraph (2) above;

                 (4) the amount applied for property additions, subsequent to June 30, 1950, and prior to the January 1 next preceding the date of such depreciation certificate;

                 (5) the amount specified pursuant to paragraph (4) in the depreciation certificate filed in the preceding year, if any;

                 (6) the difference between the amount specified in paragraph (4) above and the amount specified in paragraph (5) above;

                 (7) any available depreciation credit, as hereinafter defined, and the computation thereof;

                 (8) the depreciation credit or unsatisfied balance, as hereinafter defined.

         The term "depreciation credit" shall mean the excess, if any, of the sum of the amounts stated pursuant to paragraphs (6) and (7) above over the amount stated pursuant to paragraph (3) above. The term "available depreciation credit" shall mean the amount of the depreciation credit, if any, stated in paragraph (8) of the last depreciation certificate theretofore filed, less the amount of cash thereafter withdrawn upon the basis of such depreciation credit as hereinafter in this Section provided.

         The term "unsatisfied balance" shall mean the excess, if any, of the amount stated pursuant to paragraph (3) above over the sum of the amounts stated pursuant to paragraphs (6) and (7) above.

         The term "depreciation certificate" shall mean an officers' certificate filed by the Company with the Trustee pursuant to this Section.

         In case any depreciation certificate shows an unsatisfied balance, the Company covenants that it will, concurrently with the filing of such certificate, satisfy such unsatisfied balance by depositing cash with the Trustee; provided, however, that there shall be credited against the amount of cash so required to be deposited with the Trustee the principal amount of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section 4.04 hereof and which the Company then elects to make the basis of a credit under this Section. In case credit under the provisions of this Section is applied for, as aforesaid, upon the basis of bonds authenticated and delivered hereunder, the Company shall deliver to the Trustee an officers' certificate stating the aggregate principal amount of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section
4.04 hereof and which the Company then elects to make the basis of a credit under this Section, and shall comply with the provisions of Section 4.04 hereof except the provisions therein relating to Section 4.06 hereof. Any credit under this Section shall be in lieu of the right of the Company to the authentication and delivery of bonds on the basis of bonds authenticated and delivered hereunder which are made the basis of such credit.

         All cash deposited by the Company with the Trustee pursuant to the covenants set forth in this Section shall be held by the Trustee as part of the mortgaged and pledged property but may, at any time or from time to time during the next succeeding three years, be withdrawn by the Company in an amount equal to any available depreciation credit upon delivery to the Trustee of the written order of the Company evidenced by a writing signed in the name of the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers and of an officers' certificate stating that the Company is not, to the knowledge of the signers, in default in the performance of any of the covenants on its part to be performed under this Indenture. If such cash shall not be so withdrawn within the next succeeding three years after the same shall have been so deposited by the Company with the Trustee, it shall thereafter be used or applied by the Trustee in the manner, for the purposes and subject to the conditions provided in paragraphs (2) and
(3) of subsection (A) of Section 9.06 hereof.

         In addition to the annual depreciation certificate, the Company at its election may during any calendar year file its depreciation certificate or certificates for a period or periods other than the entire calendar year, within four (4) months after the close of such period or periods, and in each case all of the provisions of this Section 5.07 shall apply, but, where applicable, to the period in question instead of to the calendar year. In cases where such interim certificates are filed covering periods of less than a calendar year, the annual certificate for that year shall cover only the remaining portion of the year not included in such interim certificate.

         Subject to the provisions of Sections 14.02 and 14.03 hereof, the Trustee may accept any depreciation certificate and any other documents delivered to it under this Section as conclusive evidence of any matter or fact therein set forth, and, subject as aforesaid, shall not incur any liability or responsibility for any action taken or omitted to be taken in reliance thereon.

         SECTION 5.08. That it will, subject to the provisions of the last sentence of the first paragraph of Section 5.07 hereof and of Article XIII hereof, at all times maintain its corporate existence and right to carry on business, and that it will take such action as may be necessary or advisable to preserve and maintain its right to conduct its business in the State or States where it shall be conducting its business and will use its best efforts to procure and maintain in force and effect such franchises, ordinances, permits or other grants by or contracts with any municipal, county, state or other governmental authority as shall be required for such purpose.

         SECTION 5.09. That if it shall fail to perform any covenants contained in Sections 5.05, 5.06 or 5.08 hereof, the Trustee may make advances to perform the same in its behalf, but, subject to the provisions of Sections 14.02 and
14.03 hereof, shall be under no obligation so to do unless requested so to do by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder and furnished with funds adequate for the purpose and for the payment of any expense incurred in connection with such performance, and all sums so advanced shall be at once repayable by the Company, and shall bear interest at the rate of six per centum (6%) per annum until paid, and all sums so advanced with the interest thereon shall be secured hereby, having the benefit of the lien hereby created in priority to the indebtedness evidenced by the bonds and coupons issued hereunder, but no such advance shall be deemed to relieve the Company from any default hereunder.

         SECTION 5.10. That it will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, and to make subject to the lien hereof any property whether now owned or hereafter acquired and intended to be covered hereby, and to transfer to any new trustee or trustees or co-trustee or co-trustees the estate, powers, instruments or funds held in trust hereunder.

         SECTION 5.11. That it will cause this Indenture, and each supplemental indenture or instrument purporting to create a lien upon mortgaged and pledged property to secure the bonds, to be promptly recorded and filed and re-recorded and refiled in such manner and in such places as may be required by law in order to fully make effective and maintain the lien intended to be created thereby and to preserve and protect the security of the bondholders and all rights of the Trustee, and that it will furnish to the Trustee:

                 (1) Promptly after the execution and delivery of this Indenture and of each supplemental indenture or other instrument purporting to create such lien, an opinion of counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture or instrument has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary, to make such lien effective, and

                 (2) On or before April 30 of each year, beginning with the year 1951, an opinion of counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and of each supplemental indenture or other instrument purporting to create such lien as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

         It shall be a compliance with paragraphs (1) and (2) of this Section if (a) the opinion of counsel therein required to be delivered to the Trustee shall state (i) that the indentures or other instruments which may be the subject matter of any such opinion have been received for recordation or filing or re-recording or refiling in each jurisdiction in which in the opinion of such counsel they are respectively required to be recorded or filed or re-recorded or refiled and (ii) that, in the opinion of such counsel, no further action is necessary to make effective the lien intended to be created by such indentures or other instruments, and (b) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of the respective indentures or other instruments which may be the subject matter of such opinion, as shall be practicable, having due regard to the number and distance of the jurisdictions in which the same are required to be recorded or filed or re-recorded or refiled.

         SECTION 5.12. That books of record and account will be kept, in which full, true and correct entries will be made, of all dealings or transactions of, or in relation to, the plants, properties, business and affairs of the Company, and that all books, documents and vouchers relating to the plants, properties, business and affairs of the Company shall at all reasonable times be open to the inspection of such reputable accountant or other agent of recognized standing as the Trustee may from time to time designate, and that the Company will bear all expenses of any such inspection.

         SECTION 5.13. That it will not issue, or permit to be issued, any bonds hereunder in any manner other than in accordance with the provisions of this Indenture and that it will faithfully observe and perform all the conditions, covenants and requirements of this Indenture and of all indentures supplemental hereto and of the bonds issued hereunder.

         SECTION 5.14. That upon the cancellation and discharge of any unfunded lien upon property of the Company, it will cause any cash or securities held by the trustee or other holder of such unfunded lien to be deposited with the Trustee hereunder (unless such cash or securities are required to be deposited with the trustee or other holder of some other unfunded lien) to be held and disposed of by it in the manner provided in Article IX hereof. That it will not apply, on the basis of property additions under any provision of any unfunded lien, for the withdrawal of cash deposited, in connection with the release of property from the lien of this Indenture, with the trustee or other holder of the unfunded lien securing such unfunded lien bonds unless such cash so withdrawn shall be deposited with the Trustee hereunder, to be held and disposed of by it in the manner provided by
Article IX hereof.

         SECTION 5.15. That it will not acquire any property which at the time of acquisition thereof shall be or become subject to any unfunded lien or liens, if, immediately subsequent to any such acquisition, the amount of outstanding unfunded lien bonds would exceed fifteen per centum (15%) of the principal amount of bonds at the time outstanding under this Indenture.

         SECTION 5.16. That it will not permit any default in the payment, when the same becomes due, of principal of, or premium, if any, or interest on any outstanding unfunded lien bonds to continue beyond the period of grace, if any, specified in the unfunded lien securing the same and that it will not permit the amount of unfunded lien bonds outstanding to be increased unless such unfunded lien bonds representing such increase shall be issued in replacement of or in exchange for outstanding unfunded lien bonds on the exercise by a holder or holders of such outstanding unfunded lien bonds of a right contained in the unfunded lien securing the same to make such replacement or exchange.

         SECTION 5.17. That it will, whenever necessary to avoid or fill a vacancy in the office of Trustee, appoint, in the manner provided in Section
14.18 hereof, a Trustee so that there shall at all times be a Trustee hereunder.

         SECTION 5.18. That it will not consolidate with or merge into or sell, convey or lease its property substantially as an entirety to any other corporation except upon the conditions prescribed in Article XIII hereof.

         SECTION 5.19. That the recitals of fact and statements contained in this Indenture are true.

         SECTION 5.20. The Company covenants that, so long as any bonds of Series A are outstanding, it will not at any time declare or pay any dividend on its Common Stock or make any distribution to its Common Stockholders (other than dividends or distributions payable solely in its Common Stock) or purchase or otherwise acquire for value any of its Common Stock, except out of (1) earned surplus of the Company accumulated after December 31, 1949, plus (2) $530,000 of earned surplus accumulated prior to January 1, 1950 (such aggregate amount being hereinafter called "unrestricted earned surplus"), nor unless after the payment of such dividend or the making of such distribution, purchase or acquisition the sum of (a) the provision for property retirements or depreciation made by the Company, out of income or earned surplus, during the period from July 1, 1950, to the end of the calendar year next preceding the date of payment of such dividend or the making of such distribution, purchase or acquisition and (b) the unrestricted earned surplus, if any, of the Company shall be not less than the aggregate of the minimum provision for property retirements or depreciation determined as provided in Section 1.05 hereof, for the period from July 1, 1950, to the end of the calendar year next preceding the date of payment of such dividend or the making of such distribution, purchase or acquisition. For the purposes of this Section, the earned surplus of the Company accumulated after December 31, 1949, shall be determined in accordance with sound accounting practice, and, so long as and to the extent that there shall remain any earned surplus of the Company accumulated prior to January 1, 1950, other than unrestricted earned surplus, such amount shall be available for all surplus charges other than such dividends or the making of such distribution, purchase or acquisition.

         SECTION 5.21. In addition to the covenant contained in the first paragraph of Section 5.07 hereof, the Company covenants and agrees that it will, whenever requested by the Trustee or whenever requested in writing by the holders of a majority in principal amount of bonds then outstanding hereunder, but in any event not more often than once in every three years, and, whether or not so requested by the Trustee or by bondholders as aforesaid, at least once in every five years, cause an examination of the mortgaged and pledged property of the character of property additions to be made by an independent engineer. Such independent engineer, within a reasonable time from the date of his appointment, shall deliver to the Trustee and the Company a certificate stating whether or not the mortgaged and pledged property of the character of property additions (other than property which has been retired) is in general being maintained in good physical condition and in a state of good operating efficiency for the purposes of the Company and whether or not all mortgaged and pledged property of the character of property additions that is no longer used or useful in the Company's business has been duly recorded as retired on the books of the Company. If such certificate shall state that the mortgaged and pledged property of the character of property additions (other than property which has been retired) in general is not being so maintained, it shall state clearly the character and extent and the estimated cost of making good such deficiency and the estimated time reasonably necessary to make good such deficiency, and, if it shall state that there is mortgaged and pledged property of the character of property additions which is no longer used or useful in the Company's business which has not been recorded as retired on the books of the Company, it shall briefly describe such property and shall state the aggregate retirement which should be recorded on the books in respect of such property. Said certificate shall be open to inspection by any bondholder at any reasonable time.

         If the certificate of such independent engineer shall state that such a maintenance deficiency exists, and unless the Company shall (within thirty
(30) days after delivery of such certificate to the Trustee and the Company) deliver to the Trustee written notice to the effect that it disagrees with the statements made in such certificate, specifying the reasons therefor, the Company will with all reasonable speed make such repairs and do such other maintenance work as may be necessary to make good such deficiency as shall exist at the time of such certificate; whereupon such independent engineer (or, in the ease of his refusal or inability to act, some other independent engineer) shall deliver to the Trustee and the Company a certificate stating that such deficiency has been made good.

         If the Company shall deliver to the Trustee within such thirty (30) day period such written notice of its disagreement with any of the statements made in the certificate of such independent engineer, the Trustee shall appoint a committee consisting of three competent disinterested persons, one of whom shall be an independent engineer, one of whom shall be a person experienced in the operation of electric, gas and water utility companies, and the other of whom shall be a person experienced in general business and financial affairs. Such committee shall consider the certificate of such independent engineer and any other matters or data which shall be brought to its attention by the Company or the Trustee, and shall deliver to the Trustee a written report in which it shall determine whether or not such a maintenance deficiency exists, and if any shall exist, the nature and extent thereof. Any such report signed by at least two members of such committee shall be binding and conclusive upon the Company and the Trustee with respect to all of the matters covered thereby, and if such report shall determine that a maintenance deficiency exists, the Company will with all reasonable speed make such repairs and do such other maintenance work as may be necessary to make good such deficiency.

         If any such deficiency (determined by such independent engineer, or, if the Company shall have delivered to the Trustee, in accordance with the provisions of this Section, written notice of its disagreement with any of the statements contained in such certificate, determined by the report of such committee) shall not have been made good within one (1) year after final determination that such deficiency exists, or such longer period as may be approved by such independent engineer or such committee, as the case may be, the Trustee may, and, upon proper request of the holders of at least a majority in principal amount of the bonds at the time outstanding hereunder and due indemnification, shall, proceed in accordance with the provisions of Article X hereof to enforce the covenant of the Company contained in the first paragraph of Section 5.07 hereof, and in any such proceedings the certificate of such independent engineer, or, if the Company shall have delivered to the Trustee in accordance with the provisions of this Section written notice of its disagreement with any of the statements contained in such certificate, the report of such committee, shall be conclusive evidence against the Company of the existence of the facts and conditions therein set forth.

         The Company further covenants and agrees that if the certificate of such independent engineer, or, if the Company shall have delivered to the Trustee in accordance with the provisions of this Section, written notice of its disagreement with any of the statements contained in such certificate, the report of such committee, shall state that there has not been recorded as retired on the books of the Company mortgaged and pledged property of the character of property additions which is no longer used or useful in the Company's business, it will forthwith make appropriate entries on its books recording the retirement of such property and will deliver to the Trustee an officers' certificate stating that such entries have been made.

         All expense incurred under this Section shall be borne by the Company.

         SECTION 5.22. The Company covenants and agrees that it will at any time, upon the written request of the holders of a majority in principal amount of the bonds of any series outstanding hereunder at the time of such request, use of its best efforts to cause this Indenture to be qualified under the provisions of the Trust Indenture Act of 1939, and will do all such acts and things as may reasonably be required in order to effect such qualification.

         SECTION 5.23. The Company covenants and agrees that it will deposit with the Trustee Three Hundred and Fifty Thousand Dollars ($350,000) of the purchase price of the bonds of Series A issued pursuant to Section 4.02 hereof, which sum shall only be withdrawn (1) in an amount equal to sixty per centum (60%) of the property additions (of the type which would constitute "property additions" as defined in Section 1.03 hereof if purchased, constructed, erected, or otherwise acquired, and owned by the Company subsequent to June 30,
1950) acquired by the Company subsequent to January 1, 1950 and prior to July 1, 1950, less actual retirements of bondable property (of the type which would constitute "retirements of bondable property" as defined in Section 1.05 hereof if retired subsequent to June 30, 1950) subsequent to January 1, 1950 and prior to July 1, 1950; provided, however, that said property additions less retirements as aforesaid shall not exceed the sum of One Hundred and Seventy-five Thousand Dollars ($175,000), and (2) the balance of said Three Hundred and

Fifty Thousand Dollars ($350,000) shall be withdrawn in the same manner as cash deposited with the Trustee pursuant to Section 4.05 hereof.

         Prior to the withdrawal of any cash pursuant to (1) above the Company shall deliver to the Trustee

                 (a)      an officers' certificate showing

                          (1) the amount of property additions for the period subsequent to January 1, 1950 and prior to July 1, 1950; less

                          (2) the actual retirements of bondable property made by the Company during the period subsequent to January 1, 1950, and prior to July 1, 1950;

                          (3) the difference between (1) and (2) above or $175,000 whichever is the lesser; and

                          (4)     sixty per centum (60%) of (3) above;

                 (b) a written order of the Company for said cash evidenced by a writing signed in the name of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers;

                 (c) a resolution of the Board of Directors of the Company authorizing the withdrawal of such cash; and

                 (d) an officers' certificate stating that the Company is not, to the knowledge of the signers, in default in the performance of any of the covenants on its part to be performed under this Indenture.

                                  ARTICLE VI.

                      SINKING FUND FOR BONDS OF SERIES A.

         SECTION 6.01. The Company covenants and agrees that so long as any of the bonds of Series A shall be outstanding it will pay to the Trustee, as and for a sinking fund for the bonds of Series A, on the first day of July in the year 1951 and on the first day of July in each year thereafter, an amount of cash equal to one per centum (1%) of the greatest principal amount of bonds of Series A at any one time outstanding under this Indenture; provided, however, that the amount of cash payable to the Trustee on any such date pursuant to the provisions of this Section shall be reduced by an amount equal to the aggregate principal amount of bonds of

Series A then being delivered by the Company to the Trustee, but no bonds of Series A shall be delivered to the Trustee which have not been sold in a bona fide transaction and reacquired by the Company.

         All cash paid to the Trustee pursuant to the provisions of this Section shall, to the extent practical, be applied promptly by the Trustee to the purchase of bonds of Series A in accordance with the provisions of Section
8.06 hereof. If the Trustee on August 20 of any year shall hold cash under the provisions of this Section amounting to $15,000 or more (or any amount less than $15,000 if the Company so elects) not applied to the purchase of bonds of Series A as above provided for, the Trustee shall apply all cash then held under the provisions of this Section to the redemption, on the next succeeding October 1 of bonds of Series A, in the manner and subject to the conditions provided in such bonds and in Article VIII hereof; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee.

         SECTION 6.02. The Company further covenants to pay to the Trustee, on demand, the compensation of the Trustee in administering the sinking fund as provided in this Article VI, together with the Trustee's expenses, including cost of advertisement of redemption notices and any other advertisements and other lawful charges, if any, and any accrued interest and premium paid or payable with respect to any such bonds of Series A purchased or redeemed as provided for in Section 6.01, it being intended that the aforesaid compensation, expenses, charges, accrued interest and premium shall not be charged against sinking fund moneys.

         SECTION 6.03. All bonds of Series A delivered to the Trustee for the purpose of taking a credit pursuant to the provisions of Section 6.01, or purchased or redeemed pursuant to the provisions of Section 6.01, shall be forthwith cancelled by the Trustee, and such bonds shall not be reissued.

                                  ARTICLE VII.

        BONDHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.

         SECTION 7.01. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between March 15 and March 31 and between September 15 and September 30 in each year beginning with the period between March 15 and March 31 in the year 1951, and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its paying agents other than the Trustee, as to the names and addresses of the holders of bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

         SECTION 7.02. (A) The Trustee shall preserve in as current a form as is reasonably practicable all information as to the names and addresses of the holders of the bonds outstanding under this Indenture (1) contained in the most recent list furnished to it, as provided in Section 7.01 hereof, (2) received by it in the capacity of paying agent, if so acting, with respect to any of the bonds outstanding under this Indenture, and (3) filed with it within the two preceding years pursuant to the provisions of paragraph (2) of subsection (C) of Section 7.04 hereof.

         The Trustee may (a) destroy any list furnished to it as provided in said Section 7.01 upon receipt of a new list so furnished to it; (b) destroy any information received by it as paying agent, if so acting, upon delivering to itself as Trustee, not earlier than forty-five days after an interest payment date of the bonds, a list containing the names and addresses of the holders of bonds obtained from such information since the delivery of the next previous list, if any; (c) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent, if so acting, upon receipt of a new list so delivered; and (d) destroy any information received by it pursuant to the provisions of paragraph (2) of subsection (C) of said Section 7.04 but not until two years after such information has been filed with it.

         (B) In case three or more holders of bonds (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a bond outstanding under this Indenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of bonds with respect to their rights under this Indenture or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within five business days after the receipt of such application, at its election, either

                 (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (A) of this Section and to a list of the names and addresses of holders of registered bonds; or

                 (2) inform such applicants as to the approximate number of holders of bonds whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (A) of this Section, and the approximate number of holders of registered bonds, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each bondholder whose name and address appears in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (A) of this Section and to each holder of a registered bond, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (C) The Trustee shall not be held accountable by reason of the disclosure of any information or the mailing of any material pursuant to any request made under subsection (B) of this Section regardless of the source from which such information was derived or such material was obtained.

         SECTION 7.03. The Company covenants and agrees

                 (A) To file with the Trustee, within fifteen days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports, and of the information, documents and other reports (or copies of such portions of any of the foregoings as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports, pursuant to either of such Sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (B) To file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations pre-scribed from time to time by said Commission, such additional information, documents reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

                 (C) To transmit to the holders of bonds outstanding under this Indenture, within thirty days after the filing thereof with the Trustee (or at such other time as shall be fixed by the Securities and Exchange Commission) and in the manner and to the extent provided in subsection (C) of Section 7.04 hereof with respect to reports pursuant to subsection (A) of said Section, such summaries of any information, documents and reports required to be filed by the Company, pursuant to subsections (A) and (B) of this Section, as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission;

                 (D) If at any time hereafter the Company shall not be required under the provisions of subsection (A) of this Section to file with the Securities and Exchange Commission copies of its annual report or other information, documents and reports, to file with the Trustee within one hundred twenty (120) days after the close of each fiscal year a statement signed by the Treasurer or an Assistant Treasurer or the Comptroller or an Assistant Comptroller of the Company and an independent certified or public accountant showing its financial condition and giving reasonably detailed information as to its assets and liabilities and its earnings and operating expenses; and

                 (E) To furnish to the Trustee (a) with or as a part of each annual report and each other document or report filed with the Trustee pursuant to subsections (A) or (B) of this Section, an officers' certificate stating that in the opinion of the officers making such certificate such annual report or other document or report complies with the requirements of such subsections (A) or (B); and
         (b), upon request of the Trustee after the Company shall have mailed to the holders of bonds any summary of information, documents or reports pursuant to subsection (C) of this

         Section, an officers' certificate stating that in the opinion of the officers making such certificate such summary complies with the requirements of such subsection (C).

         SECTION 7.04. (A) On or before March 31, 1951, and on or before March 31 in every year thereafter, so long as any bonds are outstanding hereunder, the Trustee shall transmit to the bondholders as hereinafter provided, a brief report dated as of January 1 of such year with respect to

                 (1)      Its eligibility and its qualifications under Sections
         14.01 and 14.14. hereof, or in lieu thereof, if to the best of its knowledge the Trustee has continued to be eligible and qualified under such Sections, a written statement to such effect;

                 (2) The character and amount of any advances (and, if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge prior to that of the bonds upon the mortgaged and pledged property, or upon property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of one per centum (1/2 of 1%) of the aggregate principal amount of bonds outstanding under this Indenture on the date of such report;

                 (3) The amount, interest rate and maturity date of all other indebtedness owing by the Company, or any other obligor on the bonds secured hereby, to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs
         (2), (3), (4) or (6) of subsection (B) of Section 14.15 hereof;

                 (4) The property and funds physically in the possession of the Trustee, as such, or of a depositary for it, on the date of such report;

                 (5) Any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per centum (1%) of the principal amount of bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

                 (6) Any additional issue of bonds issued under this Indenture which the Trustee has not previously reported; and

                 (7) Any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which, in its opinion, materially affects the bonds outstanding under this Indenture, or materially affects the mortgaged and pledged property, except action in respect of a default, notice of which has been or is to be withheld by the Trustee, in accordance with the provisions of Section 10.02 hereof.

         (B) The Trustee shall transmit to the bondholders as hereinafter provided a brief report with respect to:

                 (1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by Sections 9.03 or 9.04 hereof is less than ten per centum (10%) of the principal amount of bonds outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety days after such time; and

                 (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection (A) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the bonds on the mortgaged and pledged property or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this paragraph, if such advances remaining unpaid at any time aggregate more than ten per centum (10%) of the principal amount of bonds outstanding at such time, such report to be transmitted within ninety days after such time.

         (C)     Reports, pursuant to this Section, shall be transmitted by mail

                 (1) to all registered holders of bonds outstanding under this Indenture. as the names and addresses of such holders appear upon the registration books of the Company;

                 (2) to such holders of bonds outstanding under this Indenture as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                 (3)      except in the case of reports pursuant to subsection
         (B) of this Section, to each bondholder whose name and address is preserved at the time by the Trustee, as provided in subsection (A) of
         Section 7.02 hereof.

         (D) A copy of each such report shall, at the time of such transmission to the bondholders, be filed by the Trustee with each stock exchange upon which any of the bonds are listed, and also with the Securities and Exchange Commission.

         (E) If an individual trustee, separate trustee, or co-trustee is appointed pursuant to Section 14.19, the provisions of this Section which have been made specifically applicable to the Trustee shall also apply to such individual trustee, separate trustee, or co-trustee to the extent consistent with the rights, powers, duties and obligations conferred or imposed upon such individual trustee, separate trustee, or co-trustee by the terms of his or its appointment. Any such individual trustee, separate trustee, or co-trustee may, if he or it so elects, furnish to the Trustee all information concerning such individual trustee, separate trustee, or co-trustee which such individual trustee, separate trustee, or co-trustee is required to report, and the Trustee shall transmit and file such information in accordance with the provisions of this Section on behalf of such individual trustee, separate trustee, or co-trustee; provided, however, that, subject to the provisions of Sections
14.02 and 14.03 hereof, the Trustee shall not be responsible for the accuracy or completeness of any such information or for the failure of any such individual trustee, separate trustee, or co-trustee to report or to furnish any such information. In the event that any such individual trustee, separate trustee, or co-trustee shall elect to furnish information to the Trustee in accordance with the provisions of this subsection (E), the information required pursuant to subsection (A) of this Section shall be furnished to the Trustee in writing not less than fifteen (15) days before the report is required to be made, and, in the case of information required pursuant to subsection (B) of this Section, such information shall be furnished to the Trustee in writing within sixty (60) days after the taking by any such individual trustee, separate trustee, or co-trustee of any action required to be reported.

         (F) For the purpose of this Section all bonds which have been authenticated and delivered and not returned to the Trustee and cancelled, shall be deemed to be outstanding.

                                 ARTICLE VIII.

                        REDEMPTION OR PURCHASE OF BONDS.

         SECTION 8.01. The Company reserves the right to redeem the bonds of Series A issued hereunder as set forth in Section 2.10 hereof. In the creation of each particular series of bonds issued hereunder other than Series A, the Company may reserve the right to redeem and pay prior to their fixed maturity all or any part of the bonds of such series at such time or times, and from time to time, and on such terms as the Board of Directors may determine and as shall be appropriately expressed in the bonds of such series and in the supplemental indenture with respect to the bonds of such series.

         SECTION 8.02. In case the Company shall desire to exercise such right of redemption of all or any part of the bonds in accordance with the right so reserved by it, it shall publish, or cause to be published on its behalf, in one daily newspaper published and of general circulation in the City of New Orleans, Louisiana, and in one daily newspaper published and of general circulation in each of such other cities, if any, in which the interest on the bonds so to be redeemed is payable, at least once in each of four successive calendar weeks, the first publication to be at least thirty (30) and not more than sixty (60) days before the date fixed for redemption, a notice to the effect that the Company has elected to redeem all the bonds or a part thereof, as the case may be, on a date therein designated, specifying, in the case of the redemption of less than all series, the serial designations of the bonds to be redeemed, and, in the case of the redemption of less than all of the outstanding bonds of a series, the distinctive numbers of the bonds to be redeemed, and in every case stating that on said date there will become and be due and payable upon each bond so to be redeemed, at the principal office of the Trustee, the principal thereof, together with the accrued interest to such date, with such premium if any, as is due and payable on such bond upon such redemption, and that from and after such date interest thereon will cease to accrue. If any of the bonds to be redeemed are registered bonds without coupons or coupon bonds registered as to principal, similar notice shall be mailed by the Company, postage prepaid, at least thirty (30) and not more than sixty (60) days prior to such redemption date, to the persons respectively who shall appear by the transfer register or registers of the Company to be the registered owners of such bonds, at their addresses as the same shall appear, if at all, upon the transfer register or registers of the Company; but such mailing shall not be a condition precedent to such redemption, and failure so to mail any notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of such bonds. If all of the bonds of any series which are to be redeemed are registered bonds without coupons or coupon bonds registered as to principal, then, at the option of the Company, publication of such notice of redemption with respect to the bonds of such series may be omitted; but, if publication of such notice of redemption with respect to the bonds of any series shall be so omitted, then such notice shall be mailed, by registered mail with return receipt requested, at least thirty (30) and not more than sixty (60) days prior to such redemption date, to the registered owners of the bonds of such series which are to be redeemed, at their addresses hereinabove specified, and such mailing thereof (but not the receipt thereof or the return of the receipt so requested) shall be a condition precedent to the redemption of the bonds of such series. In case provision shall be made in respect to any series for the publication of such notice of redemption in other cities or for publication more than once in such of four successive calendar weeks or in more newspapers or for a longer period than thirty (30) days or for any other additional condition to the redemption of bonds of such series, compliance shall be made with such provision in case bonds of such series shall be redeemed.

         In case the Company shall have elected to redeem less than all of the outstanding bonds of any series, it shall in each such instance, at least fifteen (15) days before the first date upon which the notice of redemption hereinbefore mentioned is required to be given, notify the Trustee in writing of such election and of the aggregate principal amount of bonds of such series to be redeemed, and thereupon the Trustee shall draw by lot (assigning separate numbers for each $1,000 of principal mount of each registered bond without coupons of such series then outstanding), in any manner deemed by it proper, the bonds to be redeemed, and shall notify the Company in writing of the numbers of the bonds so drawn in ample time to permit the notice of redemption to be given as herein provided; provided, however, that if all of the outstanding bonds of such series shall be registered bonds without coupons or coupon bonds registered as to principal, the particular bonds of such series to be redeemed may be selected in accordance with any agreement between the registered holders of all of the outstanding bonds of such series. In case any registered bond without coupons shall be redeemed in part only, such notice shall specify the principal amount thereof to be redeemed and shall state that, at the option of the registered owner, such bond may be presented for the notation thereon of the principal amount thereof so to be redeemed, or may be surrendered for partial redemption, in which case a new bond or new bonds of the same series of an aggregate principal amount equal to the unredeemed portion of such registered bond will be issued in lieu thereof, and the Company shall execute and the Trustees shall authenticate and deliver such new bond or bonds to or upon the written order of the registered owner of such registered bond, at the expense of the Company.

         SECTION 8.03. In the event that the Company shall complete the giving of notice of its intention to redeem any bonds so redeemable, the Company shall, and it hereby covenants that it will, on or before the redemption date specified in such notice, deposit with the Trustee a sum of money sufficient to redeem all such bonds or portions of bonds so to be redeemed on such date or irrevocably direct the Trustee to apply from moneys held by it available to be used for the redemption of bonds, a sum of money sufficient to redeem such bonds or portions of bonds. If the Company shall fail so to deposit or direct the application of the money for such redemption such failure shall constitute a completed default under this Indenture and the said bonds or portions of bonds so called for redemption shall immediately become due and payable, and the holders of said bonds or portions of bonds shall be entitled to receive and the Company shall be obligated to pay the redemption price of said bonds or portions of bonds and thereupon and without the lapse of any period of time all the remedies provided for in Article X hereof with respect to a default in the payment of principal of bonds outstanding hereunder shall be available to and enforceable by the Trustee. If publication of notice of redemption shall have been completed and the money necessary to redeem the bonds or portions of bonds specified in such notice shall have been deposited with the Trustee (or the Trustee shall have been irrevocably directed to apply from money held by it available to be used for the redemption of bonds the money necessary for such redemption), such bonds or portions of bonds shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date of redemption interest on the bonds or portions of bonds so called for redemption shall cease to accrue, and the coupons for such interest shall be void. On presentation and surrender of such bonds at said place or places of payment in said notice specified with all unmatured coupons, if any, thereto appertaining, they shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. Coupons maturing prior to the redemption date shall remain payable in accordance with their terms. In any case where the redemption date is an interest payment date, the coupons maturing on such date on the coupon bonds called for redemption may be detached by the holders thereof and presented for payment in the usual manner. Upon presentation of any bond which is redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the registered holder thereof, at the expense of the Company, new bonds of the same series and maturity in principal amount equal to the unredeemed portion of the bonds so presented.

         SECTION 8.04. All moneys deposited by the Company with the Trustee under the provisions of this Article VIII for the redemption of bonds or which the Company directs shall be applied by the Trustee to the redemption of bonds shall, subject to the provisions of Section 15.04 hereof, be held by the Trustee in trust for account of the holders of the bonds and portions of bonds so to be redeemed. Upon the making of such deposit or the giving of such direction and the furnishing to the Trustee of proof satisfactory to it that the giving of notice of redemption has been completed or the making of provision satisfactory to the Trustee for the giving of such notice the bonds or portions of bonds so to be redeemed shall no longer be entitled to any lien or benefit under this Indenture.

         SECTION 8.05. If the redemption date be a legal holiday or a day on which banking institutions are authorized by law to close, then payment of the redemption price and interest payable upon redemption may be made on the next succeeding day, not a legal holiday or day on which banking institutions are authorized by law to close, with the same force and effect as if made on the nominal redemption date, and no interest shall accrue for the period after the nominal redemption date.

         SECTION 8.06. At any time, upon the request of the Company, the Trustee shall, to the extent that such bonds are available for such purchase, apply all or any part of the cash held by it as part of the mortgaged and pledged property (other than cash held by it in trust for the payment or redemption of specific bonds or for the payment of specific interest) or any cash deposited with it by the Company for the purpose, to the purchase of bonds then outstanding hereunder of such series as the Company may designate at a price not exceeding the current redemption price of such bonds as shall be by their terms redeemable before maturity, or at not more than one hundred and five per centum (105%) of the principal amount of bonds not so redeemable plus accrued interest. Before making any such purchase the Trustee may, and upon request of the Company shall, by notice published once in each of two successive calendar weeks (on any business day in the week) in at least one daily newspaper of general circulation in the City of New Orleans, Louisiana, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date bonds of the series designated by the Company then outstanding hereunder; and the Trustee, to the extent as nearly as is possible of such funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the price or prices most favorable to the Company, and reasonable notice shall be mailed by the Trustee to the holder or holders of the bonds whose proposals may be accepted. If all of the bonds of the series designated by the Company are registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, a copy of such notice shall thereupon be mailed to each such registered holder directed to his registered address. The Trustee may also in its discretion, and upon request of the Company so to do, shall invite offers of bonds for sale to it in any other usual manner. The Company shall have the right to tender bonds for sale by it to the Trustee under any of the foregoing provisions of this Section. The Trustee may reject any or all proposals in whole or in part if it can at the time of opening said proposals purchase the requisite amount of such bonds or any part thereof from the Company or others at a more favorable price than it could by accepting said proposals. All offers by holders shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state. The term "current redemption price" as used in this Section with respect to the bonds of any particular series shall be deemed to be the current redemption price at which bonds of such series are redeemable solely at the option of the Company, except as may be otherwise provided with respect to bonds of such series. All bonds purchased by the Trustee pursuant to the provisions of this
Section 8.06 shall be forthwith cancelled by the Trustee.

         SECTION 8.07. All expenses incurred by the Trustee in connection with any purchase or redemption of bonds issued hereunder and the accrued interest and premium, if any, on any bonds purchased or redeemed shall be paid by the Company out of its general funds, and the Company agrees to reimburse the Trustee on demand for any funds disbursed by it for such purposes, or, if required by the Trustee, the funds necessary therefor shall be paid by the Company in anticipation of such disbursements by the Trustee, and any such disbursements by the Trustee until reimbursed shall be secured by a lien on the mortgaged and pledged property and the proceeds thereof prior to the lien of the bonds and coupons issued hereunder.

                                  ARTICLE IX.

        POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY.

         SECTION 9.01. So long as the Company is not in default in the payment of the interest on any of the bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, the Company shall be entitled to possess, use and enjoy the mortgaged and pledged property (except such cash and securities as are expressly required to be or have been deposited with the Trustee) and to receive, use and dispose of the tolls, rents, revenues, issues, earnings, income, product and profits thereof, with power in the ordinary course of business freely and without let or hinderance on the part of the Trustee or of the bondholders, to use, consume and dispose of materials and supplies, and, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under choses in action, contracts, franchises and claims.

         SECTION 9.02. So long as the Company is not in default in the payment of the interest on any of the bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, the Company may at any time and from time to time, without any notice to or release or consent by the Trustee or accountability to it for any consideration received by the Company:

                 (1) sell or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, tools, implements or other similar property, which shall have become old, inadequate, obsolete, worn out, unfit or unadapted for use in the operations of the Company upon replacing the same by or substituting for the same other property of at least equal value to that of the property sold or otherwise disposed of;

                 (2) make changes or alterations in or substitutions of any and all leases, easements or right of way grants, provided that such change, alteration or substitution is, in the opinion of the Board of Directors of the Company, desirable in the conduct of the business of the Company and does not impair the security of the bonds outstanding hereunder;

                 (3) modify, surrender, abandon, or otherwise terminate any right, power, privilege or franchise, (a) if the Company shall contemporaneously, or as part of the same transaction, obtain or shall previously have obtained a new right, power, privilege or franchise under which it may continue to perform the service and conduct the business theretofore performed or conducted under or by virtue of the right, power, privilege or franchise, modified, surrendered, abandoned or terminated, and which, in the opinion of the Board of Directors, is the most advantageous right, power, privilege or franchise obtainable under circumstances then prevailing, or (b) whenever in the opinion of the Board of Directors the right, power, privilege or franchise to be modified, surrendered, abandoned or terminated can no longer be profitably exercised or availed of and shall not be essential to the maintenance and continued use of the rest of the mortgaged and pledged property; and if, in any such event in the opinion of the Board of

         Directors the security of the bonds outstanding hereunder would not thereby be impaired.

         SECTION 9.03. (A) So long as the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, the Company may obtain a release of any part of the mortgaged and pledged property (other than cash, purchase money obligations and obligations of a governmental body or agency, held by the Trustee, none of which shall be released except as provided in other Sections hereof) which the Company has sold or exchanged, or contracted to sell or exchange, and the Trustee shall execute and deliver a release of such part of the mortgaged and pledged property from the lien hereof, if the aggregate of the fair value (as determined in accordance with the provisions of paragraph (7) of subsection (B) of this Section) of the bondable property, and the nonbondable property, if any, to be released shall not exceed the aggregate of:

                 (1) cash then being deposited with the Trustee (or with the trustee or other holder of an unfunded lien pursuant to the provisions of this Section);

                 (2) the principal amount of any purchase money obligations then being pledged with the Trustee (or with the trustee or other holder of an unfunded lien pursuant to the provisions of this Section), which shall have been received by the Company as consideration or part consideration for bondable property to be released and which shall be secured by a purchase money mortgage thereon; provided that

                          (a) such purchase money obligations shall be included only to the extent that the principal amount thereof does not in the aggregate exceed sixty per centum (60%) of the fair value (as determined in accordance with the provisions of paragraph (7) of subsection (B) of this Section) of the bondable property to be released by which such purchase money obligations will be secured; and

                          (b) the aggregate principal amount of such purchase money obligations and all other purchase money obligations (except purchase money obligations received with respect to the release of nonbondable property) pledged with the Trustee pursuant to the provisions of this Section and then held as part of the mortgaged and pledged property (or pledged with the trustee or other holder of an unfunded lien pursuant to the provisions of this Section and then held by such trustee or other holder) shall not exceed twenty per centum (20%) of the aggregate principal amount of all bonds outstanding hereunder at the date of the officers' certificate then being delivered to the Trustee, pursuant to the provisions of paragraph (3) of subsection (B) of this Section, in connection with the proposed release, plus all bonds which might be authenticated and delivered hereunder at the date of such officers' certificate pursuant to the provisions of Sections 4.03 and 4.04 hereof;

                 (3) the fair value to the Company (as determined in accordance with the provisions of paragraph (9) of subsection (B) of this Section) of any property additions then being certified to the Trustee in subparagraph (f) of the officers' certificate delivered to the Trustee pursuant to the provisions of paragraph (3) of subsection
         (B) of this Section which shall have been acquired by the Company as consideration or part consideration for the mortgaged and pledged property to be released;

                 (4) if nonbondable property is to be released, then to the extent of the fair value (as determined in accordance with the provisions of paragraph (7) of subsection (B) of this Section) of such nonbondable property, the fair value to the Company (as determined in accordance with the provisions of paragraphs (8) or (9) of subsection
         (B) of this Section) of the aggregate of (i) any other property then being certified to the Trustee in subparagraph (g) of the officers' certificate delivered to the Trustee pursuant to the provisions of paragraph (3) of subsection (B) of this Section and (ii) securities (other than purchase money mortgages received with respect to the release of bondable property or unfunded lien bonds or bonds authenticated and delivered hereunder or obligations of a governmental body or agency) then being pledged with the Trustee (or with the trustee or other holder of an unfunded lien pursuant to the provisions of this Section), which property or securities shall have been acquired by the Company as consideration or part consideration for the nonbondable property to be released; provided, however, that there shall be deducted from the fair value to the Company (as determined in accordance with the provisions of paragraphs (8) or (9) of subsection
         (B) of this Section) of such property or securities the principal amount of any unfunded lien bonds secured by an unfunded lien on all or part of such property or securities, unless the principal amount of such unfunded lien bonds has theretofore been deducted when property additions or securities subject to unfunded lien have theretofore been certified to the Trustee under this paragraph (4);

provided, however, that in case some or all of the part of the mortgaged and pledged property to be released is being sold or exchanged subject to an unfunded lien then existing thereon (and on no other part of the mortgaged and pledged property) and all the outstanding unfunded lien bonds secured by such unfunded lien are being assumed by the purchaser of the property to be released, then, for all purposes of the computation above provided for there shall be deducted from the fair value (as determined in accordance with the provisions of paragraph (7) of subsection (B) of this Section) of the nonbondable property to be released the principal amount of such unfunded lien bonds.

         (B) Prior to the release of any part of the mortgaged and pledged property under this Section there shall in each case have been delivered to the
Trustee:

                 (1) a written request of the Company for such release evidenced by a writing signed in the name of the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers;

                 (2) a certified copy of a resolution of the Board of Directors of the Company, authorizing or approving such request and stating that in the judgment of the Board the sale or exchange of such part of the mortgaged and pledged property is desirable in the conduct of the business of the Company and that the release thereof will not impair the security under this Indenture in contravention of the provisions thereof;

                 (3)      an officers' certificate containing

                          (a) a statement that the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and that none of the completed defaults specified in Section 10.01 hereof has occurred and is continuing;

                          (b) a brief description of the part of the mortgaged and pledged property to be released (bondable and nonbondable property being described separately), a statement that the Company has sold or exchanged, or contracted to sell or exchange, such part of the mortgaged and pledged property, and the fair value (as determined by an engineer, appraiser or other expert in accordance with the provisions of paragraph
                 (7) of this subsection (B)), stated separately, of the bondable property, and the non-bondable property, if any, to be released;

                          (c)     in a case falling within the proviso
                 following paragraph (4) of subsection (A) of this Section, a brief description of the unfunded lien existing on mortgaged and pledged property to be released, a statement that no other part of the mortgaged and pledged property is subject to such unfunded lien and that all the outstanding unfunded lien bonds secured by such unfunded lien are being assumed by the purchaser of the property to be released, and a statement of the principal amount of such unfunded lien bonds as are secured by an unfunded lien on nonbondable property to be released;

                          (d) a statement of the amount of cash, if any, being deposited pursuant to paragraph (1) of subsection (A) of this Section;

                          (e) a brief description of any purchase money obligations being pledged pursuant to paragraph (2) of subsection (A) of this Section, the principal amount thereof, a statement that such purchase money obligations have been received as consideration or part consideration for bondable property to be released, a statement that such purchase money obligations do not exceed the limitations of the first proviso to said paragraph (2) and a computation showing that the principal amount of such purchase money obligations complies with the second proviso of said paragraph (2);

                          (f) a brief description of any property additions then being certified to the Trustee pursuant to paragraph (3) of subsection (A) of this Section, the fair value to the Company of such property additions (as determined by an engineer, appraiser or other expert in accordance with the provisions of paragraph (9) of this subsection (B)), and a statement that such property additions have been received as consideration or part consideration for mortgaged and pledged property to be released; and

                          (g) a brief description of any other property or securities then being certified to the Trustee and pledged pursuant to paragraph (4) of subsection (A) of this Section, the fair value to the Company of such property or securities (as determined by an engineer, appraiser or other expert in accordance with the provisions of paragraphs (8) or (9) of this subsection (B)), a computation showing that such fair value does not exceed the fair value (as stated in subparagraph (b) of such officers' certificate) of the nonbondable property, if any, to be released, a statement that such property or securities have been received as consideration or part consideration for the mortgaged and pledged property to be released, and a computation showing any deduction required by the proviso to said paragraph (4) or, in case such proviso is inapplicable, a statement to that effect;

                 (4) the cash, if any, then being deposited with the Trustee pursuant to paragraph (1) of subsection (A) of this Section, or, if any cash is then being deposited with the trustee or other holder of an unfunded lien pursuant to the provisions of this Section, in connection with the release of the property to be released, a certificate of such trustee or other holder, as the case may be, stating that such cash has been deposited with it;

                 (5) any purchase money obligations or securities then being pledged with the Trustee pursuant to the provisions of paragraph
         (2) or paragraph (4) of subsection (A) of this Section, or, if any such purchase money obligations or securities are then being pledged with the trustee or other holder of an unfunded lien pursuant to the provisions of this Section, in connection with the release of the property to be released, a certificate of such trustee or other holder, as the case may be, stating that such purchase money obligations or securities have been pledged with it;

                 (6) all such deeds, indentures supplemental hereto or instruments of further assurance which, as set forth in the opinion of counsel furnished pursuant to paragraph (10) of this subsection (B), may be necessary or advisable to subject to the lien of this Indenture any property additions certified to the Trustee pursuant to paragraph
         (3) of subsection (A) of this Section and any other property certified to the Trustee pursuant to paragraph (4) of subsection (A) of this Section;

                 (7) a certificate or opinion of an engineer, appraiser or other expert stating separately the fair value of the bondable property and of the nonbondable property to be released and also stating that, in the opinion of the expert signing such certificate or opinion, the proposed release will not impair the security under this Indenture in contravention of the provisions thereof; and if the fair value of the property or securities the release of which is requested and of all other property or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in any certificates or opinions furnished pursuant to the provisions of this paragraph and of Section 9.04 hereof, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time outstanding, the certificate or opinion required by this paragraph shall be made by an independent engineer, appraiser or other expert; provided, however, that such certificate or opinion need not be by an independent engineer, appraiser or other expert if the fair value of the property or securities to be released as set forth in the certificate or opinion is less than the greater of (i) Twenty-five Thousand Dollars ($25,000) or (ii) one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding;

                 (8) if the pledge of securities pursuant to the provisions of paragraph (4) of subsection (A) of this Section is to be made the basis for the release of mortgaged and pledged property, a certificate or opinion of an engineer, appraiser or other expert stating the fair value to the Company of such securities; and if the fair value to the Company of such securities and of all other securities which shall have been pledged pursuant to the provisions of paragraph (4) of subsection (A) of this Section and of Section 9.04 hereof since the commencement of the then calendar year, as set forth in any certificates or opinions furnished pursuant to the provisions of this paragraph and of Section 9.04 hereof, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time outstanding, the certificate or opinion required by this paragraph shall be made by an independent engineer, appraiser or other expert; provided, however, that such a certificate of an independent engineer, appraiser or other expert shall not be required with respect to any securities so pledged, if the fair value to the Company of such securities, as set forth pursuant to the provisions of this paragraph is less than the greater of (i) Twenty-five Thousand Dollars ($25,000) or (ii) one per centum (1%") of the aggregate principal amount of the bonds at the time outstanding;

                 (9) if any property is being certified to the Trustee pursuant to the provisions of paragraph (3) or paragraph (4) of subsection (A) of this Section, a certificate or opinion of an engineer, appraiser or other expert stating separately the fair value to the Company of such property certified pursuant to the provisions of paragraph (3) of subsection (A) of this Section and of such property certified pursuant to paragraph (4) of subsection (A) of this Section; and if

                          (a) within six months prior to the date of the acquisition thereof by the Company, such property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and

                          (b) the fair value to the Company of such property, as set forth in such certificate or opinion, is not less than the greater of (i) Twenty-five Thousand Dollars ($25,000) or (ii) one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, such certificate or opinion shall be made by an independent engineer, appraiser or other expert; and

                 (10)     an opinion of counsel

                          (a) stating that the Company has full corporate authority and all necessary permission from governmental authorities to dispose of the property to be released and to acquire, own and operate any property or securities to be received as consideration therefor, or that no such permission is required therefor, and unless such opinion shall show that no consent or approval of any governmental authority, is requisite to the acquisition, ownership or operation of such property or securities, it shall specify and be accompanied by officially authenticated certificates, or other documents, by which such consent or approval is or may be evidenced;

                          (b) stating that the unfunded lien bonds, if any, the principal amount of which is being deducted pursuant to the proviso following paragraph (4) of subsection (A) of this Section, are secured by an unfunded lien existing on some or all of the mortgaged and pledged property to be released and that no other part of the mortgaged and pledged property is subject to such unfunded lien;

                          (c) stating that any purchase money obligations and any securities pledged with the Trustee, or with the trustee or other holder of an unfunded lien, pursuant to the provisions of paragraph (2) of subsection (A) of this Section or paragraph (4) of subsection (A) of this Section, have been validly issued, that such purchase money obligations and securities have been duly subjected to the lien of this Indenture or assigned to the Trustee subject to such unfunded lien, that any shares of stock included in any such securities are fully paid and nonassessable, and that any such purchase money obligations are secured by a valid lien upon property released, subject to no liens prior or equal to the lien thereof except any liens which were permitted liens on such property released and except any unfunded lien subject to which such property released was sold or exchanged; and

                          (d) specifying the deeds, indentures supplemental hereto or instruments of further assurance necessary to subject to the lien of this Indenture all the right, title and interest of the Company in and to the property then being certified to the Trustee pursuant to the provisions of paragraphs (3) and (4) of subsection (A) of this Section, or stating that no such instruments are necessary for such purpose, stating that the Company has title to, or contemporaneously with the release of the property to be released will have title to, such property, that this Indenture is, or upon the delivery of the deeds, indentures supplemental hereto or instruments of further assurance, if any, specified in said opinion, will be, a lien upon such property subject to no defect in title and, in the case of property certified pursuant to paragraph (3) of subsection (A) of this Section, subject to no lien thereon prior to the lien of this Indenture except permitted liens.

         (C) If under the provisions of any mortgage or other instrument which is an unfunded lien there is required to be made with the trustee or other holder of such unfunded lien a deposit of cash or pledge of purchase money obligations or securities in order to obtain a release therefrom of any part of the mortgaged and pledged property to be released' from the lien hereof, the Company shall not be required to deposit or pledge with the Trustee such cash, purchase money obligations or securities. In any such event, in lieu of the deposit or pledge with the Trustee of such cash, purchase money obligations or securities in accordance with the provisions of this Section or
Section 9.04 hereof, and in addition to the instruments required to be delivered to the Trustee pursuant to this Section, the Company shall furnish to the

Trustee an opinion of counsel stating that such cash, purchase money obligations or securities are required to be deposited or pledged with the trustee or other holder of such unfunded lien, together with such instruments as shall be stated in such opinion of counsel to be adequate to evidence the right of the Trustee to receive such cash or purchase money obligations or securities or any property substituted therefor remaining with such trustee or other holder of such unfunded lien upon the discharge of such unfunded lien.

         SECTION 9.04. (A) So long as the Company is not in default in the payment of interest on any of the bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and shall be continuing, the Company may, in any calendar year, sell, exchange or otherwise dispose of any bondable property of an aggregate value not exceeding Twenty-five Thousand Dollars ($25,000), without compliance with the provisions of Section 9.03, and the Trustee shall release the same upon receipt by it of

                 (1) a written request of the Company for such release evidenced by a writing signed in the name of the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers;

                 (2) a certified copy of a resolution of the Board of Directors authorizing or approving such request;

                 (3) an officers' certificate stating (i) that the Company has sold, exchanged or otherwise disposed of, or has contracted to sell, exchange or otherwise dispose of the property so to be released (and briefly describing such property) for a consideration representing the fair value of such property as stated in the certificate of the engineer, appraiser or other expert delivered to the Trustee pursuant to the provisions of paragraph (4) of this subsection (A), and stating the nature of such consideration; (ii) that such release is desirable in the conduct of the business of the Company; and (iii) that the Company is not in default in the payment of interest on any of the bonds then outstanding hereunder and that none of the completed defaults specified in Section 10.01 hereof has occurred and is continuing;

                 (4) a certificate of an engineer, appraiser or other expert as to the fair value of the property so to be released, and the fair value of all other bondable property released pursuant to the provisions of this subsection (A) since the beginning of the then current calendar year, and as to the fair value to the Company of any property to be received by the Company in exchange for the property so to be released, and stating that, in the opinion of the signer or signers, the proposed release will not impair the security under this Indenture in contravention of the provisions thereof;

provided, however, that if the fair value of the property the release of which is so requested shall be equal to or greater than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, the Trustee shall release such property only upon compliance with the provisions of
Section 9.03.

         The Company covenants that, upon receipt of such consideration, it will deposit, pledge or subject to the lien of this Indenture (in accordance with the provisions of paragraphs (4), (5) and (6) of subsection (B) of Section
9.03 hereof) the consideration, if any, received by it upon the sale, exchange or other disposition of any property so released pursuant to the provisions of this subsection (A) which shall be accompanied by an opinion of counsel that the requirements of this paragraph have been complied with.

        (B) The Trustee shall, whenever from time to time requested by the Company in a writing signed in the name of the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers, such request to be accompanied by a certified copy of a resolution of the Board of Directors of the Company as provided by paragraph (2) of subsection (B) of
Section 9.03 hereof, but without requiring compliance with any other provisions of Section 9.03 hereof, except as below specified, and irrespective of the values stated in the certificate provided for in paragraph (2) of this subsection (B), release from the lien hereof any nonbondable property (other than cash, purchase money obligations received with respect to the release of any bondable property, unfunded lien bonds, bonds authenticated and delivered hereunder, or obligations of a governmental body or agency held by the Trustee, none of which shall be released except as provided in other Sections hereof) upon receipt by the Trustee of:

                 (1) an officers' certificate containing (i) a statement that the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and that none of the completed defaults specified in Section 10.01 hereof has occurred and is continuing, (ii) a brief description of the property so to be released, (iii) a statement that the Company has sold or exchanged, or contracted to sell or exchange, the property so to be released for a consideration which may consist of any property or securities other than unfunded lien bonds or bonds authenticated and delivered hereunder, (iv) a statement that the property so to be released is nonbondable property (other than cash, purchase money obligations received with respect to the release of any bondable property, unfunded lien bonds, bonds authenticated and delivered hereunder, obligations of a governmental body or agency held by the Trustee), and
         (v) a brief description of the entire consideration received and to be received by the Company therefor;

                 (2) a certificate of an engineer, appraiser or other expert, or, under the circumstances specified in paragraphs (7), (8) and (9) of subsection (B) of Section 9.03 hereof, a certificate of an independent engineer, appraiser or other expert, as to the fair value of the property so to be released and the fair value to the Company of the consideration specified in paragraph (1) of this subsection (B), stating that, in the opinion of the signer or signers, the proposed release will not impair the security under this Indenture in contravention of the provisions thereof;

                 (3) the deposit, pledge or subjection to the lien of this Indenture (in accordance with the provisions of paragraphs (4), (5) and (6) of subsection (B) of Section 9.03 hereof) of the consideration specified in paragraph (1) above; and

                 (4) an opinion of counsel in accordance with the provisions of paragraph (10) of subsection (B) of Section 9.03 hereof.

         SECTION 9.05. Should any part of the mortgaged and pledged property be taken by exercise of the power of eminent domain, or should any governmental body at any time exercise any right which it may have to require the sale to it, or to a purchaser designated by it, of any part of the mortgaged and pledged property, the Trustee, upon request of the Company, shall release the part of the mortgaged and pledged property so taken or sold, upon being furnished with an opinion of counsel to the effect that such part of the mortgaged and pledged property has been lawfully taken or sold as aforesaid. The aforesaid opinion of counsel shall state the amount of proceeds received or to be received for the property so taken or sold (which proceeds shall, in any event, be required to be cash or obligations of a governmental body or agency) and the amount so stated shall be deemed to be the fair value of such property for the purposes of paragraph (5) of subsection (A) and paragraph (1) of subsection (B) of Section 7.04 hereof. Subject to the provisions of subsection
(C) of Section 9.03 hereof, the proceeds of all property so taken or sold, together with any amount paid to the Company in connection with such taking or sale as severance damages to property of the Company not so taken or purchased, shall be deposited or pledged with the Trustee.

         SECTION 9.06. (A) So long as the Company is not in default in the payment of the interest on any of the bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, any money received by the Trustee pursuant to the provisions of this Article IX or the provisions of Section 5.14 hereof and any money which it is specifically provided may be withdrawn, used or applied pursuant to this Section and any moneys received by the Trustee the withdrawal, use or application of which is not otherwise provided for may, at the option of the Company, evidenced by a writing signed in the name of the Company by its President or a Vice-President and its Treasurer or an Assistant Treasurer, and accompanied by an officers' certificate stating that the Company is not in default in the payment of the interest on any of the bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof has occurred and is continuing,

                 (1) be withdrawn from time to time by the Company in an amount equal to (i) the amount of bondable value of property additions which the Company elects to make the basis of a withdrawal under this Section and (ii) the principal amount of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section
         4.04 hereof and which the Company elects to make the basis of a withdrawal under this Section in lieu of the right of the Company to the authentication and delivery of bonds on such basis; provided, that in case the withdrawal is applied for in whole or in part upon the basis of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section 4.04 hereof, the Company shall comply with the provisions of Section 4.04 hereof, except the provisions therein relating to Section 4.06 and Section 4.07 hereof; or

                 (2) be used by the Trustee for the purchase of bonds issued hereunder in accordance with the provisions of Section 8.06 hereof; or

                 (3) be applied by the Trustee to the payment at maturity of any bonds issued hereunder or the redemption of any bonds issued hereunder as are by their terms redeemable before maturity, of such series as may be designated by the Company or by the Trustee upon the failure of the Company to make such designation, any such redemption to be in the manner and subject to the conditions provided in the bonds to be redeemed and in Article VIII hereof; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee;

provided, however, that, notwithstanding the foregoing, any money received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority shall be immediately used or applied by the Trustee as provided in paragraphs (2) and (3) of this subsection (A) except that if the Company shall fail to designate the series to be purchased or redeemed or shall fail to take any other action required in connection with such use or application of such money, the Trustee shall do so. If any money received by the Trustee pursuant to the provisions this Article IX or the provisions of Section 5.14 hereof or any money which it is specifically provided may be withdrawn, used or applied pursuant to the provisions of this Section, and any moneys received by the Trustee the withdrawal, use or application of which is not otherwise provided for shall not be so withdrawn, used or applied within the next succeeding three years after the same shall have been deposited with the Trustee, it shall thereafter be used or applied by the Trustee as provided in paragraphs (2) and (3) of this subsection (A) except that if the Company shall fail to designate the series to be purchased or redeemed or shall fail to take any other action required in connection with such use or application of such money, the Trustee shall do so.

         (B) So long as the Company is not in default in the payment of the interest on any of the bonds outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, any money received by the Trustee representing the release or the taking by eminent domain or purchase of nonbondable property (other than purchase money obligations or obligations of a governmental body or agency received with respect to the release of bondable property) may also, at the option of the Company, evidenced by a writing signed in the name of the Company by its President or a Vice-President and its Treasurer or an Assistant Treasurer, and irrespective of the value stated in the certificate provided for in paragraph (2) of this subsection (B), be withdrawn from time to time by the Company to be applied to the purchase of any nonbondable property or reimbursements of the purchase price thereof, upon receipt by the Trustee of,

                 (1) an officers' certificate containing (i) a statement that the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and that none of the completed defaults specified in Section 10.01 hereof has occurred and is continuing, (ii) a statement that the Company has purchased, or contracted to purchase the property so to be purchased, (iii) a statement that the property so to be purchased is nonbondable property, and (iv) a brief description of the property so purchased;

                 (2) a certificate of an engineer, appraiser or other expert, or, under the circumstances specified in paragraph (9) of subsection (B) of Section 9.03 hereof, a certificate of an independent engineer, appraiser or other expert, as to the fair value to the Company of the property so purchased;

                 (3) the subjection to the lien of this Indenture (in accordance with the provisions of paragraph (6) of subsection (B) of
         Section 9.03 hereof) of the property so purchased; and

                 (4) an opinion of counsel in accordance with the provisions of subparagraph (d) of paragraph (10) of subsection (B) of
         Section 9.03 hereof.

         SECTION 9.07. (A) All unfunded lien bonds received by the Trustee shall be held by the Trustee as part of the mortgaged and pledged property and without impairment of the obligation represented thereby or the lien thereof for the protection and further security for the bonds issued hereunder. Except during the continuance of a completed default specified in Section 10.01, no payment by way of interest or otherwise on any of the unfunded lien bonds held by the Trustee shall be made or demanded and the coupons thereto pertaining as they mature shall be cancelled by the Trustee and delivered so cancelled to the Company, unless the Company shall direct with respect to any such unfunded lien bonds to have such payments made and demanded, in which event the Company shall be entitled to receive all such payments. In any event, except during the continuance of a completed default as aforesaid, all moneys received by the Trustee (a) on account of the principal of or interest or premium on said unfunded lien bonds, or (b) by reason of the sale or delivery of any of said bonds to the sinking fund or other similar device for the retirement of bonds provided for in any lien securing the same (as to both (a) and (b) above, to the extent that an officers' certificate delivered to the Trustee shall state that such moneys do not represent the proceeds of insurance on, or of the release of, or of the taking by eminent domain or purchase of, bondable property including the proceeds of and substitutes for any thereof) shall be paid over by the Trustee to or upon the written order of the Company; provided that if and to the extent that such officers' certificate shall not state that such moneys do not represent the proceeds of insurance on, or of the release of, or of the taking by eminent domain or purchase of, bondable property, including the proceeds of and substitutes for any thereof, the same shall be retained by the Trustee and held as part of the mortgaged and pledged property, and may be withdrawn, used or applied, in the manner, for the purposes, and subject to the conditions provided in Section 9.06 hereof.

         So long as the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, the Trustee, if so directed by the Company, shall cause any unfunded lien bonds held by it to be cancelled, and the obligation thereby evidenced to be satisfied and discharged, provided that it shall have received notice from the trustee or other holder of the unfunded lien securing the same that such trustee or other holder, on receipt of the unfunded lien bonds held by the Trustee, will cause such unfunded lien to be satisfied and discharged of record; and upon similar direction, shall sell or surrender any unfunded lien bonds held by it subject to this Section 9.07 (A) to the trustee or other holder of the unfunded lien securing the same for cancellation, or to be held uncancelled for the purposes of any sinking fund or other similar device for the retirement of bonds for which provision may have been made in the unfunded lien securing the unfunded lien bonds so sold or surrendered, provided, however, that no such unfunded lien bonds shall be caused by the Trustee to be cancelled or shall be sold or surrendered for cancellation as aforesaid, until the Trustee shall have received (i) an opinion of counsel to the effect (a) that there is no lien outstanding (other than permitted liens) covering any part of the property upon which such unfunded lien exists junior to such unfunded lien and senior to the lien hereof, or (b) that the provisions of the unfunded lien securing the unfunded lien bonds so to be sold or surrendered are such that no transfer of ownership or possession of such unfunded lien bonds by the trustee or other holder of such unfunded lien is permissible thereunder except upon default thereunder or except to the Trustee hereunder to be held subject to the provisions of this Section 9.07 (A), or to the trustee or other holder of an unfunded lien for cancellation or to be held uncancelled under the terms of an unfunded lien under like conditions, or (c) that all of the property subject to the unfunded lien, with respect to which such unfunded lien bonds have been deposited with the Trustee, has been released from the lien of this Indenture and (ii) an officers' certificate stating that all conditions precedent, specified in this Indenture, to the right of the Company to have said unfunded lien bonds cancelled and the obligation thereby evidenced satisfied and discharged have been complied with; and provided further that if all of the property subject to the unfunded lien securing unfunded lien bonds deposited with the Trustee, shall be released from the lien of this Indenture, such unfunded lien bonds shall be delivered to or upon the order of the Company.

         Unless a completed default specified in Section 10.01 shall have occurred, the Trustee may exercise, but only with the consent of the Company, and upon the occurrence of any completed default specified in Section 10.01 hereof, the Trustee may exercise in its absolute discretion, without the consent of the Company, any and all rights of a bondholder with respect to the unfunded lien bonds then held by the Trustee or may take any other action which shall in its judgment be desirable or necessary to avail itself of the security created for such unfunded lien bonds by the unfunded liens securing the same. The Trustee shall be reimbursed from the trust estate for all expenses by it properly incurred by reason of any such action taken, without negligence or bad faith, with interest upon all such expenditures at the rate of six per centum (6%) per annum; and the amount of such expenses and interest shall, until repaid, constitute a lien upon the mortgaged and pledged property prior to the lien of the bonds and coupons issued hereunder.

         (B) Any purchase money obligations, obligations of a governmental body or agency and any other evidences of indebtedness other than unfunded lien bonds held by the Trustee, may be released by the Trustee from the lien of this Indenture upon payment to the Trustee of the unpaid portion of such obligations or evidences of indebtedness. The principal of and interest on any such securities shall be collected by the Trustee as and when the same become payable. Cash received upon the payment of the principal of or the release of any such securities may be withdrawn, used or applied pursuant to the provisions of Section 9.06 hereof. Upon receipt by the Trustee of an officers' certificate stating that, so far as known to the signers, the Company is not in default in the performance of any of the covenants or provisions of this Indenture, the interest received by the Trustee on any such securities, except that due subsequent to the maturity thereof, together with any premium received upon payment of the principal thereof, shall be paid over to the Company.

         All sums received by the Trustee upon the redemption or retirement of any stock held by the Trustee under this Article IX may be withdrawn, used or applied pursuant to the provisions of Section 9.06 hereof. All dividends received by the Trustee on any such stock shall be paid over to the Company, except dividends declared payable in stock of the corporation declaring the same and except where such dividends shall have been declared from or with respect to other than earnings of the corporation declaring the same, and such payment shall be made upon receipt by the Trustee of an officers' certificate stating that, so far as known to the signers, the Company is not in default in the performance of any of the covenants or provisions of this Indenture and stating that the dividend to be paid over to the Company is not a dividend excepted as aforesaid; and to that end the Trustee upon receipt of such an officers' certificate shall from time to time deliver to the Company such suitable assignments and orders as the Company may reasonably request for the payment of such dividends. Dividends on such stocks declared from or with respect to other than earnings of the corporation declaring the same may be withdrawn, used or applied pursuant to the provisions of Section 9.06 hereof. So long as the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, the Company shall have the right to vote any such stock or voting securities held by the Trustee; and to that end the Trustee shall from time to time deliver to the Company such suitable powers of attorney and proxies as the Company may reasonably request to vote on any such securities, but no such power of attorney or proxy shall be voted in contravention of the terms of this Indenture.

         So long as the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, the Trustee may exercise, but only with the consent of the Company, and, upon the occurrence of any of such defaults, the Trustee may exercise in its absolute discretion, without the consent of the Company, any and all rights of an owner with respect to any such obligations, evidences of indebtedness or stock held under this Article IX and may take any action which in its judgment may be desirable or necessary to avail itself of the benefit of any security created for any such obligations, evidences of indebtedness or stock including, but not in limitation, the extension or modification thereof at a higher or lower or the same rate of interest or dividends and joining in any plan of reorganization, readjustment, arrangement, composition or similar plan with respect thereto, whether voluntary or involuntary, and may accept and hold hereunder any new obligations or securities issued in exchange therefor under any such plan; but, subject to the provisions of Sections 14.02 and 14.03 hereof, the Trustee shall be under no obligation to exercise any such rights unless requested so to do and reasonably indemnified by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder. The Trustee shall be reimbursed by the Company upon demand for all expenses by it properly incurred by reason of any such action taken, with interest upon all such expenditures at the rate of six per centum (6%) per annum; and the amount of such expenses and interest shall, until repaid, constitute a lien upon the mortgaged and pledged property prior to the lien of the bonds and coupons issued hereunder.

         SECTION 9.08. In case the mortgaged and pledged property or any part thereof shall be in the possession of a receiver, trustee or other court officer lawfully appointed, the powers in and by this Article IX conferred upon the Company may, notwithstanding the occurrence and continuance of a completed default specified in Section 10.01 hereof, be exercised by such receiver, trustee or other court officer under the order or orders of the court appointing such receiver, trustee or other court officer. If the Trustee shall be in possession of the mortgaged and pledged property or any part thereof under any provision of this Indenture, then all the powers in this Article IX conferred upon the Company may, notwithstanding the occurrence and continuance of a completed default specified in Section 10.01 hereof, be exercised by the Trustee.

         SECTION 9.09. The Trustee shall not be required under any of the provisions of this Article IX to release any part of the mortgaged and pledged property from the lien hereof or to pay over any moneys held by it at any time when the Company is in default in payment of the interest on any bonds then outstanding hereunder or when a completed default specified in Section 10.01 hereof shall have occurred and be continuing; but, notwithstanding any default in payment of such interest or any such completed default specified in Section
10.01 hereof, the Trustee may do so, and the Company may exercise any of the powers conferred upon it in and by this Article IX, upon compliance with the conditions specified in this Article IX with respect thereto, if the Trustee in its discretion, subject to the provisions of Sections 14.02 and 14.03, hereof shall deem that such release or payment or such exercise of powers by the Company will not adversely affect the interests of the holders of the bonds, and shall consent thereto in writing.

         SECTION 9.10. In no event shall any purchaser or purchasers of any part of the mortgaged and pledged property sold or disposed of under any provisions of this Article IX be required to ascertain the authority of the Trustee to execute any release, to see to the application of any purchase money or to inquire as to any facts required by the provisions hereof for the exercise of any authority.

         SECTION 9.11. Any new property acquired to take the place of any property released or to be substituted for any property held by the Trustee or in connection with the withdrawal of cash under any provision of this Article IX shall forthwith and without further conveyance become subject to the lien of and be covered by this Indenture as a part of the mortgaged and pledged property.

                                   ARTICLE X.

                REMEDIES OF TRUSTEE AND BONDHOLDERS UPON DEFAULT.

         SECTION 10.01. Upon the occurrence of any one or more of the following events (herein sometimes called "completed defaults"), viz.:

                  (a) Default in the payment of the principal of any bond hereby secured when the same shall have become due and payable, whether at maturity as therein expressed or by declaration, or otherwise; or

                  (b) Default continued for thirty days in the payment of any interest upon any bond hereby secured; or

                  (c) Default in the payment of any installment of any sinking fund or other purchase fund for a period of fifteen days after the same shall become due and payable; or

                  (d) Default in the payment of principal (whether at maturity as therein expressed or by declaration, or otherwise) of, or premium, if any, or interest upon any outstanding unfunded lien bonds, continued beyond the period of grace, if any, specified in the unfunded lien securing the same; or

                  (e) By decree of a court of competent jurisdiction the Company shall be adjudicated a bankrupt or insolvent, or an order shall be made for the winding up or liquidation of the affairs of the Company or approving a petition seeking reorganization or readjustment of the Company under the Federal bankruptcy laws or other law or statute of the United States of America or of the State of incorporation of the Company, or, by order of such a court, a trustee or liquidator or a receiver or receivers shall be appointed of the Company or of all or substantially all of the property of the Company or of all or any part of the mortgaged and pledged property, and any such decree or order shall have continued unstayed on appeal or otherwise and in effect for a period of thirty days; or

                  (f) The Company shall file a petition in voluntary bankruptcy, or shall consent to the filing of any such petition, or shall make an assignment for the benefit of creditors or shall consent to the appointment of a trustee or liquidator or receiver of the Company or of all or any part of its property, or shall file a petition or answer or consent seeking reorganization or readjustment under the federal bankruptcy laws or other law or statute of the United States of America or any State thereof, or shall consent to the filing of any such petition, or shall file a petition to take advantage of any debtor's act; or

                  (g) Default continued for thirty days after written notice shall have been given to the Company by the Trustee (or to the Company and the Trustee by the holders of at least twenty-five per centum (25%) in principal amount of the bonds at the time outstanding) in the due observance or performance of any other covenant, agreement or condition on the part of the Company in the bonds or in this Indenture contained;

the Trustee by notice in writing delivered to the Company, or the holders of not less than twenty-five per centum (25%) in principal amount of the bonds then outstanding hereunder by notice in writing delivered to the Company and the Trustee, may declare the principal of all bonds hereby secured then outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. This provision, however, is subject to the condition that if, at any time after the principal of the bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, or any sale of the mortgaged and pledged property shall have been made under this Indenture, all arrears of interest upon all the bonds (with interest on overdue installments of interest at the highest rate of interest borne by any of the bonds outstanding under the Indenture) and the principal (and premium, if any) of any and all bonds which shall have become due otherwise than by acceleration and the expenses of the Trustee, shall be paid by the Company, or collected out of the mortgaged and pledged property, or be provided for by the deposit with the Trustee of a sum sufficient to pay the same, and any and all defaults under the Indenture, other than the nonpayment of principal on bonds which shall not have become due by their terms shall have been remedied--then and in every such case the holders of not less than a majority in aggregate principal amount of the bonds then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

         SECTION 10.02. The Trustee shall, within ninety days after the occurrence thereof, give to the bondholders, in the manner and to the extent provided in subsection (C) of Section 7.04 hereof, notice of all defaults known to the Trustee, unless such default shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in paragraphs (a), (b), (c), (d), (e), (f) and (g) of Section 10.01 hereof not including any periods of grace provided for in said paragraphs), but, in the case of any default of the character specified in said paragraph (g), no such notice shall be given by the Trustee until at least sixty days after the occurrence of such default; provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the bonds, or in the payment of any sinking or purchase fund installment, the Trustee. shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders.

         SECTION 10.03. Upon the occurrence of one or more completed defaults, the Company, upon demand of the Trustee, shall forthwith surrender to the Trustee, the actual possession of, and it shall be lawful for the Trustee, by such officer or agent as it may appoint, to take possession of, all the mortgaged and pledged property (with the books, papers and accounts of the Company), and to hold, operate and manage the same, and from time to time to make all needful repairs and such extensions, additions and improvements as to the Trustee shall seem wise; and to receive the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and out of the same to pay all proper costs, liabilities and expenses of so taking, holding sad managing the same, including reasonable compensation to the Trustee, its agents and counsel, and any charges of the Trustee hereunder, and any taxes and assessments and other charges prior to the lien of this Indenture which the Trustee may deem it wise to pay, and all expenses of such repairs, extensions, additions and improvements, and to apply the remainder of the moneys so received by the Trustee, subject to the provisions of Section 10.12 hereof with respect to extended, transferred or pledged coupons or claims for interest, as follows:

                 First. In case the principal of none of the bonds shall have become due, by declaration or otherwise, and be unpaid, to the payment of interest in the order of the maturity of the installments of such interest (with interest on overdue installments of interest, to the extent permitted by law, at the highest rate of interest borne by any of the bonds outstanding under the Indenture), such payments to be made ratably to the persons entitled thereto, without distinction as to series, according to the amount due to each by the terms of the bond or coupon held by him; or

                 Second. In case the principal of any of the bonds, less than the whole number outstanding, shall have become due by their terms, or by redemption, to the payment of all the interest then due on all the bonds outstanding in the order of the maturity of the installments of interest (with interest on overdue installments of interest, to the extent permitted by law, at the highest rate of interest borne by any of the bonds outstanding under the Indenture), and, if any surplus remains, toward the payment of the principal of the bonds then due, such payments in every instance to be made ratably to the persons entitled thereto according to the amounts due to each by the terms of the bond or coupon held by him; or

                 Third. In case the principal of all the bonds shall have become due, by declaration or otherwise, to the payment of the whole amount then due and unpaid either for principal or interest, or for both principal and interest, upon the bonds (with interest on overdue installments of interest, to the extent permitted by law, at the highest rate of interest borne by any of the bonds outstanding under the Indenture); and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then, to the payment of such principal and interest ratably, according to the aggregate of such principal and unpaid interest without preference or priority of any one series over any other series of bonds, or of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest; and then

               Fourth. In case any bonds have been called for redemption and default made in the payment of the redemption price, to the payment of any premiums payable on such redemption, ratably and without preference or priority of any one series over any other;

any payment as aforesaid shall be made only upon presentation of the several bonds or coupons, as the case may be, for stamping thereon the payment if only partially paid and for surrender thereof if fully paid.

         Upon payment in full, as above provided, of whatever sum or sums may be due for principal, premium and interest, or otherwise, the mortgaged and pledged property (other than cash or securities required to be held by the Trustee under the terms of this Indenture otherwise than pursuant to this Section) in the possession of the Trustee and any excess cash in the possession of the Trustee arising pursuant to this Section shall be returned to the Company, its successors or assigns, as though no default had occurred.

         Upon the occurrence of one or more completed defaults, or if a receiver or the Trustee shall have entered into possession of the mortgaged and pledged property, the Trustee shall be entitled to receive all sums payable for principal, interest or otherwise upon any bonds or obligations that shall then be in its possession and subject to the lien of this Indenture and to apply, as hereinbefore in this Section provided, the moneys so received; and as holder of any such bonds, to perform any and all acts or to make and execute any and all transfers, requests, requisitions or other instruments for the purpose of carrying out the provisions of this Section. In the event that a receiver of the mortgaged or pledged property, or any part thereof, shall have been appointed and shall be in possession thereof, the Trustee from time to time in its discretion may turn over any part or all of the moneys so collected and remaining in the hands of the Trustee to such receiver and may co-operate with such receiver in managing and operating the mortgaged and pledged property in such manner as the Trustee shall deem for the best interest of the holders of the bonds.

         Section 10.04. Upon the occurrence of one or more completed defaults it shall be lawful for the Trustee by such officer or agent as it may appoint, with or without entry, to sell all the mortgaged and pledged property as an entirety, or in such parcels as the holders of a majority in principal amount of the bonds outstanding hereunder shall in writing request, or in the absence of such request, as the Trustee may determine, at public auction, at some convenient place in the City of Alexandria, State of Louisiana, or such other place or places as may be required by law, at such time and upon such terms as the Trustee may fix and briefly describe in the notice of such sale, having first given notice of such sale by publication in at least one daily newspaper of general circulation in the place or places where such sale is to take place, at least once a week for four successive weeks (on any business day of each such week) next preceding such sale, and any other notice which may be required by law, and from time to time to adjourn such sale in its discretion by announcement at the time and place fixed for such sale without further notice.

         Section 10.05. In case of the breach of any of the covenants, agreements or conditions of this Indenture, the Trustee shall have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders hereunder by a suit or suits at law, or in equity, for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, or for any or all of such purposes, as the Trustee shall deem most effectual. The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem to be necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company, or of others, in violation of this Indenture, or which are unlawful, or as the Trustee may deem to be necessary or expedient to preserve and to protect its interests and the security and interests of the holders of the bonds in respect of the mortgaged and pledged property and in respect of the income, earnings, issues and profits arising therefrom; including power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, compliance with or observance of such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the holders of the bonds.

         In case of a completed default hereunder, the Trustee may either after entry, or without entry, proceed by suit or suits at law or in equity or by any other appropriate remedy to enforce payment of the bonds then outstanding hereunder and to foreclose this mortgage and to sell the mortgaged and pledged property under the judgment or decree of a court of competent jurisdiction; and it shall be obligatory upon the Trustee to take action, either by such proceedings or by the exercise of its powers with respect to entry or sale, as it may determine, upon being requested in writing so to do by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder and, subject to the provisions of Sections 14.02 and 14.03 hereof, upon being reasonably indemnified.

         Section 10.06. Anything in this Indenture to the contrary notwithstanding, the holders of not less than a majority in principal amount of the bonds then outstanding hereunder shall have the right, at any time, to direct the time, method and place of conducting all proceedings to be taken for any sale of the mortgaged and pledged property, or for the foreclosure of this Indenture, or for the appointment of a receiver or any other proceedings hereunder for any remedy available to the Trustee or for exercising any trust or power conferred upon the Trustee under this Indenture; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture and subject to the provisions of Sections 14.02 and 14.03 hereof, provided that if the Trustee by its responsible officers shall in good faith determine that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the rights of the non-assenting holders of bonds, it shall have the right to decline to follow any such direction, The holders of not less than two-thirds in aggregate principal amount of the bonds outstanding may on behalf of the holders of all of the bonds waive any past default hereunder and its consequences except a completed default specified in paragraphs (a) and (b) of Section 10.01 hereof; provided, however, that the holders of not less than a majority in aggregate principal amount of the bonds then outstanding may waive defaults and rescind and annul any declaration and its consequences as provided in Section 10.01 hereof. In the case of any such waiver, the Company, the Trustee and the holders of the bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 10.07. In case of a completed default hereunder, and upon the filing of a bill in equity, or other commencement of judicial proceedings to enforce the rights of the Trustee and of the bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the mortgaged and pledged property, and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

         Section 10.08. Upon any sale being made under or by virtue of this Indenture, whether under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the principal of all bonds then secured hereby, if not previously due, shall at once become and be immediately due and payable.

         SECTION 10.09. Upon any such sale made under or by virtue of this Indenture, whether under the power of sale hereby given or under judgment of decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, any purchaser, for the purpose of making settlement or payment for the property purchased shall be entitled to use and apply any of the bonds and any matured and unpaid interest obligations thereon, by presenting the same so that there may be credited as paid thereon, the sums payable out of the net proceeds of such sale in respect of such bonds and such interest obligations, after allowing for the proportion of the total purchase price required to pay the cost and expenses of the sale, compensations and other charges, and thereupon such purchaser shall be credited on account of such purchase price payable by him, with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited in respect of, the bond so turned in; and at any such sale any bondholder may bid for and purchase such property, may make payment on account thereof, as aforesaid, and upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. The provisions of this Section are subject to the provisions of Section 10.12 hereof.

         SECTION 10.10. Upon the completion of any sale under or by virtue of this Indenture, whether under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, the Trustee or the court officer conducting the sale shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds of conveyance of the property and franchises sold; and the Trustee and its successors are hereby appointed the true and lawful attorney and attorneys, irrevocable, of the Company, in its name and stead, to make all necessary deeds and conveyances of the property thus sold; and for that purpose they may execute all necessary deeds and instruments of assignment and transfer, and may substitute one or more persons with like power, the Company hereby ratifying and confirming all that its said attorney or attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, the Company shall, if so requested by the Trustee, ratify such sale by executing and delivering to the Trustee or to such purchaser or purchasers as may be designated in such request, any such instruments as, in the judgment of the Trustee, may be advisable. Upon any such sale the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

         SECTION 10.11. Any such sale made under or by virtue of this Indenture, whether under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, of, in and to the property so sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns and against any and all persons, firms or corporations claiming or who may claim the property sold or any part thereof, from, through or under the Company, its successors or assigns.

         SECTION 10.12. The proceeds of any sale made under or by virtue of this Indenture, whether under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, together with any other amounts of cash which may then be held by the Trustee as part of the mortgaged and pledged property, shall be applied, as follows:

                 First--To the payment of all taxes, assessments, governmental charges or liens prior to the lien of this Indenture, except those subject to which such sale shall have been made, and of all the costs and expenses of such sale, including reasonable compensation to the Trustee, its agents and attorneys, and of all other sums payable to the Trustee hereunder by reason of any expenses or liabilities incurred (without negligence or bad faith on the part of the Trustee) or advances made in connection with the management or administration of the trusts hereby created;

                 Second--To the payment in full of the amounts then due and unpaid for principal and interest upon the bonds then secured hereby (with interest on overdue installments of interest, to the extent permitted by law, at the highest rate of interest borne by any of the bonds outstanding under this Indenture); and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, any such payment to be made only upon presentation of the several bonds and coupons for stamping thereon the payment if only partially paid and for surrender thereof if fully paid; provided, however, that if any coupon or claim for interest upon any of the bonds secured hereby shall have been funded, or if the time for payment of any such coupon or claim for interest shall have been extended, except pursuant to action taken under Article XVI hereof, whether or not by or with the consent of the Company, or if any thereof at or after maturity shall have been transferred or pledged separate from the bond to which they relate, such coupons or claims for interest shall not be entitled in case of default hereunder to the benefit or security of this Indenture except after the prior payment in full of the principal of all bonds issued hereunder and then secured hereby and of all coupons and claims for interest on such bonds the payment of which has not been so extended, or not so transferred or pledged, but the foregoing proviso shall not be applicable to any coupon or claim for interest, the time for the payment of which shall have been extended, if such extension be pursuant to a plan proposed by the Company to all holders of any one or more series of bonds then outstanding and accepted by and binding upon the holder of such coupon or claim for interest;

                 Third--In case any bonds have been called for redemption and default made in the payment of the redemption price, to the payment of any premiums payable on such redemption, ratably and without preference or priority of any one series over any other;

                 Fourth--Any surplus remaining to the Company, its successors or assigns or to whomsoever may be lawfully entitled to receive the same.

         SECTION 10.13. Neither the Company nor any one claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, redemption or other laws now or hereafter in force in any locality where any of the mortgaged and pledged property may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the mortgaged and pledged property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, but the Company, for itself and all who may claim through or under it, hereby waives the benefit of all such laws and hereby waives all right of appraisement and redemption to which it may be entitled under the laws of the State of Louisiana or of any other state where any of the mortgaged and pledged property may be situated. And the Company, for itself and all who may claim through or under it, waives any and all right to have the estates comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the mortgaged and pledged property as an entirety.

         SECTION 10.14. In case default shall be made in (a) the payment of the principal (and premium, if any) of any bonds hereby secured when the same shall become payable, whether at maturity, upon redemption, by declaration or otherwise, or (b) the payment of any interest on any bonds hereby secured and such default shall have continued for thirty (30) days--then (i) the Company covenants that upon demand of the

Trustee it will pay to the Trustee for the benefit of the holders of the bonds and coupons then secured hereby, the whole amount due and payable on all such bonds and coupons for principal (and premium, if any) and interest (with interest upon the overdue installments of interest, to the extent permitted by law, at the highest rate of interest borne by any of the bonds outstanding under the Indenture), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder, without negligence or bad faith on the part of the Trustee, and (ii) the Trustee, in its own name and as Trustee of an express trust, shall be entitled and empowered to institute such action or proceeding at law or in equity as the Trustee, being advised by its counsel, shall deem appropriate, for the collection of the sums so due and unpaid and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and any other obligor and collect in the manner provided by law, out of the property of the Company and any other obligor, wherever situated, the moneys adjudged or decreed to be payable.

         The Trustee shall be entitled to institute and prosecute any action and enforce any judgment or final decree as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture upon the mortgaged and pledged property and the right of the Trustee to such judgment or final decree shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the lien hereof; and in case of a sale of any of the mortgaged and pledged property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustee in its own name and as trustee of an express trust shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all the bonds and coupons then outstanding hereunder, for the benefit of the holders thereof, together with the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any unpaid expenses or liabilities incurred by the Trustee hereunder without negligence or bad faith on the part of the Trustee, and shall be entitled to institute and prosecute any action and enforce any judgment or final decree as aforesaid for any portion of the debt remaining unpaid, with interest. No judgment or decree obtained by the Trustee and no levy of any execution upon any of the mortgaged and pledged property or upon any other property, shall in any manner or to any extent affect the lien of this Indenture upon the mortgaged and pledged property or any part thereof, or any lien, rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders of the said bonds, but such lien, rights, powers and remedies of the Trustee and of the bondholders shall continue unimpaired as before. In case of any reorganization, receivership, insolvency or bankruptcy proceedings affecting the Company or its property, the Trustee, irrespective of whether the principal of the bonds shall then be due and payable and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall be entitled to file and prove a claim for the entire amount due and payable by the Company under this Indenture at the date of the institution of such proceedings and for any additional amount which may become due and payable by the Company hereunder after such date, without regard to or deduction for any amount which may have been or which may thereafter be received, collected or realized by the Trustee from or out of the mortgaged and pledged property or any part thereof or from or out of the proceeds thereof or any part thereof.

         Any moneys thus collected or received by the Trustee under this Section or Section 10.20 hereof shall be applied by it first to the payment of its proper expenses, liabilities (incurred without negligence or bad faith), disbursements and compensation and the proper expenses, liabilities (incurred without negligence or bad faith), disbursements and compensation of its agents and attorneys, and, second, toward payment of the amounts then due and unpaid upon such bonds and coupons in respect of which such money shall have been collected, ratably and without preference or priority of any kind (subject to the provisions of Section 10.12 hereof) according to the Amounts due and payable upon such bonds and coupons, respectively (with interest on overdue installments of interest, to the extent permitted by law, at the highest rate of interest borne by any of the bonds outstanding under this Indenture), at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several bonds and coupons and upon stamping such payment thereon, if partly paid, and upon surrender thereof, if fully paid.

         Upon filing a bill in equity or upon other commencement of judicial proceedings to enforce any right under this Indenture, the Trustee shall be entitled to exercise the right of entry, and also any and all rights and powers herein conferred and provided to be exercised by the Trustee upon the occurrence of any completed default; and as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the mortgaged and pledged property, and of the earnings, revenues, rents, issues, profits and other income thereof and therefrom, with all such powers as the court or courts making such appointment shall confer; but notwithstanding the appointment of any receiver the Trustee shall be entitled, as pledgee, to continue to retain possession and control of any stocks, bonds, cash and indebtedness deposited with the Trustee hereunder.

         SECTION 10.15. All rights of action (including the right to file proof of claim) under this Indenture or under any of the bonds or coupons, may be enforced by the Trustee without the possession of any of the bonds or coupons or the production thereof on any trial or other proceeding relative thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee and any recovery of judgment shall be for the equal benefit of the holders of the outstanding bonds and coupons, subject to the provisions of SECTION 10.12 hereof.

         SECTION 10.16. No holder of any bond or coupon shall have any right to institute any suit, action or proceeding at law or in equity upon, or in respect of this Indenture, or for the execution of any trust or power created hereby, or for any other remedy hereunder, unless

                 (1) such holder shall previously have given to the Trustee written notice of the occurrence of a default;

                 (2) the holders of not less than twenty-five per centum (25%) in principal amount of the bonds then outstanding hereunder shall have tendered to the Trustee reasonable indemnity against all costs, expenses and liabilities which might be incurred in or by reason of such action, suit or proceeding, and shall have requested the Trustee in writing to take action in respect of such default;

                 (3) the Trustee shall have declined to take such action or shall have failed so to do within sixty (60) days thereafter; and

                 (4) no directions inconsistent with such written request shall have been given pursuant to Section 10.06 hereof;

it being understood and intended that no one or more holders of the bonds or coupons shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit, subject to the provisions of Sections 10.03 and 10.12 hereof, of all holders of outstanding bonds and coupons. Notwithstanding the provisions of Section 10.17 hereof or any other provision of this Indenture or any indenture supplemental hereto, nothing in this Indenture or in any such supplemental indenture contained shall, however, affect or impair the right of any bondholder, which is absolute and unconditional, to enforce the payment of the principal of and interest on his bonds at and after maturity thereof as therein expressed or the obligation of the Company, which is also absolute and unconditional, to pay at the stated or accelerated maturity herein and in the bonds provided the principal of and interest and premium, if any, on each of the bonds issued hereunder to the respective holders thereof at the time and place in said bonds and the appurtenant coupons expressed.

         SECTION 10.17. Notwithstanding any other provision of this Indenture, all the parties hereto agree, and each holder or owner of any bond by his acceptance thereof after the date of the execution hereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder or group of bondholders, holding in the aggregate more than ten per centum (10%) in principal amount of the bonds outstanding, or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due date expressed in such bond.

         SECTION 10.18. The Company may waive any period of grace provided for in this Article X.

         SECTION 10.19. In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the mortgaged and pledged property, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

         SECTION 10.20. The Trustee is hereby irrevocably appointed (and the successive respective holders of bonds and coupons issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the bonds and coupons issued hereunder, with authority to make or file, irrespective of whether the bonds or any of them are in default as to payment of principal or interest, in the respective names of the holders of the bonds or coupons or in behalf of all holders of the bonds or coupons as a class, any proof of debt, amendment to proof of debt, petition or other similar document; to receive payment of any sums becoming distributable on account thereof; and to execute any other papers and documents and to do and perform any and all acts and things for and in behalf of the respective holders of the bonds or coupons as a class, as may be necessary or advisable, in the opinion of the Trustee in order to have the respective claims of the holders of the bonds or coupons against the Company or any other obligor allowed in any equity receivership, insolvency, liquidation, bankruptcy or other proceedings relative to the Company or any other obligor, their creditors, or their property, and to receive payment of or on account of such claims; and any receiver, assignee or trustee in bankruptcy is hereby authorized by each of the bondholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the bondholders, to pay to the Trustee any amount due it for proper compensation and expenses, including counsel fees, incurred by it up to the date of such distribution, and for liabilities so incurred without negligence or bad faith on the part of the Trustee. Nothing herein contained shall be construed to authorize the Trustee to accept any composition or plan of reorganization on behalf of the bondholders or to surrender any of the rights of the bondholders.

         SECTION 10.21. All powers and remedies given by this Article to the Trustee or to the bondholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the bonds, and no delay or omission of the Trustee or of any holder of any of the bonds or coupons to exercise any right or power accruing upon any default, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 10.16 hereof, every power and remedy given by this Article to the Trustee or to the bondholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the bondholders. No waiver of any default hereunder, whether by the Trustee or by the bondholders, shall extend to or shall affect any subsequent default or shall impair any rights or remedies consequent thereon.

                                  ARTICLE XI.

         EVIDENCE OF BONDHOLDERS' ACTION AND OWNERSHIP OF BONDS.

         SECTION 11.01. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the bonds may take any action (including the making of any demand or request, the giving of any notice or consent or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by bondholders in person or by attorney appointed in writing, or (ii) by the record of the holders of bonds voting in favor thereof at any meeting of bondholders duly called and held in accordance with the provisions of Article XVI hereof, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of bondholders.

         Proof of the execution of any such instrument, or of a writing appointing any such attorney, or of the holding by any person of any of the bonds or coupons shall, subject to the provisions of Sections 14.02 and 14.03 hereof, be sufficient for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the following manner:

                 (a) The fact and date of the execution by any person of any instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in the state in which he purports to act, that the person signing such instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer;

                 (b) The amount of bonds transferable by delivery, and the series and serial numbers thereof, held by such person, and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary, the bonds described in such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) another certificate bearing a later date issued in respect of the same bond shall be produced, or (2) the bond specified in such certificate (or another coupon bond or bonds issued in exchange or substitution for said bond) shall be produced, or (3) the bond specified in such certificate shall then be registered as to principal or shall have been surrendered in exchange for a registered bond without coupons. The Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of registered bonds without coupons shall be proved by the registry books. The record of any bondholders' meeting shall be proved in the manner provided in Section 16.06 hereof.

         SECTION 11.02. The Company and the Trustee and any paying agent and any bond registrar may deem and treat the bearer of any temporary or coupon bond outstanding hereunder, which shall not at the time be registered as to principal as hereinbefore authorized, and the bearer of any coupon for interest on any such bond, whether such bond shall be registered or not, as the absolute owner of such bond or coupon, as the case may be, whether or not such bond or coupon shall be overdue, for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         The Company and the Trustee and any paying agent and any bond registrar may deem and treat the person in whose name any registered bond without coupons shall be registered upon the books of the Company as herein authorized, as the absolute owner of such bond, whether or not such bond shall be overdue, for the purpose of receiving payment of or on account of the principal of and interest on such bond and for all other purposes, and they may deem and treat the person in whose name any coupon bond shall be so registered as to principal as the absolute owner of such bond, whether or not such bond shall be overdue, for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, except to receive payment of interest represented by outstanding coupons; and all such payments so made to any such registered holder or upon his order, shall be valid and effectual to satisfy and discharge the liability upon such bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         Neither the Company nor the Trustee shall be bound to recognize any person as the holder of a bond outstanding under this Indenture unless and until his bond is submitted for inspection, if required, except as may otherwise be provided by regulations made under Section 16.05 hereof, and his title thereto satisfactorily established, if disputed.

         SECTION 11.03. In determining whether the holders of the requisite aggregate principal amount of bonds have concurred in any direction, demand, request, notice, consent or other action under this Indenture, bonds which are owned by the Company or any other obligor on the bonds or by any affiliate thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purpose of determining whether the Trustee shall be protected in relying on any such direction or consent only bonds which the Trustee knows are so owned shall be so disregarded.

         SECTION 11.04. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 11.01 hereof, of the taking of any action by the holders of the percentage in aggregate principal amount of the bonds specified in this Indenture in connection with such action, any holder of a bond the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 11.01 hereof, revoke such action so far as concerns such bond. Except as aforesaid any such action taken by the holder of any bond shall be conclusive and binding upon such holder and upon all future holders of such bond, irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the bonds.

                                  ARTICLE XII.

         IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK,

                    STOCKHOLDERS, OFFICERS AND DIRECTORS.

         SECTION 12.01. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto, or in any bond or coupon hereby secured, or because of the creation of any indebtedness hereby secured, or for any claim based thereon, or otherwise in respect thereof, shall be had against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture, any indenture supplemental hereto and the obligations hereby and thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, subscribers to the capital stock, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any indenture supplemental hereto or in any of the bonds or coupons hereby secured, or implied therefrom, or because thereof or otherwise in respect thereof, and that any and all personal liability of every name and nature, and any and all rights and claims against every such incorporator, subscriber to the capital stock, stockholder, officer or director, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the bonds and interest obligations secured hereby.

                                  ARTICLE XIII.

                     EFFECT OF MERGER, CONSOLIDATION, ETC.

         SECTION 13.01 Nothing in this Indenture shall prevent any consolidation of the Company with, or merger of the Company into, any corporation having corporate authority to own and operate the properties to be vested in it by any such consolidation or merger, or shall prevent any conveyance, transfer or lease, subject to the lien of this Indenture, of all or substantially all the mortgaged and pledged property as an entirety, or substantially as an entirety, to any corporation lawfully entitled to acquire or lease and operate the same; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon such terms as fully to preserve and in no respect to impair the lien or security of this Indenture, or any of the rights or powers of the Trustee or the bondholders hereunder; and provided, further, that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustee at any time during the continuance of a completed default hereunder, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings; and provided further that, upon any such consolidation, merger, conveyance or transfer, or upon any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby, the due and punctual payment of the principal and interest of all said bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall by an indenture supplemental hereto, in form satisfactory to the Trustee, executed and delivered to the Trustee, be expressly assumed by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all the mortgaged and pledged property as an entirety, as aforesaid, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby.

         SECTION 13.02. In case the Company, as permitted by Section 13.01 hereof, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the lien of this Indenture, all or substantially all the mortgaged and pledged property as an entirety, or substantially as an entirety, the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid--upon executing and causing to be recorded an indenture supplemental hereto as provided in Section 13.01--shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such successor corporation thereupon may cause to be executed, issued and delivered, either in its own name or in the name of Central Louisiana Electric Company, Inc., as its name shall then exist, in respect of property of the character defined in Section
1.03 hereof as property additions, such bonds as could or might have been executed, issued and delivered by the Company had it acquired such property of such character by purchase on the date of such consolidation, merger, conveyance or transfer and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed, concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds which shall have been previously signed and delivered by the officers of the Company to the Trustee for authentication, and such bonds as the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such successor corporation shall also have and may exercise in respect of the property of such character, and subject to all the terms, conditions and restrictions in this Indenture prescribed applicable thereto, whether as to withdrawal of cash, release of property or otherwise, the same powers and rights which the Company might or could exercise had it acquired the property of such character by purchase on the date of such consolidation, merger, conveyance or transfer and had such consolidation, merger, conveyance or transfer not occurred. All the bonds so issued shall in all respects have the same legal right and security as the bonds theretofore issued in accordance with the terms of this Indenture as though all of said bonds had been authenticated and delivered at the date of the execution hereof. As a condition precedent to the execution by such successor corporation and the authentication and delivery by the Trustee of any such additional bonds or the withdrawal of cash or the release of property under any of the provisions of this Indenture, on the basis of property of the character defined in Section
1.03 hereof as property additions, acquired, made or constructed by the successor corporation, or by any corporation with which the Company or any successor corporation may be so consolidated or into which the Company or any successor corporation may be so merged or to which the Company or any successor corporation may make any such conveyance, the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in this Section provided or one or more subsequently executed indentures, shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property to the lien hereof; and provided further that the lien created thereby and the lien thereon shall have similar force, effect and standing as the lien of this Indenture would have if the Company should not be consolidated with or merged into such other corporation or should not convey or transfer, subject to this Indenture, all or substantially all of the mortgaged and pledged property as an entirety as aforesaid, to such successor corporation, and should itself on the date of such consolidation, merger, conveyance or transfer acquire or construct such property, and request the authentication and delivery of bonds or the withdrawal of cash or the release of property under the provisions of this Indenture in respect thereof.

         To the extent permitted by Sections 14.02 and 14.03 hereof the Trustee may receive an opinion of counsel as conclusive evidence that any such assumption and any such lien and any such indenture comply with the foregoing conditions and provisions of this Section.

         In case of any such consolidation or merger or conveyance or transfer such changes in phraseology and form (but not in substance) may be made in the bonds thereafter to be issued hereunder, as may be appropriate.

         SECTION 13.03. In case the Company, as permitted by Section 13.01 hereof, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to this Indenture, all or substantially all the mortgaged and pledged property as an entirety, or substantially as an entirety as aforesaid, neither this Indenture nor the supplemental indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in Section 13.02 hereof provided, shall, unless such indenture shall otherwise provide, become or be a lien upon any of the properties or franchises of the successor corporation except (a) those acquired by it from the Company and those appurtenant thereto and property which the successor corporation shall thereafter acquire or construct which shall form an integral part of, and be essential to the use or operation of, any property then or thereafter subject to the lien hereof, (b) the property made and used by the successor corporation as the basis under any of the provisions of this Indenture for the authentication and delivery of additional bonds, or the withdrawal of cash, or for a credit under any requirement hereof, or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (i) to maintain, renew and preserve the franchises covered by this Indenture and to maintain the property mortgaged and intended to be mortgaged hereunder as an operating system or systems in good repair, working order and condition, or (ii) in pursuance of some covenant or condition hereof to be performed or observed by the Company.

                                  ARTICLE XIV.

                            CONCERNING THE TRUSTEE.

         SECTION 14.01. The Trustee shall at all times be a bank or trust company organized and doing business under the laws of the United States or of any State, with a combined capital and surplus of at least Two Million Dollars ($2,000,000) and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in this Section, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         The Company covenants that whenever necessary to avoid or fill a vacancy in the office of Trustee, it will, in the manner provided in Section
14.18 hereof, appoint a Trustee so that there shall at all times be a Trustee eligible under this Section.

         SECTION 14.02. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to a completed default, and after the curing of all completed defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of a completed default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

         SECTION 14.03. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                 (a) prior to a completed default hereunder and after the curing of all completed defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligations of the Trustee prior to a completed default and after the curing of all completed defaults which may have occurred, shall be determined solely by the express provisions of this Indenture; and

                 (b) prior to a completed default hereunder and after the curing of all completed defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; and

                (c) the Trustee shall not be personally liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts; and

                 (d) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the bonds at the time outstanding (determined as provided in Section 1.02 hereof) relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this Indenture.

         SECTION 14.04. The recitals of fact contained herein and in the bonds (other than the Trustee's certificate of authentication) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the mortgaged and pledged property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the bonds or coupons issued hereunder.

         SECTION 14.05. Subject to the provisions of Sections 14.02 and 14.03 hereof, the Trustee shall not be personally liable in case of entry by it upon the mortgaged and pledged property for debts contracted or liability or damages incurred in the management or operation of said property.

         SECTION 14.06. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given or served, for all purposes, by being deposited postage prepaid in a postoffice or a postoffice letter box addressed (until another address is filed by the Company with the Trustee for the purposes of this Section), as follows: Central Louisiana Electric Company, Inc., 528 Monroe Street, Alexandria, Louisiana.

         SECTION 14.07. To the extent permitted by Sections 14.02 and 14.03 hereof:

                 (1) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (2) The Trustee may consult with counsel (who may be an officer or employee of, or counsel to the Company) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel;

                 (3) The Trustee shall be under no obligation to exercise any of the trusts or powers hereof at the request, order or direction of any of the bondholders, pursuant to the provisions of this Indenture, unless such bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; and

                 (4) The Trustee shall not be liable for any action taken by it or failure to act in good faith and believed by it to have been authorized or within the discretion or powers conferred upon it by this Indenture.

         SECTION 14.08. The Trustee shall not be under any responsibility for the selection, appointment or approval of any expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustee of its obligation to exercise reasonable care with respect to the selection, appointment or approval of independent experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

         Any resolution of the Board of Directors or Executive Committee shall be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted, and the Trustee may accept such copy as conclusive evidence of the adoption of such resolution.

         Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise after a completed default (which has not been cured) the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 14.02 hereof.

         SECTION 14.09. The Trustee in its individual or any other capacity, may become the owner or pledgee of bonds or coupons secured hereby with the same rights it would have if not Trustee.

         SECTION 14.10. Subject to the provisions of Section 15.04 hereof, all moneys received by the Trustee whether as Trustee or paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other trust funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any moneys received by it hereunder at such rate, if any, as may be agreed upon with the Company from time to time and as may be permitted by law.

         SECTION 14.11. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee with interest, at the rate of six per centum (6%) per annum until paid, for all advances made by the Trustee, in accordance with any of the provisions of this Indenture and will pay to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. The obligations of the Company to the Trustee under this Section shall constitute additional indebtedness secured hereby, provided that the aggregate amount of such obligations shall not exceed ten per centum (10%) of the greatest principal amount of bonds at any one time outstanding under this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the bonds upon the mortgaged and pledged property, including all property or funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular bonds or coupons.

         None of the provisions contained in this Indenture shall require the Trustee to advance or expend or risk its own funds, or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for belief that the repayment of such advances or expenditures or liability is not reasonably assured to it by the security afforded to it by the terms of this Indenture.

         SECTION 14.12. Whenever in the administration of the trusts of this Indenture, prior to a completed default hereunder, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Comptroller or an Assistant Comptroller of the Company and delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

         SECTION 14.13. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustee taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

         SECTION 14.14. (A) If the Trustee has or acquires any conflicting interest, as defined by subsection (D) of this Section, such Trustee shall within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor's acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section
14.18 hereof. Upon giving such notice of resignation, the resigning Trustee shall publish notice thereof in one daily newspaper of general circulation in the City of New Orleans, Louisiana, once in each of three successive calendar weeks, in each case on any business day of the week, which need not be the same day in each week. If the resigning Trustee fails to publish such notice within ten days after giving written notice of resignation to the Company, the Company shall publish such notice.

         (B) In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (A) of this Section, the Trustee shall within ten days after the expiration of such ninety day period transmit notice of such failure to the bondholders, in the manner and to the extent provided in subsection (C) of Section 7.04 hereof with respect to reports pursuant to subsection (A) of Section 7.04 hereof.

         (C) Subject to the provisions of Section 10.17 hereof any bondholder who has been a bona fide holder of a bond or bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such holder, to comply with the provisions of subsection (A) of this Section.

         (D) The Trustee shall be deemed to have a conflicting interest if--

                 (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding unless such other indenture is a collateral trust indenture under which the only collateral consists of bonds issued under this Indenture; provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

                 (2) the Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for the Company;

                 (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

                 (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subsection (D), to act as trustee whether under an indenture or otherwise;

                 (5) ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                 (6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (i) five per centum (5%) or more of the voting securities or ten per centum (10%) or more of any other class of security of the Company, not including the bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) ten per centum (10%) or more of any class of security of an underwriter for the Company.

                 (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five per centum (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                 (8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, ten per centum (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty per centum (50%) or more of the voting securities of the Company; or

                 (9) the Trustee owns on May 15th in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7), or (8) of this subsection (D). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15th in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15th. If the Company fails to make payment in full of principal or interest upon the bonds when and as the same become due and payable, and such failure continues for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7), and (8) of this subsection (D).

        The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection (D) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (D).

        For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (D) only, (a) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (b) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (c) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

        For the purposes of this subsection (D) only, the term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

         For the purposes of this subsection (D) only, the term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

         For the purposes of this subsection (D) only, the term "executive officer" shall mean the President, every Vice-President, every Trust Officer, the Cashier, the Secretary and the Treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the Chairman of the Board of Directors.

         For the purposes of this subsection (D) only, the term "underwriter" when used with reference to the Company shall mean every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

         For the purposes of this subsection (D) only, the term "Company" shall include any obligor on bonds secured hereby.

         (E) The percentages of voting securities and other securities specified in subsection (D) of this Section shall be calculated in accordance with the following provisions:

                 (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this subsection E)) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                 (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                 (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                 (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                          (a) Securities of an issuer held in a sinking fund
                 relating to securities of the issuer of the same class;

                          (b) Securities of an issuer held in a sinking fund
                 relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                          (c) Securities pledged by the issuer thereof as
                 security for an obligation of the issuer not in default as to principal or interest or otherwise;

                          (d) Securities held in escrow if placed in escrow by
                 the issuer thereof;

         provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                 (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

         (F) The provisions of this Section which have been made specifically applicable to the Trustee, shall apply to the Trustee, and if an individual trustee or a separate or co-trustee is appointed pursuant to Section 14.19 hereof, to any individual trustee or separate or co-trustee, except that in case of the resignation of an individual trustee or a separate or co-trustee such resignation and the appointment of a successor shall be governed by the provisions of paragraph (3) of Section 14.19 hereof.

         Section 14.15. (A) Subject to the provisions of subsection (B) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default (as defined in the last paragraph of this subsection), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the bonds, and the holders of other indenture securities (as defined in the last paragraph of this subsection)

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                 (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the trustee

                 (a) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

                 (b) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

                 (c) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subsection would occur within four months; or

                 (d) to receive payment on any claim referred to in paragraph
         (b) or (c), against the release of any property held as security for such claim as provided in paragraph (b) or (c), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (b), (c), and (d), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the bondholders, and the holders of other indenture securities in such manner that the Trustee, the bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respect claims of the Trustee, the bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any trustee who has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this subsection if and only if the following conditions exist--

                 1. the receipt of property or reduction of claim which would have given rise to the obligation to account, if such trustee had continued as trustee, occurred after the beginning of such four months' period; and

                 2. such receipt of property or reduction of claim occurred within four months after such resignation or removal.

         As used in this Section, the term "default" shall mean any failure to make payment in full of the principal of or interest upon the bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this subsection, and (iii) under which a default exists at the time of the apportionment of the funds and property held in said special account.

         (B) There shall be excluded from the operation of subsection (A) of this Section a creditor relationship arising from--

                 (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee; and for the purposes of this paragraph the term "security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate, or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, or, in general, any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase, any of the foregoing;

                 (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the lien of this Indenture or of discharging tax liens or other liens or encumbrances, prior to the lien of this Indenture, on the mortgaged and pledged property, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders as provided in subsections (A),
         (B) and (C) of Section 7.04 hereof with respect to advances by the Trustee as such;

                 (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                 (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this subsection;

                 (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                 (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subsection.

         As used in this Section, the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company, arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; the term "Trustee" shall include the Trustee and any individual or separate or co-trustee appointed pursuant to Section 14.19 hereof; and the term "Company" shall include any obligor on bonds secured hereby.

         Section 14.16. The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the

Company specifying the day upon which such resignation shall take effect and thereafter publishing notice thereof, in one daily newspaper of general circulation in the City of New Orleans, Louisiana, once in each of three successive calendar weeks, in each case on any business day of the week, which need not be the same day in each week, and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the bondholders or the Company in the manner hereinafter provided in Section 14.18 hereof, and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section shall not be applicable to resignations pursuant to
Section 14.14 hereof.

         Section 14.17. The Trustee, may be removed at any time by holders of a majority in principal amount of the bonds then outstanding (determined as provided in Section 1.02 hereof) or by their attorneys in fact duly authorized, evidenced as provided in Article XI hereof, notification thereof being given to the Company and to the Trustee.

         In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 14.01 hereof, then the Trustee shall resign immediately in the manner and with the effect specified in Section 14.16 hereof, and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith (i) by the Company evidenced by an instrument signed in the name of the Company by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and filed with the Trustee or (ii) by the holders of a majority in principal amount of the bonds then outstanding (determined as provided in Section 1.02 hereof) or by their attorneys in fact duly authorized, evidenced as provided in Article XI hereof, notification thereof being given to the Company and to the Trustee.

         Section 14.18. In case at any time the Trustee shall resign or shall be removed (unless the Trustee shall be removed as provided in subsection (C) of Section 14.14 hereof in which event the vacancy shall be filled as provided in said subsection) or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of Trustee, and a successor or successors may be appointed by the holders of a majority in principal amount of the bonds then outstanding (determined as provided in Section 1.02 hereof), or by their attorneys in fact duly authorized, evidenced as provided in Article XI hereof, notification thereof being given to the Company and the retiring trustee as well as the new trustee; provided, nevertheless, that until a new trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors or Executive Committee and duly signed by its President or a Vice-President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, may appoint a trustee to fill such vacancy. The Company shall publish notice of any such appointment made by it in the manner provided in Section 14.16 hereof.

         If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of trustee, the holder of any bond outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

         If the Trustee resigns because of a conflict of interest as provided in subsection (A) of Section 14.14 hereof and a successor has not been appointed by the Company or the bondholders, or, if appointed, has not accepted the appointment within thirty days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

         Any trustee appointed under the provisions of this Section in succession to the Trustee shall be a bank or trust company eligible under
Section 14.01 hereof and qualified under Section 14.14 hereof.

         Any trustee which has resigned or been removed shall nevertheless retain a lien upon the mortgaged and pledged property, including all property or funds held or collected by the trustee as such, except funds held in trust for the benefit of particular bonds or coupons to secure the amounts due to the trustee as compensation, reimbursement, expenses and indemnity, afforded to it by Section 14.11 hereof.

         Section 14.19. At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the mortgaged and pledged property then subject or to become subject to this Indenture may be located, the Company and the Trustee shall have power to appoint, and, upon the request of the Trustee the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint another corporation or one or more persons approved by the Trustee either to act as an individual trustee or trustees, or separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee of all or any of the property subject to the lien hereof. In the event that the Company shall not have joined in such appointment within fifteen days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

         Every individual trustee, every separate trustee and every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:

                 (1) The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such individual trustee or individual trustees or separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the supplemental indenture appointing such individual trustee or individual trustees or separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such individual trustee or individual trustees or separate trustee or separate trustees or co-trustee or co-trustees;

                 (2) The bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by The National Bank of Commerce in New Orleans or its successor in the trust hereunder;

                 (3) The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any individual trustee or separate trustee or co-trustee appointed under this Section or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within fifteen days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any individual trustee or separate trustee or co-trustee. A successor to an individual trustee or a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section.

         No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

         The provisions of Sections 14.02 and 14.03 which have been made specifically applicable to the Trustee shall also apply to all individual trustees, separate trustees, and co-trustees appointed pursuant to this Section 14.19.

         Any notice, request or other writing, by or on behalf of the holders of the bonds delivered to The National Bank of Commerce in New Orleans, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then individual trustees or separate trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to The National Bank of Commerce in New Orleans shall refer to this Indenture and the conditions in this Article expressed, and upon the acceptance in writing by such individual trustee or trustees or separate trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property, specified in such instrument, either jointly with The National Bank of Commerce in New Orleans or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with The National Bank of Commerce in New Orleans or its successor in the trust here-under. Any individual trustee or trustees, or separate trustee or trustees, or any co-trustee or co-trustees may at any time by an instrument in writing constitute The National Bank of Commerce in New Orleans or its successor in the trust hereunder his, their or its agent or attorney in fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise all discretion authorized or permitted by him, them or it, for and in behalf of him, them or it, and in his, their or its name. In case any individual trustee or trustees or separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of said individual trustee or separate trustee or co-trustee, so far as permitted by law, shall be vested in and be exercised by The National Bank of Commerce in New Orleans or its successor in the trust hereunder, without the appointment of a new trustee as successor to such individual trustee or separate trustee or co-trustee.

         SECTION 14.20. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of ten per centum (10%) in principal amount of the bonds then outstanding hereunder, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the mortgaged and pledged property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other property subject to the lien of this Indenture, including any pledged securities, which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

         SECTION 14.21. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Section 14.01 hereof and qualified under Section 14.14 hereof shall be the successor trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such bonds, adopt the certificate of authentication of the original Trustee or of any successor to it as trustee hereunder, and deliver the said bonds so authenticated; and in case any of said bonds shall not have been authenticated, any successor to the Trustee may authenticate such bonds either in the name of any predecessor trustee hereunder or in the name of the successor trustee and in all such cases such certificates shall have the full force which it is anywhere in said bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate bonds in the name of the Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

         SECTION 14.22. In order further to assure the Trustee that it will be compensated, reimbursed and indemnified as provided in Section 14.11 hereof and that the prior lien provided for in Section 14.11 hereof upon the mortgaged and pledged property to secure the payment of such compensation, reimbursement and indemnity will be enforced for the benefit of the Trustee, all parties to this Indenture agree, and each holder or owner of any bond by his acceptance thereof shall be deemed to have agreed that in the event of

                 (1) the adjudication of the Company as a bankrupt by any court of competent jurisdiction,

                 (2) the filing of any petition seeking the reorganization of the Company, readjustment or other similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or of any State thereof,

                 (3) the appointment of one or more trustees or receivers of all or substantially all of the property of the Company,

                 (4) the filing of any bill to foreclose this Indenture,

                 (5) the filing by the Company of a petition to take advantage of any insolvency act, or

                 (6) the institution of any other proceeding wherein it shall become necessary or desirable to file or present claims against the Company,

the Trustee may file from time to time in any such proceeding or proceedings one or more claims, supplemental claims and amended claims as a secured creditor for its reasonable compensation for all services rendered by it (including services rendered during the course of any such proceeding or proceedings) and for reimbursement for all advances, expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) made or incurred by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties herein of the Trustee, and for any and all amounts to which the Trustee is entitled as indemnity as provided in
Section 14.11 hereof; and the Trustee and its counsel and agents may file in any such proceeding or proceedings applications or petitions for compensation for such services rendered, for reimbursement for such advances, expenses and disbursements, and for such indemnity. The claim or claims of the Trustee filed in any such proceeding or proceedings shall be reduced by the amount of compensation for services, reimbursements for advances, expenses and adjustments, and indemnity paid to it following final allowance to it and to its counsel and agents by the court in any such proceeding as an expense of administration or in connection with a plan of reorganization or readjustment. To the extent that compensation,reim-bursement and indemnity are denied to the Trustee or to its counsel or other agents because of not being rendered or incurred in connection with the administration of an estate in a proceeding or in connection with a plan of reorganization or readjustment or other similar relief approved as required by law, because such services were not rendered in the interests of and with benefit to the estate of the Company as a whole but in the interests of and with benefit to the holders of the bonds, in the execution of the trusts hereby created or in the exercise and performance of any of the powers and duties hereunder of the Trustee or because of any other reason, the court may, to the extent permitted by law, allow such claim, as supplemented and amended, in any such proceeding or proceedings and, for the purpose of any plan of reorganization or readjustment or other similar relief of the Company's obligations, may classify the Trustee as a secured creditor of a class separate and distinct from that of other creditors and of a class having priority and precedence over the class in which the holders of bonds are placed by reason of having a lien, prior and superior to that of the holders of the bonds, upon the mortgaged and pledged property, including all property or funds held or collected by the Trustee as such, except funds held in trust for the benefit of particular bonds or coupons. The amount of the claim or claims of the Trustee for services rendered and for advances and the expenses and disbursements, including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, which are not allowed and paid in any such proceedings but for which the Trustee is entitled to the allowance of a secured claim as herein provided, may be fixed by the court or judge in any such proceeding or proceedings to the extent that such court or judge has or exercises jurisdiction over the amount of any such claim or claims.

         If, and to the extent that, the Trustee and its counsel and other persons not regularly in its employ do not receive compensation for services rendered, reimbursement of its advances, expenses and disbursements, or indemnity as herein provided, as the result of allowances made in any such proceeding or by any plan of reorganization or readjustment or other similar relief of obligations of the Company, the Trustee shall be entitled, in priority to the holders of the bonds, to receive any distributions of any securities, dividends or other disbursements which would otherwise be made to the holders of bonds in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney-in-fact for the holders of the bonds and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel and other persons not regularly in its employ on account of services rendered, advances, expenses and disbursements made or in-cuffed, or indemnity, and to pay and distribute the balance, pro rata, in accordance with the provisions of this Indenture, to the holders of the bonds and coupons. The Trustee shall have a lien upon any securities or other considerations to which the holders of bonds may become entitled pursuant to any such plan of reorganization or readjustment or other similar relief of obligations, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.


                                  ARTICLE XV.

                                  DEFEASANCE

         SECTION 15.01. The Trustee may, and upon request of the Company shall, cancel and discharge the lien hereof and of all indentures supplemental hereto and execute and deliver to the Company such deeds and instruments as shall be requisite to satisfy the lien hereof and of all indentures supplemental hereto, and reconvey and transfer to the Company the mortgaged and pledged property, whenever all indebtedness secured hereby shall have been paid, including all proper charges of the Trustee hereunder, and thereupon these presents and the estate and rights hereby granted and conveyed shall cease, determine and be void; provided, however, that the Company shall deliver to the Trustee an officers' certificate and an opinion of counsel in accordance with the provisions of Section 3.01 hereof.

         Bonds and interest obligations for the payment of which, and bonds for the redemption of which, moneys in the necessary amount shall have been set apart by or deposited with the Trustee, with irrevocable direction so to apply the same (subject to the provisions of Section 15.04 hereof) shall for the purposes of this Article be deemed to have been paid; provided that in case of redemption the notice requisite to the validity of such redemption shall have been given or arrangements shall have been made insuring to the satisfaction of the Trustee that the same will be given; and provided further that the foregoing provision in this paragraph shall not apply as of any particular time prior to ten days before the redemption date or maturity date of any such bonds unless at such time the moneys for the payment or redemption thereof are made immediately available for such purpose to the holders or registered owners of the bonds upon presentation or surrender thereof without awaiting the payment or redemption date thereof and unless notice to such effect shall have been given by the Company by publication in a daily newspaper of general circulation, in the City of New Orleans, Louisiana, or such notice shall have been provided for to the satisfaction of the Trustee.

         If on or prior to the maturity of the bonds of any series the Company shall deposit with the Trustee as trust funds, or shall leave with it if previously so deposited, moneys sufficient to pay all of the bonds of such series, including principal and interest due or to become due to such date of maturity, then such bonds shall no longer be entitled to any lien or benefit under this Indenture.

         SECTION 15.02.  All moneys deposited with the Trustee pursuant to
Section 15.01 hereof shall be held in trust and applied by it to the payment, either directly or through any paying agent, to the holders of the particular bonds and coupons, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

         SECTION 15.03. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provision of this Indenture shall, upon demand of the Company, be repaid to it and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 15.04. In case within six (6) years after the maturity or redemption date of any bond issued hereunder or coupon or interest claim appurtenant thereto any amount deposited or left with the Trustee with respect to such bond or coupon or interest claim shall not have been claimed by the holder thereof entitled thereto, the Trustee shall, upon demand, pay over to the Company, such amount not so claimed; and the Trustee shall thereupon be relieved from all responsibility for such amount to the holder and owner of such bond and coupon and interest claim, and in the event of such payment to the Company the holder of any such bond or coupon or interest claim shall be deemed to be an unsecured creditor of the Company for an amount equivalent to the amount so paid over to the Company with respect to such bond or coupon or interest claim, without interest; provided, however, that before being required to make any such payment to the Company, the Trustee shall, at the expense of the Company, cause to be published once during each of two successive calendar weeks, upon any business day of each such calendar week, in a daily newspaper of general circulation in the City of New Orleans, Louisiana, notice that said moneys remain unclaimed and that after the date named in said notice, which date shall not be less than fifteen (15) days after the date of the first publication of such notice, the balance of such moneys then unclaimed will be returned to the Company.

                                  ARTICLE XVI.

                            MEETINGS OF BONDHOLDERS.

         SECTION 16.01. A meeting of bondholders may be called at any time and from time to time pursuant to the provisions of this Article XVI for any of the following purposes:

                 (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by bondholders pursuant to any of the provisions of Article X hereof;

                 (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article XIV hereof;

                 (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 17.02 hereof; or

                 (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the bonds under any other provision of this Indenture or under applicable law.

         SECTION 16.02. The Trustee may at any time call a meeting of bondholders to take any action specified in Section 16.01 hereof, to be held at such time and at such place in the City of New Orleans, Louisiana, as the Trustee shall determine. Notice of every meeting of bondholders, setting forth the time and the place of such meeting and the action proposed to be taken at such meeting and specifying each series of bonds which would be affected by the proposed action, shall be published at least four times in one daily newspaper of general circulation, in the City of New Orleans, Louisiana, the first publication in any such newspaper to be not less than twenty nor more than one hundred and eighty days prior to the date fixed for the meeting and shall be mailed not less than thirty days before such meeting (i) to each registered holder of bonds, which would be affected by the action proposed to be taken at the meeting, then outstanding hereunder addressed to him at his address appearing on the registry books, (ii) to each holder of any such bond payable to bearer who shall have filed within two years with the Trustee an address for notices to be addressed to him, (iii) to all other bondholders whose names and addresses are preserved at the time by the Trustee, as provided in subsection
(A) of Section 7.02 hereof, and (iv) to the Company addressed to it at 528 Monroe Street, Alexandria, Louisiana, or at such other address as may be designated by the Company from time to time; provided, however, that the mailing of such notice to any bondholder shall in no case be a condition precedent to the validity of any action taken at such meeting.

         For the purposes of this Article and of Article XVII hereof, bonds shall be deemed to be affected by action taken at any meeting if such action adversely affects or diminishes the rights of holders thereof against the Company or against its property. Any modification of the provisions of any sinking fund or other similar fund established in respect of any particular series shall be deemed to affect only the bonds of that series. The Trustee may in its discretion determine whether or not, in accordance with the foregoing, bonds of any particular series would be affected,by action proposed to be taken at a meeting and any such determination shall be conclusive upon the holders of bonds of such series and all other series. Subject to the provisions of Sections 14.02 and 14.03 hereof, the Trustee shall not be liable for any determination made in good faith in connection therewith.

         SECTION 16.03. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten per centrum (10%) in aggregate principal amount of the bonds then outstanding, which would be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of bondholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within twenty days after receipt of such request, then the Company or the holders of bonds in the amount above specified may determine the time and place in the United States of America for such meeting and may call such meeting to take any action authorized in Section 16.01 hereof, by publishing notice thereof as provided in Section 16.02 hereof.

         SECTION 16.04. To be entitled to vote at any meeting of bondholders a person shall (i) be a holder of coupon bonds transferable by delivery of a series which would be affected by the proposed action; or (ii) be a registered holder of bonds of such a series (whether the same be fully registered or registered as to principal); or (iii) be a person appointed by an instrument in writing as proxy for the holder or holders of bonds of such a series by a holder of coupon bonds transferable by delivery or by the holder of a certificate then in effect issued pursuant to Section 11.01 hereof or by a registered holder of bonds (whether the same be fully registered or registered as to principal). The only persons who shall be entitled to be present or to speak at any meeting of bondholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 16.05. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of bondholders, in regard to proof of the holding of bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidences of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of bonds shall be proved in the manner specified in Section 11.01 hereof and the appointment of any proxy shall be proved in the manner specified in said Section 11.01 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, bankers or trust company authorized by said Section 11.01 to certify to the holding of bonds transferable by delivery.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by bondholders as provided in Section 16.03 hereof, in which case the Company or the bondholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

         Subject to the provisions of Section 11.03 hereof, at any meeting each bondholder or proxy shall be entitled to one vote for each and every unit of the lowest principal amount of any of the bonds then outstanding, the holders of which are entitled to vote as in this Article set forth, provided, however, that no vote shall be cast or counted at any meeting in respect of any bond challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of bonds held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other bondholders. Any meeting of bondholders duly called pursuant to the provisions of Sections 16.02 or 16.03 hereof may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

         SECTION 16.06. The vote upon any resolution submitted in accordance with the provisions of Section 16.01 hereof shall be by written ballots on which shall be subscribed the signatures of the holders of bonds or certificates or their representatives by proxy and the serial number or numbers of the bonds held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in Section 16.02 hereof. The record shall show the serial numbers of the bonds voting in favor of any resolution submitted in accordance with the provisions of Section 16.01 hereof. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 16.07. Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of bondholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the bondholders under any of the provisions of this Indenture or of the bonds.

                                 ARTICLE XVII.

                            SUPPLEMENTAL INDENTURES.

         SECTION 17.01. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall not contain any provisions which are in conflict with the Trust Indenture Act of 1939 as then in effect) for one or more of the following purposes:

                 (a) to correct or amplify the description of any property hereby mortgaged or intended so to be or to convey, transfer and assign to the Trustee and subject to the lien of this Indenture, with the same force and effect as though included in the granting clause hereof, additional property then owned by the Company, acquired through consolidation, merger, purchase or otherwise;

                 (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XIII hereof;

                 (c) to set forth the terms and provisions of any series of bonds to be issued hereunder (other than bonds of Series A) and the form of the bonds and coupons of such series;

                 (d) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as its Board of Directors and the Trustee shall consider to be for the protection of the holders of the bonds, and to make the occurrence and continuance of a default in any of such additional covenants, restrictions or conditions a default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the bonds to waive such default; and

                 (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture and which shall not adversely affect the interests of the holders of the bonds.

         The Company shall deliver to the Trustee the resolution of the Board of Directors authorizing any such supplemental indenture together with an opinion of counsel that the proposed supplemental indenture is authorized by and conforms to the requirements of this Section. To the extent permitted by Sections 14.02 and 14.03 the Trustee may rely upon such opinion of counsel as conclusive evidence that any such supplemental indenture complies with the foregoing provisions of this Section.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appro-priate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the bonds at the time outstanding, notwithstanding any of the provisions of Section 17.02 hereof.

         SECTION 17.02. With the consent (evidenced as provided in Section
11.01 hereof) of the holders of not less than seventy-five per centum (75%) in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that anything in this Article to the contrary notwithstanding (a) the bondholders shall have no power to (i) extend the fixed maturity of any bonds, reduce the rate or extend the time of payment of interest thereon or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond without the consent of the holders of each bond which would be so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected; and (b) no action hereinabove specified which would affect the rights of the holders of bonds of one or more but less than all series may be taken unless approved by holders of not less than seventy-five per centum (75%) in principal amount of outstanding bonds of such one or more series taken in the aggregate affected.

         No such supplemental indenture shall contain any provisions which are in conflict with the Trust Indenture Act of 1939 as then in effect, unless all of the bonds then outstanding and then to be issued under this Indenture as supplemented by such Supplemental Indenture shall either be exempt securities, as defined in the Trust Indenture Act of 1939 as then in effect, or are to be issued in a transaction exempt from the provisions thereof.

         Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid and an opinion of counsel to the effect that such supplemental indenture complies with the provisions of this Section, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

         It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in a daily newspaper of general circulation in the City of New Orleans, Louisiana. Any failure of the Company to publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 17.03. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and the holders of bonds of all series outstanding thereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 17.04. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new bonds so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered without cost to the holders of bonds then outstanding, upon surrender of such bonds and, in the case of coupon bonds, with all unmatured coupons and all matured coupons not fully paid, the new bonds so issued to be of an aggregate principal amount equal to the aggregate principal amount of those so surrendered.

                                 ARTICLE XVIII.

                                 MISCELLANEOUS.

         SECTION 18.01. Nothing in this Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding hereunder, any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding hereunder.

         SECTION 18.02. So long as the Company is not in default in the payment of interest on any bonds outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, any money which has been deposited with the Trustee under any of the provisions hereof (other than money which has been deposited with the Trustee for the purpose of effecting payment or redemption of any bonds issued hereunder or interest thereon or which the Trustee has been directed to hold and apply for the purpose of such payment or redemption or which has been deposited with the Trustee pursuant to the provisions of any sinking, purchase, improvement, or other similar fund provided for the bonds of any series) shall, at the request of the Company evidenced by a resolution, be invested or reinvested by the Trustee in any bonds or other obligations of the United States of America designated by the Company, maturing not more than two years from the date of their purchase by the Trustee, and until a completed default specified in Section 10.01 hereof shall have occurred and be continuing, any interest on such bonds and obligations which may be received by the Trustee, shall be forthwith paid to the Company. Such bonds and obligations shall be held by the Trustee as a part of the mortgaged and pledged property and subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds and obligations so sold. If such sale shall produce a net sum less than the cost of the bonds or other obligations so sold, the Company covenants that it will pay promptly to the Trustee such amount of cash as with the net proceeds from such sale will equal the cost of the bonds or other obligations so sold, and if such sale shall produce a net sum greater than the cost of the bonds or obligations so sold, the Trustee shall promptly pay to the Company an amount in cash equal to such excess.

         SECTION 18.03. In the event that any bond issued hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for the redemption thereof, or in the event that any coupon shall not be presented for payment at the due date thereof, the Company, having deposited with the Trustee for the purpose, or having left with it if previously so deposited, moneys sufficient to pay the principal of such bond (and premium, if any), together with all interest due thereon to the date of the maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be, for the use and benefit of the holder thereof, it shall be the duty of the Trustee to hold the moneys, so deposited, for the benefit of the holder of such bond or overdue coupon, as the case may be, subject to the provisions of Section 15.04 hereof.

         SECTION 18.04. Subject to the provisions of Article XIII and Article XIV hereof, whenever in this Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

         SECTION 18.05. If any provision of this Indenture limits, qualifies or conflicts with another provision of this Indenture which would be required to be included in an indenture qualified under the provisions of the Trust Indenture Act of 1939 by any provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

         SECTION 18.06. Whenever, except in Section 17.01 hereof, reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act as approved August 3, 1939.

         SECTION 18.07. Whenever the Trustee shall execute, whether by notarial act or act under private signature, an instrument cancelling this Indenture or releasing any specified property from the lien hereof, the several Clerks of Court and Recorders of Mortgages in and for the respective parishes of the State of Louisiana, in which the mortgaged property is situated, shall be, and they are hereby, expressly authorized, empowered and directed to give effect to such instrument according to its terms and to cancel of record the lien hereof in its entirety, or with respect to such specified property, as the case may be, without being bound to ascertain the authority of the Trustee to execute such instrument, or to inquire as to any facts, required by the provisions hereof for the exercise of such authority, or to inquire as to the application of any money or other property paid or delivered to the Trustee as a condition of the execution of such instrument; it being the intent hereof, without limitation of any other provision of this Indenture, that the Trustee shall be and he is hereby irrevocably appointed special agent and representative of the bondholders for the purpose of cancelling or releasing of record the lien hereof at any time or from time to time.

         SECTION 18.08. The titles of the several Articles of this Indenture shall not be deemed to be any part thereof.

         SECTION 18.09. This Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC., has caused this Indenture to be signed in its corporate name by its President or one of its Vice-Presidents and sealed with the corporate seal attested by its Secretary or one of its Assistant Secretaries and The National Bank of Commerce in New Orleans to evidence its acceptance of the trust hereby created has caused this Indenture to be signed in its corporate name by one of its Vice-Presidents and sealed by its corporate seal attested by one of its Assistant Cashiers, all as of the day and year first above written.

                                  CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                           By /s/ F. H. COUGHLIN
                                                  President.

[SEAL]

Attest: /s/ T.P. STREET
            Secretary.

         Signed, sealed, acknowledged
and delivered by CENTRAL LOUISIANA
ELECTRIC COMPANY, INC., in the
presence of:

/s/ TEMPIE S. HALE

/s/ KATHRYN P. HOLLIS

                                  THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS,

                                  By /s/ F. C. DOYLE
                                         Vice President.

[SEAL]

Attest: /s/ E. C. BOYER
            Assistant Cashier.

         Signed, sealed, acknowledged
and delivered by THE NATIONAL
BANK OF COMMERCE IN NEW ORLEANS in
the presence of:

/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]

STATE OF LOUISIANA        )
                          )
PARISH OF RAPIDES         )


         BE IT KNOWN, That on this 6th day of July, 1950, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared F. H. Coughlin the President and
T. P. Street the Secretary of Central Louisiana Electric Company, Inc., the grantor in the foregoing instrument, to me personally known and known to me to be such officers, respectively, of such Company, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of the Company thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledged that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Company for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Company; that they know the seal of said Company; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Company by the order and authority of the Board of Directors of said Company; and that they signed their names thereto as such officers, respectively, of said Company by like authority.

         In Testimony Whereof, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of Tempie
S. Hale and Kathryn P. Hollis, witnesses of lawful age and domicile, and of me, said Notary Public.


Witness:
/s/ TEMPIE S. HALE
/s/ KATHRYN P. HOLLIS
                                           /s/ F. H. COUGHLIN
                                           ------------------------
                                                         President.

                                           /s/ T. P. STREET
                                           ------------------------
                                                         Secretary.

                                           /s/ [ILLEGIBLE]
                                           ------------------------
                                                     Notary Public.

[SEAL]

           My Commission expires at death or on removal from office.

STATE OF LOUISIANA        )
                          )
PARISH OF ORLEANS         )

         BE IT KNOWN, That on this 6th day of July, 1950, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared F. C. Doyle the Vice President, and E. C. Boyer the Assistant Cashier of The National Bank of Commerce in New Orleans, a national banking association, duly organized and existing under the laws of the United States of America, Trustee under the foregoing instrument, to me personally known and known to me to be such officers, respectively, of said Bank, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers respectively, and who subscribed the name of the said Bank thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledged that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Bank for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Bank; that they know the seal of said Bank; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Bank by the order and authority of the Board of Directors of said Bank; and that they signed their names thereto as such officers, respectively, of said Bank by like authority.

         In Testimony Whereof, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of R. J. Emmer and A. J. Joubert witnesses of lawful age and domicile, and of me, said Notary Public.

Witness:
/s/ R. J. EMMER
/s/ A. J. JOUBERT                          Vice President
                                           /s/ F. C. DOYLE
                                           Assistant Cashier
                                           /s/ E. C. BOYER
                                           Notary Public
                                           /s/ [ILLEGIBLE]
[SEAL]
                 My Commission expires at death.

         United States Internal Revenue documentary tax stamps required in connection with the issuance of $5,500,000 principal amount of Central Louisiana Electric Company, Inc. First Mortgage Bonds, Series A, 3%, dated July 1, 1950, and due July 1, 1980, have been affixed to a counterpart of this Indenture in our possession and cancelled.


                                 THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, AS TRUSTEE,

                                           By /s/ E. C. BOYER
                                             ---------------------------
                                              Assistant Cashier